Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1/A

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

UMB BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

44 0201230
(I.R.S. Employer
Identification No.)

1010 Grand Blvd., Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Mark B. Flannagan, Legal Counsel
UMB Bank, N.A.
Corporate Trust Division
2401 Grand Boulevard
Kansas City, MO 64108
(816) 860-3009
(Name, address and telephone number of agent for service)

DELTA AIR LINES, INC.
(Exact name of obligor as specified in its charter)

Delaware	58-0218548
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Post Office Box 20706
Atlanta, GA	30320-6001
(Address of principal executive offices)	(Zip Code)

8% Senior Notes due 2015
(Title of the indenture securities)

Explanatory Note

This Amendment No. 1 to Form T-1 is being filed to amend and restate Item 16 in order to file a copy of the indenture referred to in Item 4. Accordingly, Items 1 through 15 have been omitted from this amendment and are incorporated by reference herein from the related Form T-1 filed with the Securities and Exchange Commission on March 8, 2007.

Item 1.        List of Exhibits

Listed below are all exhibits as a part of this statement of eligibility.

1.	Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).*

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).*

3.
Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008). *

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008). *

5.	A copy of each Indenture referred to in Item 4.

6.	Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008). *

7.	Report of Condition of the Trustee as of 12/31/06. *

*	Previously filed.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, and State of Missouri, on the second day of May, 2007.

UMB BANK, NATIONAL ASSOCIATION

By:	/s/ Frank C. Bramwell
Frank C. Bramwell, Senior Vice President
Date: May 2, 2007

Exhibit 5

TRUST INDENTURE

between

KENTON COUNTY AIRPORT
BOARD

and

STAR BANK, N.A.
as Trustee

Dated as of February 1, 1992

Authorizing

$419,000,000
Kenton County Airport Board
Special Facilities Revenue Bonds
1992 Series A
(Delta Air Lines, Inc. Project)

$19,000,000 Kenton County Airport Board Special Facilities Revenue Bonds
1992 Series B
(Delta Air Lines, Inc. Project)

TABLE OF CONTENTS

(This Table of Contents is not a part of the Indenture and is for convenience only. The captions herein are of no legal effect and do not vary the meaning or legal effect of any part of the Indenture.)

Table of Contents – Page i

Table of Contents – Page ii

Table of Contents – Page iii

Table of Contents – Page iv

Table of Contents – Page v

EXHIBIT A - Form of Bonds, Certificates of Authentication and Registration of Transfer

Table of Contents – Page vi

TRUST INDENTURE

THIS TRUST INDENTURE, dated as of February 1, 1992, is made by and between KENTON COUNTY AIRPORT BOARD (the “Issuer”), a public body corporate and politic duly organized and validly existing under the Constitution and laws of the Commonwealth of Kentucky, including, inter alia, Chapter 183 of the Kentucky Revised Statutes, and STAR BANK. N.A., as trustee (the “Trustee”), a national banking association duly organized and validly existing under the laws of the United States and duly authorized to exercise the trusts accepted hereunder (the capitalized terms used in the recitals and granting clauses are used as defined in Article I hereof),

WITNESSETH:

WHEREAS, the Issuer is authorized under the provisions of the Act to issue its bonds for the purpose of financing qualified airport facilities, as provided by the Code; and

WHEREAS, in furtherance of its statutory purposes, and pursuant to its Bond Resolution duly adopted on February 13, 1992, the Issuer has authorized the issuance and sale of its Special Facilities Revenue Bonds, 1992 Series A (Delta Air Lines, Inc. Project) in the aggregate principal amount of $419,000,000 (the “1992 Series A Bonds”) and (ii) its Special Facilities Revenue Bonds, 1992 Series B (Delta Air Lines, Inc. Project), in the aggregate principal amount of $19,000,000 (the “1992 Series B Bonds”), such 1992 Series A Bonds and the 1992 Series B Bonds ranking on a basis of parity and equality with one another and with any Additional Bonds hereafter issued under authority of this Indenture and being ratably secured by this Indenture; and

WHEREAS, the Issuer and the Company have entered into a Lease Agreement, dated as of February 1, 1992 (the “Agreement”), pursuant to which the Issuer will issue the 1992 Series A and B Bonds for the financing of the Project Facilities, hereinafter defined (the proceeds of the 1992 Series A and B Bonds being applied to separate, discrete components of the Project Facilities), which Project Facilities will be governmentally owned by the Issuer, and will lease certain of the Project Facilities to the Company in accordance with restrictions provided in the Code; and

WHEREAS, the Agreement further provides that in consideration of the application of the proceeds of the 1992 Series A and B Bonds to the financing of the Project Facilities and the leasing of the Project Facilities to the Company, the Company will agree to pay rents as stipulated in the Agreement sufficient to pay the principal of, redemption premium (if any) and interest on, the 1992 Series A and B Bonds whether at maturity, upon redemption, or otherwise, and payment of the purchase price of any 1992 Series A and B Bonds required to be purchased pursuant to Section 2.02 at the times required by such Section; and

WHEREAS, the Issuer, to secure payment of the 1992 Series A and B Bonds, will assign its right, title and interest in the Agreement (except for certain Unassigned Rights, as therein described) to the Trustee for the benefit of the Owners of the Bonds;

NOW. THEREFORE. for and in consideration of these premises and the mutual covenants herein contained, of the acceptance by the Trustee of the trusts hereby created, and of the purchase and acceptance of the Bonds by the Owners thereof from time to time, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to secure the payment of the principal of or purchase price and interest on and any redemption premium on the Bonds which are: at any time Outstanding under this Indenture according to their tenor and effect, and the performance and observance by the Issuer of all the covenants and conditions expressed or implied herein and contained in the Bonds, the Issuer does hereby grant, bargain, sell, convey, assign, transfer and set over to the Trustee, its successors in trust and their assigns forever, without recourse, the Trust Estate;

TO HAVE AND TO HOLD all of the Trust Estate with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended so to be, to the Trustee, its successors in trust and their assigns forever; nevertheless, to inure to the use and benefit of the Owners of all the Bonds, for the securing of the observance or performance of all the terms, provisions and conditions herein contained and for the equal and proportionate benefit and security of all and singular the present and future Owners of the Bonds issued and secured hereunder, without preference, priority, prejudice or distinction as to lien or otherwise, of anyone Bond over any other to the end that each Owner of a Bond secured by this Indenture shall have the same rights, privileges and liens under and by virtue of this Indenture;

PROVIDED HOWEVER, that if, after the right, title and interest of the Trustee in and to the Trust Estate shall have ceased, terminated and become void in accordance with Article VIII hereof, then and in that case these presents and the estate and rights hereby granted shall cease, determine and be void, and thereupon the Trustee shall cancel and discharge this Indenture and execute and deliver to the Issuer and the Company such instruments in writing as shall be requisite to evidence the discharge hereof; otherwise this Indenture shall be and remain in full force and effect.

THIS TRUST INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and the Trust Estate and the other estates and rights hereby granted are to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective Owners, from time to time, of the Bonds, as follows:

(Article I begins on the following page)

ARTICLE I.

DEFINITIONS

SECTION 1.01.    Definitions. The terms defined in this Article shall, for all purposes of this Indenture, have the meanings herein specified, unless the context clearly requires otherwise. All words and phrases defined in Article I of the Agreement shall have the same meanings, respectively, when used in this Indenture.

“Act” shall mean Sections 103.200 to 103.285, inclusive, of the Kentucky Revised Statutes.

“Additional Bonds” shall mean any additional Series of Bonds issued under and pursuant to the provisions of Section 2.10 of this Indenture and, unless the context otherwise requires, any Refunding Bonds issued under and pursuant to the provisions of Section 2.11 of this Indenture.

“Agreement” shall mean the Lease Agreement, dated as of February 1, 1992, between the Issuer and the Company, and any and all modifications, alterations, amendments and supplements thereto.

“Airport” shall mean the Cincinnati/Northern Kentucky International Airport located in Boone County, Kentucky, together with any improvements thereto or enlargements thereof and all functionally related and subordinate facilities related thereto.

“Alternate Credit Facility” shall mean an irrevocable letter of credit (other than an Alternate Letter of Credit), a municipal bond insurance policy, a surety bond, line or lines of credit or other similar agreement or agreements or any other agreement or agreements used to provide liquidity or credit support for all or any portion of the Bonds of a Series, satisfactory to the Company and containing administrative provisions reasonably satisfactory to the Trustee, issued and delivered to the Trustee in accordance with Section 4.11(b) of this Indenture.

“Alternate Letter of Credit” shall mean an irrevocable letter of credit issued and delivered to the trustee with respect to a Series of Bonds in accordance with Section 4.1l(a) of this Indenture.

“Authenticating Agent” shall mean the Registrar and any additional or successor Authenticating Agent as may be appointed from time to time pursuant to Section 10.26.

“Authorized Company Representative” shall mean the person or persons at the time designated to act on behalf of the Company by written certificate furnished to the Issuer and the Trustee containing the specimen signature of each such. person and signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, Senior Vice President - Technical Operations, Senior Vice President - Stations, Vice President - Treasurer and such other officers as may be designated by the Chief Executive Officer.

“Authorized Issuer Representative” shall have the meaning set forth in the Agreement.

“Authorized Denominations” shall mean: (i) with respect to any Long-Term Interest Rate Period, $5,000 and any integral multiple thereof; and (ii) with respect to any Short-Term Interest Rate Period or Weekly Interest Rate Period, $100,000 and any integral multiple thereof.

“Available Moneys” means (a) with respect to any date on which a payment is due on the Bonds of a Series during the term of any Credit Facility with respect to such Bonds (i) moneys which have been paid to the Trustee by the Company and have been on deposit with the Trustee in a separate and segregated account or accounts or sub-account or sub-accounts for at least 183 days during and prior to which no Event of Bankruptcy shall have occurred (the “Aging Period”), (ii) proceeds on deposit with the Tender Agent of such Bonds from the remarketing by the Remarketing Agent for such Bonds, which were at all times since their receipt by such Tender Agent held in a separate and segregated account or accounts or sub-account or sub-accounts in which no moneys which were not Available Moneys were at any time held, (iii) moneys drawn under such Credit Facility which at all times since their receipt by the Trustee or such Tender Agent were held in a separate and segregated account or accounts or sub-account or sub-accounts in which no moneys (other than those drawn under such Credit Facility) were at any time held, (iv) proceeds from the issuance and sale of other Bonds of the Issuer if there is delivered to the Trustee at the time of issuance and sale of such bonds an opinion of Bankruptcy Counsel (which may assume that no Bondholder is an “insider” as defined in the Bankruptcy Code) to the effect that the use of such proceeds to pay the principal of, premium, if any, purchase price or interest on the Bonds would not be avoidable as preferential payments under Section 547 of the Bankruptcy Code if an Event of Bankruptcy shall have occurred, and (v) investment earnings on any of the moneys described in clauses (i), (ii), (iii) or (iv) of this definition and (b) with respect to any payment date on the Bonds of a Series not occurring during the term of a Credit Facility with respect to such Bonds, any moneys furnished to the Trustee or such Tender Agent and the proceeds from the investment thereof.

“Bank” means, with respect to any Letter of Credit provided for Bonds of any Series, the Issuer of such Letter of Credit, or its successors and assigns. “Principal Office” of the Bank shall mean the office of the Bank as set forth in Section 14.08, or such other office of the Bank as it may designate in writing to the Issuer, the Trustee, the Tender Agent, the Paying Agent, the Authenticating Agent, the Remarketing Agent, the Registrar, and the Company.

“Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code, as amended).

“Bankruptcy Counsel” shall mean Counsel of nationally recognized expertise in bankruptcy matters (which may be Bond Counsel).

“Bond” or “Bonds” shall mean the bonds authorized to be issued under this Indenture, including, inter alia, the 1992 Series A and B Bonds and all Additional Bonds.

“Bond Counsel” shall mean an attorney or a firm of attorneys, designated by the Company, of nationally recognized standing in matters pertaining to the tax-exempt nature of interest on bonds issued by states and their political subdivisions, duly admitted to the practice of law before the highest court of any State of the United States of America.

“Bond Fund” shall mean the fund created by Section 4.01.

“Bond Interest Term” shall mean, with respect to any Bond of a Series, each period established in accordance with Section 2.01(g) during which such Bond shall bear interest at a Bond Interest Term Rate.

“Bond Interest Term Rate” shall mean with respect to each Bond, a term, non-variable interest rate on such Bond established periodically in accordance with Section 2.0l(g).

“Bond Purchase Fund” shall mean the fund so designated which is established with the Tender Agent pursuant to the Tender Agreement and Section 13.01(b)(ii). No moneys realized pursuant to the exercise of rights by the Trustee under the Credit Facility shall be deposited into, or constitute a part of, the Bond Purchase Fund.

“Bond Year” means, during the period while any Series of Bonds remain Outstanding, the annual period provided for the computation of Excess Earnings under Section”148(f}(2} of the Code and Treasury Regulations 1-148-8T(b)(2) promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or any other day on which banks located in any of the cities in which the Principal Offices of the Trustee, the Tender Agent, the Paying Agent, the Registrar, the Remarketing Agent, the Company, the Authenticating Agent or the issuer of any Credit Facility is located is authorized or required to remain closed.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the final, proposed and temporary United States Treasury Regulations thereunder, as the same may be in effect from time to time, to the extent the same are applicable, unless the context clearly requires otherwise.

“Commonwealth” shall have the meaning set forth in the Agreement.

“Company” shall mean Delta Air Lines, Inc., a corporation organized and existing under the laws of the State of Delaware, and duly qualified to do business in the Commonwealth, its successors and their assigns and any transferee entity to the extent permitted by Section 6.01 of the Agreement.

“Company Account” shall mean the account bearing such name which is created by the Tender Agreement.

“Completion Date” shall have the meaning set forth in the Agreement.

“Construction Fund” means the fund of such name created by Section 5.01 of this Indenture.

“Costs of Construction” shall have the meaning set forth in Section 5.01 of this Indenture.

“Counsel” shall mean an attorney or a firm of attorneys admitted to practice law in the highest court of any state in the United States of America or in the District of Columbia.

“Credit Bank,” initially, shall mean, with respect to the Bonds of a Series secured by a Credit Facility, the Bank, and, upon the effectiveness of an Alternate Letter of Credit or an Alternate Credit Facility, shall mean the bank or banks or other financial institution or financial institutions issuing such Alternate Letter of Credit or Alternate Credit Facility. In the case of any Alternate Letter of Credit or Alternate Credit Facility to which more than one bank or financial institution is a party, notices required by this Indenture to be given to the Credit Bank may be given to the bank or financial institution under such Credit Facility appointed to act as agent for all such banks or financial institutions.

“Credit Bank Account” shall mean the account bearing such name or any like or similar account which is created pursuant to the Tender Agreement.

“Credit Facility” shall mean (i) initially, with respect to the Bonds of a Series, the Letter of Credit, if any, and upon the effectiveness of an Alternate Letter of Credit or an Alternate Credit Facility with respect to such Bonds, shall mean such Alternate Letter of Credit or Alternate Credit Facility.

“Date of Issuance” means, with respect to any Series of Bonds, the date of original issuance and delivery of such Series of Bonds.

“Determination of Taxability” shall have the meaning given to such term in Section 9.02 of the Agreement.

“DTC” means The Depository Trust Company, New York, New York, or its nominee, or its successors and assigns, or any other depository performing similar functions.

“Duff” shall mean Duff & Phelps, Inc., a corporation organized and existing under the laws of the State of New York, its successors and their assigns, and, if such corporation shall be dissolved or liquidated, or shall no longer perform the functions of a securities rating agency, “Duff” shall be deemed to refer to any other nationally recognized securities rating agency (other than Moody’s and S&P) designated by the Company, with the approval of the Remarketing Agent, by notice to the Trustee, the Tender Agent and the Issuer.

“Escrow Bonds” shall have the meaning given to such term in the Tender Agreement.

“Event of Bankruptcy” means the commencement of a case by or against the Company or the Issuer under the Bankruptcy Code or under any other domestic bankruptcy act or any similar act which hereafter may be enacted (other than such proceedings initiated by the Company or the Issuer against third parties), unless such case shall have been dismissed and such dismissal shall be final and not subject to appeal.

“Event of Default” shall mean any of the events described in Section 9.01.

“Excess Earnings” means, separately, in the case of each of the Series of Bonds issued pursuant to authority of this Indenture, an amount equal to the sum of (i) plus (ii) where:

(i)     is the excess of

(a)    the aggregate amount earned from the Date of Issuance on all nonpurpose investments in which gross proceeds of a Series of Bonds are invested (other than investments attributable to an excess described in this clause (i)), over

(b)    the amount that would have been earned if such nonpurpose obligations (other than investments attributable to an excess described in this clause (I)) were invested at a rate equal to the yield on such Bonds; and

(ii)    is any income attributable to the excess described in clause (i).

The sum of (i) plus (ii) shall be determined in accordance with section 148(f)(2) of the Code. As used herein, the terms “gross proceeds”, “nonpurpose investments” and “yield” have the meanings assigned to them for purposes of Section 148(f)(6) of the Code and applicable Income Tax Regulations.

“Facility Rentals” means the rentals required to be paid by the Company for the rental of the Project Facilities, pursuant to Section 4.03(a) of the Agreement.

“Favorable Opinion of Bond Counsel” shall mean an opinion of Harper, Ferguson & Davis, or other Bond Counsel, addressed to the Issuer, the Remarketing Agent, the Company and the Trustee to the effect that the action proposed to be taken is authorized or permitted by the laws of the Commonwealth and this Indenture and will not adversely affect any exclusion from gross income for federal income tax purposes of interest on a Series of the Bonds.

“Government Obligations” shall mean direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America.

“Guaranty” means the Guaranty dated as of February I, 1992, from the Company to the Trustee.

“Indenture” shall mean this Trust Indenture, and any amendments or supplements hereto.

“Interest Accrual Date” shall mean (i) with respect to any Weekly Interest Rate Period for Bonds of a Series, the first day thereof, and, thereafter, the first Wednesday of each month during that Weekly Interest Rate Period, (ii) with respect to any Long-Term Interest Rate Period for Bonds of a Series, the first day thereof and, thereafter, each Interest Payment Date in respect thereof, other than the last such Interest Payment Date, and (iii) with respect to each Bond Interest Term within a Short-Term Interest Rate Period for Bonds of a Series, the first day thereof.

“Interest Payment Date” shall mean, (a) with respect to the 1992 Series A and B Bonds, (i) with respect to any Weekly Interest Rate Period, the first Wednesday of each calendar month, or, if such first Wednesday shall not be a Business Day, the next succeeding Business Day, (ii) with respect to any Long-Term Interest Rate Period, the first day of a month and the first day of each sixth month thereafter, as determined by the Company, or if any of such days shall not be a Business Day, the next succeeding Business Day, the first Interest Payment Date during a Long-Term Interest Rate Period being the first day of such months which is at least 90 days from the first day of such Long-Term Interest Rate Period, (iii) with respect to any Bond Interest Term, the day next succeeding the last day thereof, and (iv) with respect to each Interest Rate Period, the day next succeeding the last day thereof; and (b) with respect to any Series of Additional Bonds, the date or dates specified in the Supplemental Indenture providing for the issuance thereof.

“Interest Rate Period” shall mean, with respect to Bonds of a Series, any Weekly Interest Rate Period, Short-Term Interest Rate Period or Long-Term Interest Rate Period.

“Investment Securities” shall mean any of the following obligations or securities: (a) Government Obligations; (b) obligations issued or guaranteed by any person controlled or supervised by and acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States; (c) negotiable or non-negotiable certificates of deposit and time deposits issued by any bank, trust company or national banking association having combined capital, surplus and undivided profits of not less than $100,000,000 (including the Trustee, the Paying Agent, the Registrar, the Tender Agent, the Authenticating Agent and the Credit Bank); (d) unsecured promissory notes of industrial, utility or financial corporations issued directly or through a dealer rated at least P-l, A-I, or Duff-l or their equivalent, by either Moody’s, S&P or Duff, respectively, or their successors; (e) bankers acceptances drawn on and accepted by commercial banks having combined capital, surplus and undivided profits of not less than $100,000,000; (f) public housing bonds issued by public housing authorities and fully secured as to the payment of both principal and interest by a pledge of annual contributions under an annual contributions contract or contracts with the United States of America; or public notes issued by public housing authorities or public notes issued by local public agencies, in each case, fully secured as to the payment of both principal and interest by a requisition or payment agreement with the United States of America; (g) corporate bonds rated at least “AA” or its equivalent by either Moody’s, S&P or Duff, or their successors; (h) repurchase agreements fully secured by obligations of the type specified in (a) through (g) above (excluding those obligations described in (c) and. (d)); (i) bonds or other obligations of any county, municipal corporation, school district, political subdivision, authority, or body of any state or bonds or obligations of the Commonwealth or its agencies which, in any case, are rated by a nationally recognized rating agency in any of its three highest Rating Categories; (j) any other investments to the extent then permitted by law, including any tax-exempt bond or any investments not treated as “investment property” as defined in Section l48(b)(2) of the Code, as described in Treasury Notice 87-22 released February 24, 1987 and income tax regulations promulgated in respect thereto and (k) any mutual fund or unit investment trust which represents investments in underlying securities consisting only of the Investment Securities described in clauses (a) through (j) hereof, provided, however, that no such moneys shall ever be invested or reinvested in any obligations, direct or indirect, of the Company or any “prohibited payment” as described in the income tax regulations promulgated under Section 148(f) of the Code or any applicable successor regulations. The Trustee may make any and all such investments through its own investment department. Investments or deposits in certificates of deposit or pursuant to investment contracts shall not be made without compliance, at or prior to such investment or deposit, with the requirements of applicable Treasury Regulations.

“Issuer” shall mean the Kenton County Airport Board, a public body corporate and politic duly organized and validly existing under the laws of the Commonwealth, or, if such entity shall be abolished, the authority, board, body, commission or agency succeeding to the principal functions thereof or to which the powers and duties granted or imposed by the Indenture shall be given by law.

“Letter of Credit” shall mean, with respect to the Bonds of a Series, the first irrevocable letter of credit, if any, originally issued to the Trustee by the Bank on the Date of Issuance of such Bonds, as the same may be amended, supplemented or extended.

“Long-Term Interest Rate” shall mean, with respect to Bonds of a Series, a term, non-variable interest rate on such Bonds established in accordance with Section 2.0l(f).

“Long-Term Interest Rate Period” shall mean each period during which a Long-Term Interest Rate is in effect, with respect to the Bonds of a Series.

“Moody’s” shall mean Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such Corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency (other than S&P and Duff) designated by the Company, with the approval of the Remarketing Agent, by notice to the Trustee, the Tender Agent and the Issuer.

“Outstanding,” when used in reference to the Bonds, shall mean, as at any particular date, the aggregate of all Bonds authenticated and delivered under this Indenture except:

(a)    those Bonds cancelled at or prior to such date or delivered to or held by the Registrar at or prior to such date for cancellation;

(b)    those Bonds deemed to be paid in accordance with Article VIII;

(c)    those Bonds in lieu of or in exchange, replacement or substitution for which other Bonds shall have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee, the Registrar and the Company is presented that such Bond is held by a bona fide holder in due course; and

(d)    Undelivered Bonds where funds in the amount of the purchase price of such Bonds are available for payment to the Owner(s) thereof on the date and at the time specified for the pertinent tender.

“Owner” shall mean the person or entity in whose name any Bond is registered upon the registration books maintained pursuant to Section 2.08.

“Paying Agent” shall mean the Trustee, and, with respect to the 1992 Series A and B Bonds, shall also mean any additional paying agent or agents appointed in accordance with Section 10.21, and with respect to a Series of Additional, Bonds shall mean any Paying Agent or successor or additional Paying Agent appointed pursuant to Section 10.21 hereof. If two or more paying agents have been appointed and are acting in such capacity, each shall be considered to be a co-paying agent. “Principal Office” of the Paying Agent shall mean the address set forth in Section 14.08. With respect to any successor paying agent or agents, the term “Principal Office” shall mean such other office or offices thereof designated in writing to the Issuer, the Trustee, the Company, the Registrar, the Tender Agent, the Authenticating Agent and the Remarketing Agent.

“Project Facilities” shall mean the Project Facilities as defined in the Agreement.

“Rating Category” shall mean a generic securities rating category, without regard, in the case of a long-term rating category, to any refinement or gradation of such long-term rating category by a numerical modifier or otherwise.

“Rebate Fund” shall mean the fund created by Section 4.09.

“Receipts and Revenues” shall mean (a) the Facility Rentals, (b) all other moneys received or to be received by the Trustee (for the account of the Issuer) in respect of repayment of the 1992 Series A and B Bonds and any issues of Additional Bonds, including, without limitation, moneys in the Bond Fund and any other such moneys received in connection with any Series of Additional Bonds and (c) all income and profit from the investment of the foregoing moneys. The term “Receipts and Revenues” does not include (i) any moneys or investments in any Rebate Funds, (ii) moneys realized pursuant to the exercise of rights by the Trustee under the Credit Facility (iii) moneys held by the Tender Agent in any Bond Purchase Fund established pursuant to the Tender Agreement and Section 13.01(b)(ii) hereof and (iv) moneys and securities held by the Trustee pursuant to Section 8.01 hereof for payment to Owners of Bonds.

“Record Date” shall mean, with respect to any Series of Bonds, (a) with respect to any Interest Payment Date in respect of any Weekly Interest Rate Period or any Bond Interest Term, the Business Day immediately preceding such Interest Payment Date, and (b) with respect to any Interest Payment Date in respect of any Long-Term Interest Rate Period, the fifteenth day of the calendar month next preceding such Interest Payment Date.

“Refunding Bonds” shall mean anyone or more series of Bonds authorized to be issued by the Issuer pursuant to Section 2.11 of this Indenture.

“Registrar” shall mean the registrar or registrars appointed in accordance with Section 10.23 and any successor or additional Registrar appointed in accordance with Section 10.23 with respect to a Series of Bonds. “Principal Office” of the Registrar shall mean the principal office of the Registrar set forth in Section. 14.08, or such other office thereof designated in writing to the Issuer, the Trustee, the Credit Bank, the Tender Agent, the Paying Agent, the Authenticating Agent, the Remarketing Agent and the Company.

“Reimbursement Agreement” shall mean, with ,respect to any Series of Bonds, the Reimbursement Agreement between the Company and the Bank pursuant to which the Letter of Credit, if any, is issued by the Bank, as the same may be amended or supplemented, or such other agreement or agreements as may be entered into from time to time between the Company and the provider of any Alternate Letter of Credit or Alternate Credit Facility.

“Remarketing Account” shall mean the account so designated which is created pursuant to the Tender Agreement.

“Remarketing Agent” shall mean, with respect to a Series of Bonds, the initial and any successor or additional remarketing agent, if any, appointed for such Series of Bonds in accordance with Section 13.01(a) hereof. “Principal office” of the Remarketing Agent shall mean the address for the Remarketing Agent set forth in Section 14.08, or such other office thereof designated in writing to the Issuer, the Trustee, the Registrar, the Tender Agent, the Paying Agent, the Credit Bank, the Company and the Authenticating Agent.

“Remarketing Agreement” shall mean, with respect to a Series of Bonds, the Remarketing Agreement, if any, entered into in connection with such Series of Bonds and designated as a remarketing agreement pursuant to this Indenture and any Supplemental Indenture providing for the issuance thereof and any supplements or amendments thereto.

“Reserved Rights” shall mean the following rights of the Issuer under the Agreement which are assigned to the Trustee hereunder but which are also reserved and may be enforced by the Issuer:

(i)     to receive any notices provided for under the Agreement;

(ii)    to enforce the tax covenants of Section 6.16 of the Agreement; and

(iii)   all rights and remedies with respect to the foregoing Reserved Rights.

“Series” or “Series of Bonds” means any series of Bonds issued pursuant to authority of this Indenture.

“S&P” shall mean Standard & Poor’s Corporation, a corporation organized and existing under the laws of the State of New York, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency (other than Moody’s and Duff) designated by the Company, with the approval of the Remarketing Agent, by notice to the Trustee, the Tender Agent, the Authenticating Agent and the Issuer.

“Short-Term Interest Rate Period” shall mean each period, comprised of Bond Interest Terms, during which Bond Interest Term Rates are in effect.

“Special Record Date” shall mean, with respect to any Bond, the date established by the Registrar in connection with the payment of overdue interest on that Bond pursuant to Section 2.0l(k).

“Stated Amount” with respect to any Credit Facility, shall have the meaning given such term in such Credit Facility.

“Supplemental Indenture” shall mean any indenture of the Issuer modifying, amending or supplementing this Indenture for any purpose.

“Tax Counsel” shall mean any nationally recognized attorney or firm of attorneys experienced in matters relating to the tax exemption of interest on bonds of States and their political subdivisions, including Bond Counsel.

“Tender Agent” shall mean, with respect to a Series of Bonds, the initial and any successor tender agent appointed in accordance with Section 13.01(b) and any additional Tender Agent appointed in accordance with Section 13.01(b) with respect to any such Series of Bonds. “Principal Office” of the Tender Agent shall mean the address of the Tender Agent set forth in Section 14.08 hereof or in a Supplemental Indenture or such other office thereof designated in writing to the Issuer, the Trustee, the Registrar, the Paying Agent, the Authenticating Agent, the Company, the Credit Bank and the Remarketing Agent.

“Tender Agreement” shall mean (i) with respect to any Series of Bonds, the tender agent agreement, if any, entered into in connection with such Series of Bonds and designated a tender agent agreement pursuant to this Indenture or any Supplemental Indenture providing for the issuance thereof and any supplements or amendments thereto.

“Trust Estate” shall mean all right, title and interest of the Issuer in and to the Agreement (except for Unassigned Rights but including Reserved Rights), including without limitation (a) the proceeds of the 1992 Series A and B Bonds, pending their disbursement (b) the proceeds of any Series of Additional Bonds, pending their disbursement, (c) with respect to the Owners of Bonds secured by a Credit Facility, the specific moneys realized pursuant to the exercise of rights by the Trustee under such Credit Facility, (d) the Receipts and Revenues, (e) all moneys and obligations which at the time are deposited or are required to be deposited with, or are held or are required to be held by or on behalf of the Trustee or any Paying Agent in trust under any of the provisions of this Indenture (other than in the Rebate Fund) and (f) all other rights, titles and interests which at such time are subject to the lien of this Indenture, provided, that there are excluded from the foregoing (i) moneys or obligations deposited with or paid to the Trustee or any Paying Agent for the redemption or payment of Bonds which are deemed to have been paid in accordance with Article VIII hereof, (ii) funds held pursuant to Section 4.06 hereof, (iii) any moneys or obligations held by the Trustee in any Rebate Fund and (iv) moneys held in any Bond Purchase Fund pursuant to Section 13.01(b)(ii) hereof.

“Trustee” shall mean Star Bank, N.A., Cincinnati, Ohio, and any successor thereto and co-trustee appointed pursuant hereto. “Principal Office” of the Trustee shall mean the principal corporate trust office of the Trustee, which office at the date of acceptance by the Trustee of the duties and obligations imposed on the Trustee by this Indenture is located at the address specified in Section 14.08.

“Unassigned Rights” shall mean all (i) rights and remedies of the Issuer under the Agreement with respect to Sections 3.01, 3.02, 3.03 (except with respect to the rights of the Trustee regarding the application of proceeds of Bonds), 3.04 (except with respect to the rights of the Trustee as provided therein), 3.05, 3.06, 3.08, 5.01, 5.02, 5.03, 5.04 (except with respect to all rights, duties and obligations regarding the application of moneys derived thereunder to the redemption, purchase or defeasance of Bonds as provided in such Section 5.04, which rights, duties and obligations are expressly assigned to the Trustee), 5.05, 5.06, 6.03, 6.04, 6.06, 6.07, 6.09, 6.13, 6.16, 7.01, (except with respect to all rights, duties and obligations regarding the application of moneys derived thereunder to the redemption, purchase or defeasance of Bonds as provided in such Section 7.01, which rights, duties and obligations are expressly assigned to the Trustee), 7.02 (except with respect to all rights, duties and obligations regarding the application of moneys derived thereunder to the redemption, purchase or defeasance of Bonds as provided in such Section 7.02, which rights, duties and obligations are expressly assigned to the Trustee), 8.07 (except with respect to all rights, duties and obligations regarding the application of moneys derived thereunder to the redemption, purchase or defeasance of Bonds as provided in such Section 8.07, which rights, duties and obligations are expressly assigned to the Trustee), 10.04 and (ii) the rights of the Issuer to amounts payable under Section 6.08 of the Agreement, which expressly are not assigned to the Trustee but are reserved solely to and may be enforced solely by the Issuer and shall not constitute part of the Trust Estate.

“Undelivered Bonds” shall mean any Bond so designated in accordance with the provisions of Section 2.02(f).

“Weekly Interest Rate” shall mean a variable interest rate on the Bonds of a Series established in accordance with Section 2.01(e).

“Weekly Interest Rate Period” shall mean each period during which a Weekly Interest Rate is in effect.

“1992 Series A Bonds” shall mean the Series of Bonds authorized pursuant to Section 2.01(b) of this Indenture.

“1992 Series B Bonds” shall mean the Series of Bonds authorized pursuant to Section 2.01(b)(2) of this Indenture.

“1992 Series A and/or B Bonds” shall mean the 1992 Series A Bonds and/or the 1992 Series B Bonds authorized pursuant to this Indenture.

SECTION 1.02.    Interpretation. Any reference herein to the Issuer or to any member or officer thereof includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

Any reference to a section or provision of the Constitution of the Commonwealth or the Act, or to a section, provision or chapter of the Kentucky Revised Statutes, as amended, or to any statute of the United States of America, includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Owners of the Bonds, the Trustee or the Company under this Indenture.

Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms “hereof”, “hereby”, “herein”, “hereto”, “hereunder” and similar terms refer to this Indenture; and the term “hereafter” means after, and the term “heretofore” means before, the date of effectiveness of this Indenture. Words of any gender include the correlative words of other genders, unless the sense indicates otherwise.

Any reference to an Article number (e.g., Article IV) or a Section number (e.g., Section 5.01) shall be construed to be a reference to the designated Article number or Section number hereof unless the use or context clearly indicates otherwise.

SECTION 1.03.    Captions and Headings. The captions and headings in this Indenture are solely for the convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

ARTICLE II.

THE BONDS

SECTION 2.01.    Issuance of Bonds.

(a)    Pursuant to authority of the Act, there is hereby established and created under this Indenture an issue of revenue Bonds of the Issuer, to be known and designated as the “Kenton County Airport Board Special Facilities (Adjustable Tender) Revenue Bonds (Delta Air Lines, Inc. Project).” The Bonds may be issued hereunder in series from time to time as hereinafter provided in this Section 2.01 and Sections 2.10 and 2.11. The Bonds may be issued as separate series in any Interest Rate Period authorized by this Indenture, subject to all of the provisions hereof. Subject to the provisions of this Section 2.01 and Sections 2.10 and 2.11, the aggregate principal amount of Bonds which may be issued hereunder and secured hereby and be Outstanding at any time is not limited as to amount, except as may otherwise hereafter be provided by law. The Bonds shall be equally and ratably secured hereunder by the assignments, pledges and charges made or created herein of or on the properties of the Trust Estate for the payment and security of the Bonds and by a co-equal lien thereon, without priority by reason of series, number, date of execution hereof or of any Supplemental Indenture providing for the issuance thereof, date of Bonds, date of sale, date of execution, date of authentication, date of issuance, date of delivery, or otherwise, and without regard to which section hereof the Bonds are issued under. Any Series of Bonds may be independently secured by a Letter of Credit or other Credit Facility. The aforesaid lien and charge of the Bonds shall constitute a prior and superior lien and charge on the Receipts and Revenues and the other moneys and securities from time to time held hereunder, subject only to the provisions of this Indenture permitting the application of the Receipts and Revenues and such other moneys and securities for the purposes and on the terms and conditions hereof, over and ahead of any claims (whether in tort, contract or otherwise and irrespective of whether or not the parties possessing such claims have notice of the foregoing pledges, liens or charges), encumbrances or obligations of any nature hereafter arising or incurred, and over and ahead of all other indebtedness payable from or secured by the Receipts and Revenues and such other moneys and securities which may hereafter be created and incurred. The foregoing pledges, liens, charges, and assignments to the Trustee shall be valid and binding from the time of the delivery of and payment for the Bonds issued hereunder, and the moneys representing the Receipts and Revenues shall thereupon be immediately subject to the pledge, lien and charge hereof upon receipt thereof by the Issuer or the Trustee or the Registrar hereunder without any physical delivery or further act.

Except as expressly provided herein or in the Bonds, the covenants and agreements herein set forth to be performed by the Issuer shall be for the equal and proportionate benefit, security and protection of all Owners of the Bonds without preference, priority or distinction as to payment or security or otherwise (except as to maturity and except as to the separate security for any Series of Bonds of specific Letters of Credit or Credit Facilities and except as to sinking fund accounts or other funds or accounts which may be established) of any of the Bonds over any of the others for any reason or cause whatsoever and all Bonds shall rank pari passu and shall be secured equally and ratably hereunder without discrimination or preference whatsoever.

No Owner of a Bond shall be required to see that the moneys derived from such Bond are applied to the purpose or purposes for which the Bond is issued. The validity of the Bonds shall neither be dependent upon nor affected by the validity or regularity of any proceedings or contracts relating to the acquisition, construction, improvement, equipping or furnishing of the Project Facilities, nor the use and application of the proceeds of the Bonds.

Nothing herein shall prevent the Company from affording any particular Series of Additional Bonds additional or different security through a Credit Facility or Alternate or substitute Credit Facility or by providing no such credit facility, or by the establishment of separate funds and accounts with respect to a particular Series of Additional Bonds, or otherwise.

(b) (1)  1992 Series A Bonds. There is hereby authorized for issuance and delivery under this Indenture, for the purpose of financing a portion of the Costs of Construction of certain of the Project Facilities, described in Exhibit A to the Agreement, a Series of 1992 Series A Bonds, entitled to the benefit, protection and security of this Indenture, limited in aggregate principal amount to $419,000,000 (excluding any 1992 Series A Bonds which may be authenticated in exchange for, in substitution for or otherwise in lieu of, other 1992 Series A Bonds pursuant to any provisions of this Indenture). The 1992 Series A Bonds shall be designated by the title “Kenton County Airport Board Special Facilities Revenue Bonds, 1992 Series A (Delta Air Lines, Inc. Project).” The 1992 Series A Bonds shall mature, subject to prior redemption, upon the terms and conditions hereinafter set forth, and shall bear interest to maturity as follows:

Maturity (February 1)	Principal Amount	Interest Rate	Issue Price
2002	$ 20,000,000	6.750%	100%
2012	50,000,000	7.500	100%
2020	119,000,000	7.500	98.839%
2021	130,000,000	7.125	95.360%
2022	100,000,000	6.125	84.200%

(b) (2) 1992 Series B Bonds. There is hereby authorized for issuance and delivery under this Indenture, for the purpose of financing a portion of the Costs of Construction of certain of the Project Facilities, described in Exhibit A to the Agreement, a Series of 1992 Series B Bonds, entitled to the benefit, protection and security of this Indenture, limited in aggregate principal amount to $19,000,000 (excluding any 1992 Series B Bonds which may be authenticated in exchange for, in substitution for or otherwise in lieu of, other 1992 Series B Bonds pursuant to any provisions of this Indenture). The 1992 Series B Bonds shall be designated by the title “Kenton County Airport Board Special Facilities Revenue Bonds, 1992 Series B (Delta Air Lines, Inc. Project).” The 1992 Series B Bonds shall mature, subject to prior redemption, upon the terms and conditions hereinafter set forth, and shall bear interest to maturity as follows:

Maturity (February 1)	Principal Amount	Interest Rate	Issue Price
2022	$ 19,000,000	7.250%	100%

(c)    Each Bond shall bear interest from and including the Interest Accrual Date immediately preceding the date of authentication thereof, or, if such date of authentication shall be an Interest Accrual Date to which interest on the Bonds has been paid in full or duly provided for on the date of initial authentication of the Bonds, from such date of authentication; provided, however, that if, as shown by the records of the Registrar, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for registration of transfer or exchange shall bear interest from the date to which interest has been paid in full on the Bonds or, if no interest has been paid on the Bonds, from the date of the first authentication of Bonds hereunder.

The Bonds shall bear interest during their respective Interest Rate Periods and be payable, as follows:

(i)     For any Weekly Interest Rate Period, interest on the Bonds shall be payable on each Interest Payment Date for the period commencing on the immediately preceding Interest Accrual Date (or, if any Interest Payment Date is not a Wednesday, commencing on the second preceding Interest Accrual Date) and ending on the Tuesday immediately preceding the Interest Payment Date (or, if sooner, the last day of the Weekly Interest Rate Period).

(ii)    For any Bond Interest Term within a Short-Term Interest Rate Period or any Long-Term Interest Rate Period, interest on the Bonds shall be payable on each Interest Payment Date for the period commencing on the immediately preceding Interest Accrual Date and ending on the day immediately preceding such Interest Payment Date.

(iii)   In any event, interest on the Bonds shall be payable for the final Interest Rate Period to the date on which the Bonds shall have been paid in full or deemed to have been paid in full pursuant to Article VIII of this Indenture. Interest shall be computed, in the case of a Long-Term Interest Rate Period, on the basis of a 360-day year consisting of twelve 30-day months, and in the case of any other Interest Rate Period, on the basis of a 365 or 366-day year, as appropriate, and the actual number of days elapsed.

(d)   In the manner hereinafter provided, the term of the Bonds will be divided into consecutive Interest Rate Periods during each of which the Bonds shall bear interest at the Weekly Interest Rate, Bond Interest Term Rates or a Long-Term Interest Rate; provided, however, that at any time, all Bonds shall bear interest at one of a Weekly Interest Rate, a Long-Term Interest Rate or Bond Interest Term Rates and no Bond shall bear interest in excess of fifteen percent (15%) per annum. In the case of the 1992 Series A and B Bonds, the first Interest Rate Period for each maturity shall commence on the Date of Issuance and shall be a Long-Term Interest Rate Period in respect of both the 1992 Series A and Series B Bonds, subject to adjustment to other Interest Rate Periods as herein provided. Upon the Date of Issuance of the Bonds, the initial Bond Interest Term or Bond Interest Terms pertaining to the Bonds and the initial Bond Interest Term Rate or Bond Interest Term Rates borne by the Bonds shall be determined by an officer of the Issuer, subject to the written approval of the Company and the Remarketing Agent.

(e) (i)    Determination of Weekly Interest Rate. During each Weekly Interest Rate Period, the Bonds of an applicable Series shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent on Tuesday of each week during such Weekly Interest Rate Period, or if such day shall not be a Business Day, then on the next succeeding Business Day. The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall be determined on or prior to the first day of such Weekly Interest Rate Period and shall apply to the period commencing on the first day of such Weekly Interest Rate Period and ending on the next succeeding Tuesday. Thereafter, each Weekly Interest Rate shall apply to the period commencing on Wednesday and ending on the next succeeding Tuesday, unless such Weekly Interest Rate Period shall end on a day other than Tuesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on Wednesday preceding the last day of such Weekly Interest Rate Period and ending on the last day of such Weekly Interest Rate Period. The Weekly Interest Rate shall be the rate of interest per annum determined by the Remarketing Agent (based on the examination of tax-exempt obligations comparable in the judgment of the Remarketing Agent to the Bonds and known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) to be the minimum interest rate, which, if borne by the Bonds, would enable the Remarketing Agent to sell the Bonds on such date of determination at a price (without regarding accrued interest) equal to the principal amount thereof. In the event that the Remarketing Agent fails to establish a Weekly Interest Rate for any week, then the Weekly Interest Rate for such week shall be the same as the Weekly Interest Rate for the immediately preceding week that was determined by the Remarketing Agent. In the event that the Weekly Interest Rate for the immediately preceding week was not determined by the Remarketing Agent, or in the event that the Weekly Interest Rate determined by the Remarketing Agent shall be held to be invalid or unenforceable by a court of law, then the interest rate for such week shall be calculated by the Trustee and shall be equal to 75% of the rate on 3D-day High-Grade Unsecured Commercial Paper Notes sold through dealers by major corporations as reported in the Wall Street Journal on the day the Weekly Interest Rate would otherwise be determined as provided herein for such Weekly Interest Rate Period.

(ii)    Adjustment to Weekly Interest Rate. Subject to Section 2.01(m), at any time, the Company, by written direction to the Issuer, the Trustee, the Registrar, the Tender Agent, the Paying Agent, the Authenticating Agent, the Credit Bank and the Remarketing Agent, may elect, that a Series of Bonds shall bear interest at a Weekly Interest Rate. Such direction of the Company shall specify (1) the Series of Bonds and maturities within such Series and the proposed effective date of such adjustment to a Weekly Interest Rate, which shall be (A) a Business Day not earlier than the 12th day (15th day if the then-current Interest Rate Period shall be a Long-Term Interest Rate Period) following the second Business Day after receipt by the Registrar of such direction, (B) in the case of an adjustment from a Long-Term Interest Rate Period, the day immediately following the last day of the then-current Long-Term Interest Rate Period or a day on which the Bonds would otherwise be subject to optional redemption pursuant to Section 3.01(b) or Section 3.01(c) if such adjustment did not occur, and (C) in the case of an adjustment from a Short-Term Interest Rate Period, the day immediately following the last day of the Short-Term Interest Rate Period; and (2) the date of delivery for such Bonds to be purchased. In addition, the direction of the Company shall be accompanied by a Favorable Opinion of Bond Counsel and by a form of notice to be mailed to the Owners of the subject Bonds by the Registrar as provided in Section 2.01(e)(iii). During each Weekly Interest Rate Period commencing on a date so specified and ending on the day immediately preceding the effective date of the next succeeding Interest Rate Period, the interest rate borne by the subject Bonds shall be a Weekly Interest Rate.

(iii)   Notice of Adjustment to Weekly Interest Rate. The Registrar shall give notice by first-class mail of an adjustment to a Weekly Interest Rate Period to the affected Owners of a Series of Bonds not less than 12 days (15 days if the then-current Interest Rate Period shall be a Long-Term Interest Rate Period) prior to the effective date of such Weekly Interest Rate Period. Such notice shall state (1) that the interest rate on such Bonds will be adjusted to a Weekly Interest Rate unless Bond Counsel fails to deliver to the Issuer, the Trustee, the Company and the Remarketing Agent a Favorable Opinion of Bond Counsel as to such adjustment on the effective date of such adjustment in the Interest Rate Period, or unless the Company rescinds its election to adjust the interest rate on the subject series of Bonds to a Weekly Interest Rate as provided in Section 2.01(1) hereof, (2) the proposed effective date of such Weekly Interest Rate Period, and (3) that the subject Bonds are subject to mandatory tender for purchase on such effective date, setting forth the applicable purchase price and the place of delivery for purchase of such Bonds.

(f) (i)    Determination of Long-Term Interest Rate. During each Long-Term Interest Rate Period, the applicable Series of Bonds shall bear interest at the Long-Term Interest Rate. The Long-Term Interest Rate for any such Series of Bonds shall be determined by the Remarketing Agent on a Business Day no later than the effective date of such Long-Term Interest Rate Period with respect to such Series of Bonds. Except in respect of the initial Long-Term Interest Rates applicable to the 1992 Series A and B Bonds, which shall be as provided in Section 2.01(b)(1) and 2.01(b)(2), the Long-Term Interest Rate for a Series of Bonds shall be the rate of interest per annum determined by the Remarketing Agent (based on the examination of tax-exempt obligations comparable in the judgment of the Remarketing Agent to the Bonds and known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) to be the minimum interest rate at which the Remarketing Agent will agree to purchase the Bonds of such Series on such effective date for resale at a price (without regarding accrued interest) equal to the principal amount thereof. If, for any reason, the Long-Term Interest Rate is not so determined for any Long-Term Interest Period by the Remarketing Agent on or prior to the first day of such Long-Term Interest Rate Period, then such Series of Bonds shall bear interest at the Weekly Interest Rate as provided in Section 2.01(e) hereof, and shall continue to bear interest at a Weekly Interest Rate determined in accordance with Section 2.01(e) until such time as the interest rate on such Bonds shall have been adjusted to the Bond Interest Term Rates or a Long-Term Interest Rate as provided herein, as the case may be, and such Bonds shall be subject to mandatory purchase upon notice from the Owners thereof as described in Section 2.02(a) hereof.

(ii)    Adjustment to or Continuation of Long-Term Interest Rate.

(A)   Subject to Section 2.01(m), at any time, the Company, by written direction to the Issuer, the Trustee, the Registrar, the Tender Agent, the Paying Agent, the Authenticating Agent, the Credit Bank and the Remarketing Agent, may elect that a Series of Bonds and its maturities shall bear, or continue to bear, interest at a Long-Term Interest Rate or Rates. In the event that the Company shall elect that a Series of Bonds shall bear interest at a Long-Term Interest Rate, the direction of the Company required by the first sentence of this paragraph (A), (1) shall specify the Series of Bonds and the duration of the Long-Term Interest Rate Period or periods during which such Bonds shall bear interest at such Long-Term Interest Rate or Rates, (2) shall specify the effective date of each such Long-Term Interest Rate Period, which date shall be (aa) a Business Day not earlier than the 30th day following the second Business Day after receipt by the Registrar of such direction, (bb) in the case of an adjustment from a Long-Term Interest Rate Period to another Long-Term Interest Rate Period, the day immediately following the last day of the then-current Long-Term Interest Rate Period with respect to such Bonds or a day on which such Bonds would otherwise be subject to optional redemption pursuant to Section 3.0l(b) or (c) if such adjustment did not occur and (cc) in the case of an adjustment from a Short-Term Interest Rate Period, the day immediately following the last day of the Short-Term Interest Rate Period with respect to such Bonds; (3) shall specify the last day of such Long-Term Interest Rate Period (which last day shall be either the day immediately prior to the maturity date of such Bonds, or a day which both immediately precedes a Business Day and is at least 271 days after the effective date thereof); (4) shall specify a date or dates on or prior to which Owners are required to deliver such Bonds to be purchased; and (5) with respect to any such Long-Term Interest Rate Period, may specify redemption prices greater, and redemption periods longer, than those set forth in Section 3.01(b) or (c), if approved by Bond Counsel as provided in Section 2.01(f)(ii)(B).

(B)   Such direction of the Company shall be accompanied by a Favorable Opinion of Bond Counsel and by a form of the notice to be mailed by the Registrar to the Owners of the Bonds of such Series as provided in Section 2.01(f)(iii). During the Long-Term Interest Rate Period commencing and ending on the dates so determined and during each successive Long-Term Interest Rate Period, if any, so determined, the interest rate borne by such Bonds shall be a Long-Term Interest Rate.

(C)   If, by the second Business Day preceding the 29th day prior to the last day of any Long-Term Interest Rate Period the Registrar shall not have received notice of the Company’s election that, during the next succeeding Interest Rate Period the Bonds shall bear interest at a Weekly Interest Rate or a Long-Term Interest Rate, or at Bond Interest Term Rates, the next succeeding Interest Rate Period shall be a Weekly Interest Rate Period until such time as the interest rate on such Bonds shall be adjusted to a Long-Term Interest Rate or Bond Interest Term Rates as provided in this Section 2.01.

(D)   Upon any adjustment from any Interest Rate Period for a series of Bonds to a Long-Term Interest Rate Period, the Credit Facility or similar credit device, if any, then in effect shall automatically terminate and/or be delivered by the Trustee to the related Credit Bank for cancellation.

(E)    In the event that the Company shall deliver to the Registrar, the Remarketing Agent, the Tender Agent and the Trustee on or prior to the date that the interest rate for .any Long-Term Interest Rate Period is determined a notice to the effect that the Company elects to rescind its election to have the relevant Series of Bonds bear interest at a Long-Term Interest Rate, then the interest rate on such Bonds shall not be adjusted to a Long-Term Interest Rate, and such Bonds shall bear interest at a Weekly Interest Rate or Bond Interest Term Rates for Bond Interest Terms as the case may be as in effect prior to such event, or if such Bonds were to be adjusted from a Long-Term Interest Rate, then such Bonds shall bear interest at a Weekly Interest Rate for the period commencing on the date which would have been the effective date of such Long-Term Interest Rate Period, and the Bonds shall continue to be subject to mandatory purchase as provided in Section 2.02 on the date which would have been the effective date of such Long-Term Interest Rate Period.

(iii)   Notice of Adjustment to or Continuation of Long-Term Interest Rate. The Registrar for the applicable Series of Bonds shall give notice by first-class mail of an adjustment to a (or the establishment of another) Long-Term Interest Rate Period to the Owners of such Series of Bonds not less than 30 days prior to the effective date of such Long-Term Interest Rate Period. Such notice shall state: (I) the Series of Bonds and maturity or maturities thereof and that the interest rate on such Bonds shall be adjusted to, or continue to be, a Long-Term Interest Rate unless (x) Bond Counsel fails to deliver to the Issuer, the Trustee, the Company and the Remarketing Agent a Favorable Opinion of Bond Counsel as to such adjustment in the Interest Rate Period on the effective date of such adjustment, or (y) the Company shall elect, on or prior to 10:00 A.M. on the effective date of such adjustment to rescind its election to cause the adjustment of the interest rate on such Series of Bonds to a Long-Term Interest Rate as provided in Section 2.01(m); (2) the proposed effective date and the last day of such Long-Term Interest Rate Period; and (3) that such Series of Bonds are subject to mandatory tender for purchase on such effective date, the purchase price applicable thereto and the place of delivery for purchase of such Bonds.

(iv)   Adjustment from Long-Term Interest Rate Period. In addition to an adjustment from a Long-Term Interest Rate Period on the date immediately following the last day of the Long-Term Interest Rate Period for the Bonds of a Series, at any time during a Long-Term Interest Rate Period (subject to the provisions set forth in this paragraph (iv)), the Company may elect, by written direction to the Issuer, the Trustee, the Registrar, the Paying Agent, the Authenticating Agent, the Credit Bank and the Remarketing Agent for Bonds of a Series, subject to Section 2.01(m), that such Bonds no longer shall bear interest at a Long-Term Interest Rate and shall instead bear interest at a Weekly Interest Rate, Bond Interest Term Rates or a new Long-Term Interest Rate, as specified in such election. In the notice of such election, the Company shall also specify the effective date of the new Interest Rate Period for the Bonds of a Series, which date shall be (1) a Business Day no earlier than the 15th day after the second Business Day following the date of receipt by the Registrar of the notice of election from the Company or, in the case of adjustment to a new Long-Term Interest Rate Period, the 30th day after the second Business Day following the date of receipt by the Registrar of such notice, and (2) a day on which such Bonds will be subject to optional redemption in accordance with Section 3.01(b) or (c). Such Bonds of such Series shall be subject to mandatory tender for purchase on the effective date of the new Interest Rate Period thereof, in accordance with Section 2.02(c), at a purchase price equal to the optional redemption price set forth in Section 3.01(b) or (c) which would be applicable on that date.

(g) (i)   Determination of Bond Interest Terms and Bond Interest Term Rates.

(A)   During each Short-Term Interest Rate Period with respect to Bonds of a Series, each Bond of such Series shall bear interest during each Bond Interest Term for such Bond at the Bond Interest Term Rate for such Bond. The Bond Interest Term and the Bond Interest Term Rate for each Bond of such Series need not be the same for any two Bonds of such Series, even if determined on the same date. Each of such Bond Interest Terms and Bond Interest Term Rates for each Bond of such Series shall be determined by the Remarketing Agent for such Bonds no later than the first day of each Bond Interest Term. Except for any Bond of such Series purchased on behalf of the Company and remaining unsold by the Remarketing Agent at the close of business on the first day of the Bond Interest Term, each Bond Interest Term shall be for a period of days within the range or ranges announced as possible Bond Interest Terms no later than 9:00 a.m., New York City time, on the first day of each Bond Interest Term by the Remarketing Agent for such Bonds. Each Bond Interest Term for each Bond of such Series shall be a period of not more than 270 days, determined by the Remarketing Agent for such Bonds to be the period which, together with all other Bond Interest Terms for all Bonds of such Series then Outstanding, will result in the lowest overall interest expense on the Bonds of such Series over the next succeeding 270 days. Any Bond of such Series purchased on behalf of the Company and remaining unsold by the Remarketing Agent as of the close of business on the first day of the Bond Interest Term for that Bond shall have a Bond Interest Term of one day or, if that Bond Interest Term would not end on a day immediately preceding a Business Day, a Bond Interest Term ending on the day immediately preceding the next Business Day. Each Bond Interest Term shall end on either a day which immediately precedes a Business Day or on the day immediately preceding the maturity date for the related Series of Bonds. If for any reason a Bond Interest Term for any Bond of such Series cannot be so determined by the Remarketing Agent, or if the determination of such Bond Interest Term is held by a court of law to be invalid or unenforceable, then such Bond Interest Term shall be 30 days, but if the last day so determined shall not be a day immediately preceding a Business Day, shall end on the first day immediately preceding the Business Day next succeeding such last day, or if such last day would be after the day immediately preceding the maturity date for Bonds of such Series, shall end on the day immediately preceding the maturity date. In determining the number of days in each Bond Interest Term, the Remarketing Agent shall take into account the following factors: (I) existing short-term tax-exempt market rates and indices of such short-term rates, (II) the existing market supply and demand for short-term tax-exempt securities, (III) existing yield curves for short-term and long-term tax-exempt securities for obligations of credit quality comparable to the Bonds of such Series, (IV) general economic conditions, (V) industry economic and financial conditions that may affect or be relevant to the Bonds of such Series, (VI) the Bond Interest Terms of other Bonds of such Series and (VII) such other facts, circumstances and conditions pertaining to financial markets as the Remarketing Agent, in its sole discretion, shall determine to be relevant.

(B)   The Bond Interest Term Rate for each Bond Interest Term for each Bond of a Series in a Short-Term Interest Rate Period shall be the rate of interest per annum determined by the Remarketing Agent (based on the examination of tax-exempt obligations comparable in the judgment of the Remarketing Agent to the Bonds of such Series and known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) to be the minimum interest rate which, if borne by such Bond, would enable the Remarketing Agent to sell such Bond on the date and at the time of such determination at a price (without regard to accrued interest) equal to the principal amount thereof. If for any reason a Bond Interest Term Rate for any Bond of a Series in a Short-Term Interest Rate Period is not so established by the Remarketing Agent for any Bond Interest Term, or such Bond Interest Term Rate is determined by a court of law to be invalid or unenforceable, then the Bond Interest Term Rate for such Bond Interest Term shall be the rate per annum equal to 70% of the interest rate on 30-day High-Grade Unsecured Commercial Paper Notes sold through dealers by major corporations as reported by the Wall Street Journal on the first day of such Bond Interest Term and which maturity most nearly equals the Bond Interest Term for which a Bond Interest Term Rate is being calculated.

(ii)    Adjustment to Bond Interest Term Rates. Subject to Section 2.01(m), at any time, the Company, by written direction to the Issuer, the Trustee, the Credit Bank, the Registrar, the Tender Agent, the Authenticating Agent, the Paying Agent and the Remarketing Agent for Bonds of a Series, may elect that such Bonds shall bear interest at Bond Interest Term Rates. Such direction of the Company shall specify (1) the effective date of the Short Term Interest Rate Period (during which such Bonds shall bear interest at Bond Interest Term Rates), which shall be (A) a Business Day not earlier than the 12th day (15th day if the then-current Interest Rate Period shall be a Long-Term Interest Rate Period) following the second Business Day after receipt by the Registrar of such direction, (B) in the case of an adjustment from a Long-Term Interest Rate Period, the day immediately following the last day of the then-current Long-Term Interest Rate Period or a day on which such Bonds would otherwise be subject to optional redemption pursuant to Section 3.0l(b) or (c) if such adjustment did not occur; provided that, if prior to the Company’s making such election any Bonds of such Series shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Short-Term Interest Rate Period shall not precede such redemption date, and (C) in the case of an adjustment from a Weekly Interest Rate Period, the day immediately following the last day of such Interest Rate Period with respect to such Bonds; (2) the date of delivery of such Bonds to be purchased. In addition, the direction of the Company shall be accompanied by a Favorable Opinion of Bond Counsel and a form of the notice to be mailed by the Registrar to the Owners of such Bonds as provided in Section 2.01(g)(iii). During each Short-Term Interest Rate Period for the Bonds of a Series commencing on the date so specified and ending, with respect to each such Bond on the day immediately preceding the effective date of the next succeeding Interest Rate Period with respect to such Bond, each such Bond shall bear interest at a Bond Interest Term Rate during each Bond Interest Term for such Bond.

(iii)   Notice of Adjustment to Bond Interest Term Rates. The Registrar for the Bonds of a Series shall give notice by first-class mail of an adjustment to a Short-Term Interest Rate Period to the Owners of the Bonds of such Series not less than 12 days (15 days if the then-current Interest Rate Period shall be a Long-Term Interest Rate Period) prior to the effective date of such Short-Term Interest Rate Period. Such notice shall state (I) the Series of Bonds and that the Bonds of such Series shall bear interest at Bond Interest Term Rates unless Bond Counsel fails to deliver to the Issuer, the Trustee, the Company and the Remarketing Agent a Favorable Opinion of Bond Counsel as to such adjustment on the effective date of such adjustment in the Interest Rate Period or unless the Company rescinds its election to adjust the interest rate on such Bonds to Bond Interest Term Rates as provided in Section 2.01(m), in which case such Bonds, if being adjusted from a Weekly Interest Rate Period, shall continue to bear interest at a Weekly Interest Rate as in effect immediately prior to such proposed adjustment in the Interest Rate Period, or if such Bonds are being adjusted from a Long-Term Interest Rate Period, the Bonds shall be adjusted to bear interest at a Weekly Interest Rate, (2) the proposed effective date of such Short-Term Interest Rate Period, and (3) that the Bonds of said Series are subject to mandatory tender for purchase on the proposed effective date, of such Short-Term Interest Rate Period, setting forth the applicable purchase price and the place of delivery for purchase of the Bonds.

(iv)   Adjustment from Short-Term Interest Rate Period. Subject to Section 2.01(m), at any time during a Short-Term Interest Rate Period with respect to the Bonds of a Series, the Company may elect, pursuant to Section 2.01(e)(ii) or 2.01(f)(ii), that such Bonds no longer shall bear interest at Bond Interest Term Rates and shall instead bear interest at a Weekly Interest Rate or a Long-Term Interest Rate, as specified in such election.

The date on which all Bond Interest Terms determined shall end shall be the last day of the then-current Short-Term Interest Rate Period and the day next succeeding such date shall be the effective date of the Weekly Interest Rate Period or Long-Term Interest Rate Period elected by the Company.

(h)    The determination of the Weekly Interest Rate and Long-Term Interest Rate and each Bond Interest Term Rate by the Remarketing Agent shall be conclusive and binding upon the Remarketing Agent, the Trustee, the Registrar, the Tender Agent, the Authenticating Agent, the Issuer, the Company, the Paying Agent, the Credit Bank and the Owners of the affected Series of Bonds.

(i)     The face of the Bonds of any Series, the reverse of the Bonds of such Series, the certificate of authentication to be executed on all the Bonds of such Series by the Registrar or the Authenticating Agent and the forms for registration of transfer shall be in substantially the forms thereof set forth in Exhibit A hereto, with necessary or appropriate variations, omissions and insertions as permitted or required by this Indenture.

(j)    The Bonds shall be deliverable as fully registered Bonds without coupons in Authorized Denominations. The Bonds of each Series shall be numbered from R-l consecutively upwards in order of authentication and each Bond shall be dated its date of authentication.

(k)    Principal of and any premium on the Bonds shall be payable, in such coin or currency of the United States of America as, at the respective time of payment, shall be legal tender for the payment of public and private debts, to the Owners of the Bonds upon presentation and surrender of such Bonds at the Principal Office of the Paying Agent. Interest on the Bonds shall be payable on each Interest Payment Date by the Paying Agent during any Weekly Interest Rate Period or Long-Term Interest Rate Period, by check mailed on the date on which due to the Owners of the Bonds at the close of business on the Record Date in respect of such Interest Payment Date at the registered addresses of Owners as shall appear on the registration books maintained pursuant to Section 2.08. In the case of (i) Bonds bearing interest at a Bond Interest Term Rate, or (ii) any Owner of Bonds bearing interest at other than a Bond Interest Term Rate in an aggregate principal amount in excess of $1,000,000 as shown on the registration books kept by the Registrar who, prior to the Record Date next preceding any Interest Payment Date, shall have provided the Paying Agent with wire transfer instructions, principal of and premium, if any and interest payable on such Bonds shall be paid in accordance with the wire transfer instructions provided by the Owner of such Bond (or by the Remarketing Agent on behalf of such Owner); provided, however, that during any Short-Term Interest Rate Period, interest on any Bond shall be payable only upon presentation of such Bond to the Tender Agent at its principal office for delivery of Bonds.

If and to the extent, however, that the Issuer fails to make payment or provision for payment of interest on any Bond on any Interest Payment Date, interest shall continue to accrue thereon but shall cease to be payable to the Owner of that Bond as of the applicable Record Date. When moneys become available for payment of the interest, (a) the Trustee shall, pursuant to Section 9.10, establish a Special Record Date for the payment of that interest which shall not be more than 15 nor fewer than 10 days prior to the date of the proposed payment, and (b) the Trustee shall give notice by first-class mail of the proposed payment and of the Special Record Date to each Owner not fewer than 10 days prior to the Special Record Date and, thereafter, the interest shall be payable to the Owners of the Bonds as of the Special Record Date. The form of such notice shall be provided to the Trustee by the Company.

(1)    In the event that the Company shall elect to convert the interest rate on a Series of Bonds to a Weekly Interest Rate, Bond Interest Term Rates or Long-Term Interest Rate as provided in Sections 2.0l(e)(ii), 2.0l(f)(ii) or 2.01(g)(ii), then the written direction furnished by the Company to the Issuer, the Trustee, the Credit Bank, the Registrar, the Tender Agent, the Authenticating Agent and the Remarketing Agent as required by such sections shall be made by registered or certified mail, or by telex or telecopy, confirmed by registered or certified mail. Any such direction of the Company shall specify whether the Bonds of such Series are to bear interest at the Weekly Interest Rate, Bond Interest Term Rates or the Long-Term Interest Rate and shall be accompanied by a copy of the notice required to be given by the Registrar pursuant to Section 2.01(e)(iii), 2.01(f)(iii), or 2.01(g)(iii), as the case may be.

(m)   Notwithstanding anything in this Section 2.01, in connection with any adjustment of the Interest Rate Period on the Bonds of a Series, the Company (if such election is not rescinded by the Company as provided in the next succeeding sentence) shall cause a Favorable Opinion of Bond Counsel to be provided to the Issuer, the Trustee, the Company and the Remarketing Agent for such Bonds on the effective date of such adjustment. The Company shall have the right to deliver to the Trustee and the Registrar, Remarketing Agent, Tender Agent, Paying Agent, Authenticating Agent and Credit Bank for the Bonds of a Series on or prior to 10:00 a.m., New York City time, on the effective date of any such adjustment of an Interest Rate Period a notice to the effect that the Company elects to rescind its election to make such adjustment. In the event that Bond Counsel fails to deliver a Favorable Opinion of Bond Counsel on the effective date of such adjustment or the Company rescinds its election to make such adjustment as provided above, then the Interest Rate Period on the Bonds of such Series shall not be adjusted, and such Bonds shall continue to bear interest at a Weekly Interest Rate or Bond Interest Term Rates, as the case may be, as in effect immediately prior to such proposed adjustment in the Interest Rate Period; provided, however, that in the event the Bonds of a Series are being adjusted from a Long-Term Interest Rate Period and Bond Counsel fails to deliver such Favorable Opinion of Bond Counsel on the effective date of such adjustment as provided above or the Company elects to rescind its election to make such adjustment, then such Bonds shall nevertheless be adjusted to bear interest at a Weekly Interest Rate as provided in Section 2.01(e)(ii) on the date which would have been the effective date of such Long-Term Interest Rate Period. In any event, if notice of such adjustment has been mailed to the Owners of the Bonds of such Series as provided in this Section 2.01 and Bond Counsel fails to deliver a Favorable Opinion of Bond Counsel on the effective date or the Company rescinds its election to make such adjustment as herein described, such Bonds shall continue to be subject to mandatory tender for purchase on the date which would have been the effective date of such adjustment as provided in Section 2.02. In addition to the other requirements of this Section 2.01, in order for the Company to adjust the Interest Rate Period for the Bonds of a Series to a Weekly Interest Rate Period or a Short-Term Interest Rate Period, the Company must appoint a Remarketing Agent and a Tender Agent for such Bonds (and such Remarketing Agent and Tender Agent must accept such appointment) in accordance with Article XIII and the Company must convert from a book-entry-only system if such system would not be practical, in the sole judgment of the Company, during any Weekly Interest Rate Period or Short-Term Interest Rate Period.

SECTION 2.02.     Purchase of Bonds

(a)    (i) During Weekly Interest Rate Period. During any Weekly Interest Rate Period for the Bonds of a Series, any Bond of such Series shall be purchased (in whole) from its Owner at the option of the Owner on any Business Day at a purchase price equal to the principal amount thereof plus accrued interest, if any, from and including the Interest Accrual Date immediately preceding the date of purchase through and including the day immediately preceding the date of purchase, unless the date of purchase shall be an Interest Accrual Date, in which case at a purchase price equal to the principal amount thereof, payable by wire transfer in immediately available funds, upon delivery to the Tender Agent at its Principal Office for delivery of notices of an irrevocable written notice which states the principal amount of such Bond and the date on which the same shall be purchased, which date shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such notice to the Tender Agent. Any notice delivered to the Tender Agent after 4:00 p.m., New York City time, shall be deemed to have been received on the next succeeding Business Day. For payment of such purchase price on the date specified in such notice, such Bond must be delivered, at or prior to 10:00 a.m., New York City time, on the date specified in such notice, to the Tender Agent at its Principal Office for the delivery of Bonds, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, executed in blank by the Owner thereof or his duly-authorized attorney, with such signature guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange. In the case of Bonds then Book-Entry Only System format, DTC shall deliver to the Tender Agent such documentation and information as required by the Tender Agent.

(a)    (ii) During any Weekly Interest Rate Period for which the book-entry-on1y-system described in Section 2.15 hereof with respect to the Bonds of a Series is in effect, any Bond or portion thereof then bearing interest at a Weekly Interest Rate shall be purchased or deemed purchased as provided in Section 2.02(a) on the date specified in the notice referred to below at a purchase price equal to the principal amount thereof, plus accrued interest, if any, to the date of purchase, upon delivery on any Business Day by a direct participant of DTC for such Bond to the Tender Agent and to the Remarketing Agent of an irrevocable written notice, executed by such direct participant and stating the principal amount of such Bond, the portion thereof to be purchased and the date on which the same shall be purchased, which date shall be a Business Day at least seven days after the date of the delivery of such notice to the Tender Agent. Upon confirmation by DTC to the Tender Agent that such direct participant referred to in the preceding sentence has an ownership interest in the Bonds at least equal to the amount of Bonds specified in such irrevocable written notice, payment of the purchase price of such Bond shall be made by 10:00 a.m. (New York City time), or as soon as possible thereafter upon the receipt of remarketing proceeds or receipt by the Tender Agent of the proceeds of any drawing on the Credit Facility, on the Business Day specified in the notice upon the transfer, on the registration books of DTC, of the beneficial ownership interests in such Bonds tendered for purchase to the account of the Tender Agent, or a direct participant acting on behalf of such Tender Agent, at or prior to 10:00 a.m. (New York City time) on the date specified in such notice.

(b)    Mandatory Tender for Purchase on Day Next Succeeding the Last Day of Each Bond Interest Term. On the day next succeeding the last day of each Bond Interest Term for a Bond of a Series in a Short-Term Interest Rate Period, unless such day is the first day of a new Interest Rate Period (in which event such Bond shall be subject to mandatory purchase pursuant to Section 2.02(c)), such Bond shall be purchased from its Owner at. a purchase price equal to the principal amount thereof payable in immediately available funds, if such Bond is delivered to the Tender Agent on or prior to 10:00 a.m., New York City time, on such day, or if delivered after 10:00 a.m., on the next succeeding Business Day. The purchase price of any Bond so purchased shall be payable only upon surrender of such Bond to the Tender Agent for such Bond at its principal Office for delivery of Bonds, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, executed in blank by the Owner thereof or his duly-authorized attorney, with such signature guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

(c)    Mandatory Tender for Purchase on First Day of Each Interest Rate Period. The Bonds of a Series shall be subject to mandatory tender for purchase on the first day of each Interest Rate Period, or on the day which would have been the first day of an Interest Rate Period had one of the events specified in Section 2.0l(m) not occurred which resulted in the interest rate on such Bonds not being adjusted, at a purchase price, payable in immediately available funds, equal to the principal amount of such Bonds plus accrued interest, if any or, in the case of a purchase on the first day of an Interest Rate Period for such Bonds which shall be preceded by a Long-Term Interest Rate Period and which shall commence prior to the day originally established as the last day of such preceding Long-Term Interest Rate Period, at a purchase price equal to the optional redemption price set forth in Section 3.01(b) or (c) which would have been applicable to such Bonds on such date if such preceding Long-Term Interest Rate Period had continued to the day originally established as its last day, plus accrued interest, if any.

(d)    Mandatory Tender for Purchase upon Termination, Expiration, Reduction, Modification or Replacement of the Credit Facility. If at any time the Registrar for the Bonds of a Series secured by a Credit Facility shall give notice in accordance with Section 4.13 that any Bond or Bonds of such Series payable from the Credit Facility as then in effect shall on the date specified in such notice cease to be payable from such Credit Facility as a result of (1) the termination or expiration of the term of such Credit Facility, (2) the occurrence of an event of default under the Reimbursement Agreement or (3) such Credit Facility being reduced, replaced or modified with the effect that such Bond or Bonds of such Series are no longer payable from such Credit Facility (in each case, whether or not any Alternate Letter of Credit or Alternate Credit Facility has been obtained), or the amount of coverage with respect thereto has been reduced or will not be reinstated following a draw on the Credit Facility with respect to interest on the Bonds of such Series, then (but only in the circumstance where the Letter of Credit has not been renewed or replaced by an Alternate Letter of Credit issued and delivered in accordance with Section 4.11(a) at least 45 days prior to such termination, expiration, reduction or modification) on the fifth (5th) day preceding any termination, expiration, reduction or modification of the Credit Facility, or, in the case of the failure of the Credit Bank to reinstate the amount payable on the Credit Facility as to interest within the time permitted thereby, a Business Day not less than ten days but not more than fifteen days after the Credit Bank shall have failed to reinstate the amount payable on the Credit Facility with respect to interest, each such Bond or Bonds of such Series shall be purchased or deemed purchased as herein provided. The purchase price for such Bonds shall be equal to the principal amount of such Bonds plus accrued interest plus redemption premium (if any).

Payment of the purchase price of any such Bond shall be made in immediately available funds by 4:00 p.m., New York City time, on such purchase date upon delivery of such Bond to the Tender Agent at its Principal Office for delivery of Bonds, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, executed in blank by the Owner thereof with the signature of such Owner guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange, at or prior to 10:00 a.m., New York City time, on the date specified for such delivery in the notice of such expiration or termination of the Credit Facility delivered pursuant to Section 4.13, or, if no such date shall have been so specified, on the fifth (5th) Business Day preceding such expiration, termination, reduction or modification of the Credit Facility. In the event that, as a result of any such expiration, termination, replacement, reduction or modification of the Credit Facility, any such Bond is no longer payable from the Credit Facility, the Tender Agent for such Bond (upon receipt from the Owner thereof in exchange for payment of the purchase price thereof) shall present such Bond to the Registrar for notation thereon of any distinguishing mark required to be included thereon at the request of any rating agency then rating such Bonds or at the request of the Company.

Notwithstanding anything in this Section 2.02{d) to the contrary, in the event that in connection with any reduction of the amounts payable under the Credit Facility, the Company shall deliver to the Trustee, the Tender Agent, the Remarketing Agent and the Registrar, prior to the date that notice of such reduction is given by the Registrar as provided in Section 4.13, written evidence from Moody’s, if such Bonds are then rated by Moody’s, and S&P, if such Bonds are then rated by S&P, to the effect that such reduction, in and of itself, will not result in the withdrawal or reduction of the rating(s) then applicable to such Bonds and a Favorable Opinion of Bond Counsel, then such Bonds shall not be subject to mandatory tender for purchase as provided in this Section 2.02(d) as a result of such reduction and notice thereof shall not be given to the Owners of such Bonds pursuant to Section 2.02(e).

(e)    Notice of Mandatory Tender for Purchase.

In connection with any mandatory tender for purchase of a Series of Bonds in accordance with Sections 2.02(b}, 2.02(c) or 2.02(d), the Registrar for such Bonds shall give the notice provided herein as a part of the notice given pursuant to Sections 2.01(e)(iii), 2.01(f)(iii) and 2.0l(g)(iii} or 4.13. Such notice shall state (A) that the purchase price of any Bond so subject to mandatory tender for purchase shall be payable only upon surrender of such Bond to the Tender Agent for such Bond at its Principal Office for delivery of Bonds, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, executed in blank by the Owner thereof or his duly-authorized attorney, with such signature guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange; (B) that all Bonds so subject to mandatory tender for purchase shall be purchased on the mandatory purchase date; and (C) that in the event that any Owner of a Bond so subject to mandatory tender for purchase shall not surrender such Bond to the Tender Agent for purchase on such mandatory purchase date, then such Bond shall be deemed to be an Undelivered Bond, and that no interest shall accrue thereon on and after such mandatory purchase date and that the Owner thereof shall have no rights under the Indenture other than to receive payment of the purchase price thereof.

(f)     Irrevocable Notice Deemed to be Tender of Bond: Undelivered Bonds.

(i)     The giving of notice by an Owner of a Bond as provided in Section 2.02(a), shall constitute the irrevocable tender for purchase of each such Bond with respect to which such notice shall have been given, regardless of whether such Bond is delivered to the Tender Agent for purchase on the relevant purchase date as provided in Section 2.02.

(ii)    The Tender Agent for the Bonds of a Series may refuse to accept delivery of any such Bonds for which a proper instrument of transfer has not been provided; such refusal, however, shall not affect the validity of the purchase of such Bond as herein described. If any Owner of a Bond who shall have given notice of tender of purchase pursuant to Section 2.02(a) or any Owner of a Bond subject to mandatory tender for purchase pursuant to Sections 2.02(b), 2.02(c) or 2.02(d) shall fail to deliver such Bond properly endorsed to the Tender Agent for such Bond at the place and on the applicable date and at the time specified, such Bond shall constitute an Undelivered Bond. If funds in the amount of the purchase price of the Undelivered Bond are available for payment to the Owner thereof on the date and at the time specified, from and after the date and time of that required delivery, (1) the Undelivered Bond shall be deemed to be purchased and shall no longer be deemed to be Outstanding under this Indenture; (2) interest shall no longer accrue thereon; and (3) funds in the amount of the purchase price of the Undelivered Bond shall be held by the Tender Agent for the benefit of the Owner thereof, to be paid on delivery (and proper endorsement) of the Undelivered Bond to the Tender Agent at its Principal Office for delivery of Bonds. Any funds held by the Tender Agent as described in clause (3) of the preceding sentence shall be held uninvested.

SECTION 2.03.     Execution of Bonds. The Bonds shall be executed on behalf of the Issuer by the reproduced facsimile signature of the Chairman of the Issuer and shall have affixed, impressed or reproduced thereon the reproduced facsimile of the corporate seal of the Issuer which shall be attested by the reproduced facsimile signature of the Secretary-Treasurer of the Issuer or, in the case of Bonds subject to the Book-Entry Only System, may be manually executed and sealed. Each of the foregoing officers of the Issuer may execute or attest or cause to be executed or attested the Bonds with a facsimile signature in lieu of his manual signature and any such facsimile signature shall have the same force and effect as if such officer had manually signed the Bonds.

In case any officer of the Issuer whose signature or a facsimile of whose signature shall appear on the Bonds shall cease to be such officer before the authentication and delivery of such Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, the same as if he had remained in office until delivery; and any Bond may be signed on behalf of the Issuer by such persons as, at the time of execution of such Bond, shall be the proper officers of the Issuer, even though at the date of such Bond or of the execution and delivery of this Indenture any such person was not such officer.

SECTION 2.04.     Authentication of Bonds. Only such Bonds as shall have endorsed thereon a certificate of authentication substantially in the form hereinafter set forth duly executed by the Registrar or the Authenticating Agent shall be entitled to any right or benefit under this Indenture. No Bond shall be valid or obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by the Registrar or the Authenticating Agent, and such executed certificate of the Registrar or the Authenticating Agent upon any such Bonds shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture. The certificate of authentication on any Bond shall be deemed to have been executed by the Registrar or the Authenticating Agent if manually signed by an authorized officer or employee on behalf of the Registrar or the Authenticating Agent, but it shall not be necessary that the same person sign the certificate of authentication on all of the Bonds issued hereunder. The Registrar or the Authenticating Agent that authenticates a Bond shall also insert thereon the date of such authentication and such Registrar or Authenticating Agent shall also complete any such Bond by inserting on the face thereof any information required to be inserted thereon regarding the type and length of Interest Rate Period, the interest rate, any date on which the Bonds are subject to mandatory tender for purchase and any Interest Payment Date.

SECTION 2.05.     Bonds Not General Obligations. The Bonds shall not constitute a debt, liability or obligation or pledge of the faith and credit of the Issuer, Kenton County, Kentucky, or the Commonwealth on any political subdivision thereof within the meaning of any constitutional or statutory provision whatsoever, but shall be limited and special obligations of the Issuer, payable solely from the Trust Estate. The Bonds shall not be payable from or charged upon any funds other than the Trust Estate pledged to the payment thereof, nor shall the Issuer be subject to any pecuniary liability thereon. No holder or holders of the Bonds shall ever have the right to compel any exercise of the taxing power of the Issuer or any other unit of government to pay the Bonds or the interest thereon, nor to enforce payment thereof against any property of the Issuer; nor shall such Bonds constitute a charge, lien or encumbrance, legal or equitable, upon any property of the Issuer. The statutory mortgage lien provided for by KRS 103.250(1) is hereby waived by the Issuer and the Trustee and shall not be applicable to the Project Facilities or constitute security for the payment of the 1992 Series A or B Bonds.

SECTION 2.06.     Prerequisites to Authentication of Bonds.

The Issuer shall execute and deliver to the Registrar or theAuthenticating Agent and the Registrar or the Authenticating Agent shall authenticate the Bonds and deliver the Bonds of a Series to the initial purchasers thereof as hereinafter directed in this Section.

Prior to the delivery on the Date of Issuance by the Registrar or the Authenticating Agent of any authenticated Bonds of a Series, there shall be or have been delivered to the Trustee:

(a)     a certified copy of the Bond Resolution of the Issuer authorizing the issuance of the Bonds and the execution, delivery and performance of this Indenture and the Agreement;

(b)    original executed counterparts of the Agreement, this Indenture and the Ground Lease;

(c)     the executed Letter of Credit, if such Series of Bonds is secured by the Letter of Credit;

(d)     an executed certificate of the Chairman or Vice Chairman of the Issuer as to the reasonable expectations of the Issuer as of the Date of Issuance with respect to the amount and use of the proceeds of the Bonds of such Series;

(e)     a request and authorization to the Registrar or the Authenticating Agent on behalf of the Issuer to authenticate and deliver the Bonds of such Series to the purchaser or purchasers therein identified upon payment to the Trustee, but for the account of the Issuer, of sums to be specified in such request and authorization plus accrued interest on the Bonds, if any, to the Date of Issuance; and

(f)     a written statement on behalf of the Company, executed by an Authorized Company Representative (i) consenting to the issuance and delivery of the Bonds of such Series, and (ii) consenting to each and every provision of this Indenture; provided, however, that the execution and delivery of the Agreement on behalf of the Company by any such officer shall be deemed to be such written statement of consent.

SECTION 2.07.     Lost. Destroyed or Improperly Cancelled Bonds. If any Bond shall be lost (whether by reason of theft or otherwise), destroyed in whole or in part (whether by mutilation, damage or otherwise), or improperly cancelled, the Issuer may execute and the Registrar or the Authenticating Agent may authenticate a new Bond of like date and denomination and bearing a number not contemporaneously outstanding; provided that, (a) in the case of any Bond destroyed in part, such Bond shall first be surrendered to the Registrar or the Authenticating Agent and (b) in the case of any lost Bond or Bond destroyed in whole or in part, there shall be first furnished to the Issuer, the Trustee, the Registrar, the Authenticating Agent, the Paying Agent and the Company evidence of such loss or destruction, together with indemnity satisfactory to each of them. In the event any lost, destroyed or improperly cancelled Bond shall have matured or is about to mature, or has been called for redemption, instead of issuing a substitute Bond the Issuer may, in its discretion, pay the same without surrender thereof if there shall be first furnished to the Issuer, the Trustee, the Registrar, the Paying Agent, the Authenticating Agent and the Company evidence of such loss, destruction or cancellation, together with indemnity, satisfactory to each of them. Upon the issuance of any substitute Bond, the Issuer, the Registrar, the Paying Agent, the Authenticating Agent and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Registrar and the Authenticating Agent may charge the Owner of any such Bond with their reasonable fees and expenses in connection with any transaction described in this Section.

Every substitute Bond issued pursuant to the provisions of this Section by virtue of the fact that any Bond is lost, destroyed or improperly cancelled shall constitute an additional contractual obligation of the Issuer and the Company, whether or not the lost, destroyed or improperly cancelled Bond shall be at any time enforceable, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder. All Bonds shall be held and owned upon the’ express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of lost, destroyed or improperly cancelled Bonds, notwithstanding any law or statute now existing or hereafter enacted.

SECTION 2.08.     Registration. Registration of Transfer and Exchange of Bonds. The Registrar shall maintain and keep, at its Principal Office, books for the registration and books for the registration of transfer of Bonds. At reasonable times and under reasonable regulations established by the Registrar, the books for the registration and books for the registration of transfer of Bonds may be inspected and copied by the Issuer, the Trustee or the Company. Upon the written request of Owners (or a designated representative thereof) of 25% or more in principal amount of the Bonds then Outstanding, the Registrar, upon being satisfactorily’ indemnified with respect to expenses, will mail to the Owners of all Bonds then Outstanding any notice provided to the Trustee by such Owners.

The transfer of any Bond shall be registered upon the registration books of the Registrar, upon surrender thereof at the Principal Office of the Registrar or the Authenticating Agent, together with a written instrument of transfer satisfactory to the Registrar or the Authenticating Agent duly executed by the Owner or his duly-authorized attorney or, in the case of an Undelivered Bond, at the direction of the Tender Agent. Upon the registration or transfer of any Bond or Bonds, the Issuer shall issue in the name of the transferee, in an Authorized Denomination, and the Registrar or Authenticating Agent shall authenticate and deliver, a new Bond or Bonds of the same series and in the same aggregate principal amount as the surrendered Bond or Bonds.

The Issuer, the Company, the Trustee, the Registrar, the Tender Agent, the Paying Agent, the Authenticating Agent and the Remarketing Agent may deem and treat the Owner of any Bond as the absolute owner of such Bond, whether such Bond shall be overdue or not, for the purpose of receiving payment of, or on account of, the principal of and interest and any premium on, or the purchase price of, such Bond and for all other purposes, and neither the Issuer, the Trustee, the Registrar, the Tender Agent, the Paying Agent, the Authenticating Agent nor the Remarketing Agent shall be affected by any notice to the contrary. All such payments so made to any such Owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

Upon surrender thereof at the Principal Office of the Registrar or the Authenticating Agent, Bonds, at the option of the Owner thereof, may be exchanged for an equal aggregate principal amount of Bonds of the same series and of any Authorized Denomination.

In all cases in which the privilege of exchanging Bonds or registering the transfer of Bonds is exercised, the Issuer shall execute and the Registrar or the Authenticating Agent shall authenticate and deliver Bonds in accordance with the provisions of this Indenture. For every such exchange or registration of transfer of Bonds, whether temporary or definitive, the Issuer, the Registrar, the Authenticating Agent or the Trustee may make a charge sufficient to reimburse it for any tax or other governmental charge required to be paid with respect to such exchange or registration of transfer, which sum or sums shall be paid by the person requesting such exchange or registration of transfer as a condition precedent to the exercise of the privilege of making such exchange or registration of transfer. Except in connection with the purchase of Bonds pursuant to Section 2.02, the Registrar or the Authenticating Agent shall not be obligated to make any exchange or registration of transfer of Bonds during the 15 days immediately preceding the date of the first mailing of notice of any proposed optional redemption of Bonds, nor shall the Registrar or the Authenticating Agent be required to make any exchange or registration of transfer of any Bonds called for redemption pursuant to Section 3.01. The Registrar shall, as soon as practicable after registration of transfer, provide copies of any notice of redemption applicable to any Bond transferred after the date of mailing of such notice of redemption to the new Owner of such Bond.

SECTION 2.09.     Other Obligations. The Issuer expressly reserves the right to issue, to the extent permitted by law, obligations under another indenture or indentures to provide additional funds for the benefit of the Company or to refund all or any principal amount of the Bonds of any Series or of any bonds previously issued by the Issuer for the benefit of the Company.

SECTION 2.10.     Additional Bonds. Subsequent to the issuance of the 1992 Series A and B Bonds hereunder, the Issuer, but only upon the written request of and the written approval of the Company, may at any time and from time to time issue and deliver hereunder and secure hereby at one time or from time to time one or more additional Series of Bonds (herein defined and referred to as “Additional Bonds”) by means of a Supplemental Indenture or Supplemental Indentures for the purposes of (i) completing the Project Facilities, (ii) financing the acquisition and construction of additions, expansions and improvements to the Project Facilities or additional facilities at the Airport for use by the Company or (iii) for the purposes described in Section 2.11. Such Supplemental Indenture or Supplemental Indentures shall become effective upon compliance with the provisions of this Section 2.10 and Article 12 and the following conditions:

(1)    The issuance of the Additional Bonds shall be authorized by law and issued pursuant to a Supplemental Indenture in accordance with this Section 2.10, Article 12 and the Act;

(2)    The Issuer shall have found and determined that no default exists in the payment of the principal of or interest and premium (if any) on, or mandatory redemptions (if any) of, any Bonds;

(3)    (i) The Agreement shall not have been terminated and shall be in full force and effect and no event of default shall have occurred thereunder which shall not have theretofore been cured or waived; (ii) the initial term of the Agreement shall be for a period extending at least to the final maturity date of all Bonds to be Outstanding upon the issuance of such Additional Bonds, or the Agreement shall have been amended in such manner that the then current term thereof shall be for a period extending at least to the final maturity date of all Bonds to be Outstanding upon the issuance of such Additional Bonds (provided, however, that no such Agreement term, as adjusted, shall exceed the period prescribed by Section 142 (b)(l)(B) of the Code); (iii) the Agreement shall contain, or be amended to contain, provisions including in the Facility Rentals payable thereunder an amount equal to the principal of or purchase price of, if appropriate, and premium, if any, and interest on all Bonds to be Outstanding upon the issuance of such Additional Bonds; and (iv) there shall have been delivered to the Issuer and the Trustee an opinion of Bond Counsel substantially to the effect that the Agreement, as amended, is the valid and binding agreement of the parties thereto and contains provisions that comply with clauses (ii) and (iii) of this subparagraph;

(4)    There shall be filed with the Issuer and the Trustee an opinion of Bond Counselor a ruling of the Internal Revenue Service to the effect that the issuance and sale of such Additional Bonds will not have an adverse effect on the exclusion of interest on the 1992 Series A and B Bonds or any Additional Bonds theretofore issued from the gross income of the owners thereof for federal income tax purposes.

Each Series of Additional Bonds shall be issued under and pursuant to a Supplemental Indenture or Supplemental Indentures and the provisions of Article XII shall have been fulfilled with respect to such Supplemental Indenture or Supplemental Indentures; and such Supplemental Indenture or Supplemental Indentures shall designate such Additional Bonds issued thereunder as a separate series and specify: (a) the authorized principal amount of such series of Additional Bonds; (b) the purpose or purposes for which the Additional Bonds are being issued; (c) the date, the maturity date or dates and the Interest Payment Dates of the Additional Bonds; (d) the interest rate or rates per annum to be borne by the Additional Bonds or the manner of determining such rates; (e) the denominations and manner of numbering the Additional Bonds; (f) the terms and conditions, if any, for the redemption (by sinking fund or otherwise) or purchase of the Additional Bonds; the redemption premiums or purchase premiums, if any, to be paid upon the redemption or purchase of the Additional Bonds; and the period or periods, if any, during which such premiums shall be payable; (g) if the Additional Bonds are to be payable as to principal and redemption premium, if any, at a place or places in addition to the principal office of the Registrar and Paying Agent, the other place or places of payment; (h) the provisions for the sale or other disposition of the Additional Bonds and the use, application, and investment, if any, of the proceeds of such sale or other disposition and which use, application and investment shall not be inconsistent or in conflict with the provisions of this Indenture; (i) the provisions for the execution, and the manner of authentication, if any, of the Additional Bonds; (j) the Tender Agent, Tender Agreement, Remarketing Agent and Remarketing Agreement, if any, and the Registrar, Paying Agent and Authenticating Agent; and (k) any other provisions not inconsistent or in conflict with the provisions of the Indenture deemed necessary or advisable by the Issuer and the Trustee.

SECTION 2.11.    Refunding Bonds. The Issuer may at any time and from time to time, but only upon the written request and approval of the Company, issue one or more additional Series of Bonds (herein defined and referred to as “Refunding Bonds”) by means of a Supplemental Indenture adopted in compliance with the provisions of Sections 2.10 and Article XII hereof, for the purpose of refunding all or any portion of one or more Series of the then Outstanding Bonds or of bonds previously issued by the Issuer for the benefit of the Company.

Bonds of anyone or more Series may be refunded by the same Series of Refunding Bonds, which Bonds to be refunded shall be specified in the Supplemental Indenture providing for the issuance of the Refunding Bonds, and the principal amount of such Refunding Bonds may include amounts necessary to pay the principal of the Bonds to be refunded, interest thereon to the date of redemption thereof, any premium payable thereon upon such redemption and the costs of issuance of such Refunding Bonds. The proceeds of a Series of Refunding Bonds which are to be used to refund all or any portion of one or more Series of Outstanding Bonds shall be held and applied in such manner, consistent with the provisions of Article VIII, as is provided in the Supplemental Indenture providing for the issuance of such Refunding Bonds, so that upon the delivery of such Refunding Bonds the Bonds to be refunded thereby shall no longer be deemed to be Outstanding hereunder in accordance with the provisions of Article VIII.

SECTION 2.12.    Temporary Bonds. Pending the preparation of definitive Bonds, the Issuer may execute and the Registrar or the Authenticating Agent shall authenticate and deliver temporary Bonds. Temporary Bonds shall be issuable as fully registered Bonds, of any Authorized Denomination, and substantially in the form of the definitive Bonds but with such omissions, insertions and variations as may be appropriate for temporary Bonds, all as may be determined by the Issuer. Temporary Bonds may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Bond shall be executed by the Issuer and be authenticated by the Registrar or Authenticating Agent upon the same conditions and in substantially the same manner, and with like effect, as the definitive Bonds. As promptly as practicable, the Issuer shall execute and shall furnish definitive Bonds and thereupon temporary Bonds may be surrendered in exchange therefor without charge at the Principal Office of the Registrar or Authenticating Agent, and the Registrar or Authenticating Agent shall authenticate and deliver in exchange for such temporary Bonds a like aggregate principal amount of definitive Bonds of Authorized Denominations. Until so exchanged, the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds.

SECTION 2.13.    Cancellation of Bonds. All Bonds which shall have been surrendered to the Paying Agent for payment or redemption, and all Bonds which shall have been surrendered to the Registrar for exchange or registration of transfer, shall be cancelled by the Paying Agent or the Registrar (such Bonds cancelled by the Paying Agent to be forwarded to the Registrar) and notice thereof given to the Trustee by the Registrar. All Bonds delivered to or acquired by the Registrar for cancellation shall be cancelled (if not previously cancelled by the Paying Agent) by the Registrar and returned to the Trustee for destruction. The Trustee shall furnish to the Issuer, the Registrar, the Paying Agent, the Authenticating Agent, the Trustee and the Company counterparts of certificates evidencing such cancellation and destruction and specifying such Bonds by number.

SECTION 2.14.    Purchase of Additional Bonds. The Additional Bonds of a Series shall be subject to purchase at the option of the Owners thereof and mandatory purchase to the extent, upon such terms and conditions, on such dates, and at such prices as are set forth in the Supplemental Indenture providing for the issuance of such Series of Bonds.

SECTION 2.15.    Book-Entry-Onlv System. The definitive 1992 Series A and B Bonds initially issued shall be issued in the form of a separate single fully registered 1992 Series A Bond and 1992 Series B Bond for each of the maturities of each such Series and may be issued in typewritten form, in which case references in Exhibit A to the face or reverse of the 1992 Series A and B Bonds shall be inapplicable. Upon the Date of Issuance of the 1992 Series A and B Bonds, the ownership of each of the 1992 Series A and B Bonds shall be registered in the name of Cede & Co., as nominee of DTC, and except as provided in Section 2.16, all of the 1992 Series A and B Bonds shall be registered in the name of Cede & Co., as nominee of DTC. Subject to Section 2.16, purchasers of beneficial ownership of the 1992 Series A and B Bonds will not receive 1992 Series A and B Bonds from the Trustee or the Authenticating Agent for the 1992 Series A and B Bonds evidencing their ownership interest.

With respect to 1992 Series A and B Bonds registered in the name of Cede & Co., as nominee of DTC, the Issuer and the Trustee shall have no responsibility or obligation to any DTC Participant, any DTC Indirect Participant or to any person on behalf of whom such DTC Participant or DTC Indirect Participant holds an interest in the 1992 Series A and B Bonds. The Issuer, the Trustee and the Paying Agent and Registrar for the 1992 Series A and B Bonds shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co. or any DTC Participant or DTC Indirect Participant with respect to any ownership interest in the 1992 Series A and B Bonds, (ii) delivery to any DTC Participant, any DTC Indirect Participant or any other person, other than the owner of a 1992 Series A or B Bond, as shown in the registration books maintained by the Registrar for the 1992 Series A and B Bonds, of any notice with respect to the 1992 Series A or B Bonds, including any notice of redemption, tender notice or any other notice required under this Indenture, or (iii) the payment to any DTC Participant, any DTC Indirect Participant or any other person, other than the registered owner of a 1992 Series A or B Bond, as shown in the registration books maintained by the Registrar for the 1992 Series A and B Bonds, of any amount with respect to principal of, redemption premium, if any, or interest on the 1992 Series A and/or B Bonds. Notwithstanding any other provision of this Indenture to the contrary, the Issuer, the Trustee and the Paying Agent and Registrar for the 1992 Series A and B Bonds shall be entitled to treat and consider the person in whose name each 1992 Series A and/or B Bond is registered in the registration books maintained by the Registrar for the 1992 Series A and B Bonds as the owner of such 1992 Series A and/or B Bond for the purpose of payment of principal of, redemption premium, if any, and interest on the 1992 Series A and B Bonds, for the purpose of registering transfers with respect to the 1992 Series A and B Bonds, voting such 1992 Series A and B Bonds and all other purposes whatsoever. The Paying Agent shall pay all 1992 Series A and B Bonds only to or upon the order of the respective owners, as shown in the registration books maintained by the Registrar for the 1992 Series A and B Bonds as provided in this Indenture, or their respective attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to the payment of the principal of, redemption premium, if any, and interest on the 1992 Series A and B Bonds to the extent of the sum or sums so paid. So long as all 1992 Series A and B Bonds are registered in the name of Cede & Co., as nominee of DTC, no person other than the registered owner of a 1992 Series A and B Bond, as shown in the registration books maintained by the Registrar for the 1992 Series A and B Bonds, shall receive a 1992 Series A and/or B Bond evidencing the obligation of the Issuer to make payment of amounts due pursuant to this Indenture. Upon delivery by DTC to the Trustee and the Registrar and Paying Agent for the 1992 Series A and B Bonds of written notice to the effect that DTC has determined to substitute a new nominee in the place of Cede & Co., and subject to the provisions of this Indenture with respect to interest checks or drafts being mailed to the registered owner as of the close of business on the Record Date, the words “Cede & Co.” in this Indenture shall refer to such nominee of DTC. “DTC Participant,” as used in this Section and in Sections 2.16 and 2.17, means brokers and dealers, banks, trust companies, clearing corporations and certain other organizations on whose behalf DTC was created to hold securities to facilitate the clearance and settlement of securities transactions among DTC Participants. “DTC Indirect Participant,” as used in this Section and in Section 2.17, means banks, brokers, dealers and trust companies that clear through, or maintain a custodian relationship with, a DTC Participant, either directly or indirectly. The provisions related to a book-entry-only system of registration for the 1992 Series A and B Bonds contained in this Section and in Sections 2.16 and 2.17 may be adopted under a Supplemental Indenture for use with respect to any Series of Bonds.

SECTION 2.16.    Successor Securities Depository; Transfer Outside Book-Entry-Only Svstem. DTC may determine to discontinue providing its services with respect to the 1992 Series A and B Bonds at any time by giving reasonable notice to the Issuer, the Registrar and the Company and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, or (i) in the event the Company desires to use a similar book-entry system with another securities depository (reasonably acceptable to the Registrar and the Trustee and qualified to act as such under Section 17A of the Securities Exchange Act of 1934, as amended) or (ii) the Company determines to discontinue participation in the system of book-entry transfer through DTC, at any time by giving reasonable notice to DTC. Whenever DTC or the Company, as the case may be, requests the Issuer and the Registrar to do so, the Registrar and the Issuer will cooperate with DTC or the Company, as the case may be, in taking appropriate action to make available one or more separate certificates evidencing the 1992 Series A and B Bonds to any DTC Participant having 1992 Series A or B Bonds credited to its DTC account or the Registrar and the Issuer will cooperate with the Company in taking appropriate action to qualify the 1992 Series A and B Bonds with another securities depository. In such event, the 1992 Series A and B Bonds shall no longer be restricted to being registered in the registration books maintained by the Registrar for the 1992 Series A and B Bonds in the name of Cede & Co., as nominee of DTC, but may be registered in the name of the successor securities depository, or its nominee, or in whatever name or names owners of the 1992 Series A and B Bonds transferring or exchanging 1992 Series A and B Bonds shall designate, in accordance with the provisions of this Indenture. All references herein to DTC or Cede & Co. shall thereafter refer to such depository or its nominee. In addition, the Company, upon reasonable prior written notice to DTC, may elect to have the Issuer issue 1992 Series A and B Bonds to registered owners other than DTC or a successor securities depository. The 1992 Series A and B Bonds shall thereupon no longer be restricted to being registered in the name of Cede & Co., but may be registered in the names of the owners thereof as shall be provided by DTC or a DTC Participant, and subsequently in whatever name or names owners of the 1992 Series A and B Bonds shall designate.

SECTION 2.17.    Payments to Cede & Co.. Notwithstanding any other provision of this Indenture to the contrary, so long as all 1992 Series A and B Bonds are registered in the name of Cede & Co., as nominee of DTC, all payments with respect to principal and purchase price of, redemption premium, if any, and interest on the 1992 Series A and B Bonds, and all notices with respect to such 1992 Series A and B Bonds, shall be made and given by the Paying Agent for the 1992 Series A and B Bonds and the Trustee to DTC as provided herein and by DTC to its DTC Participants or DTC Indirect Participants and the beneficial owners of the 1992 Series A and B Bonds in the manner provided in the representation letter of the Issuer to DTC delivered on the Date of Issuance of the 1992 Series A and B Bonds.

(End of Article II)

ARTICLE III
REDEMPTION

SECTION 3.01.    Redemption Provisions for the Bonds. The Bonds shall be subject to redemption prior to maturity in accordance with the provisions of the proceedings of the Issuer authorizing the Bonds. The 1992 Series A Bonds and 1992 Series B Bonds shall be subject to redemption prior to maturity as follows:

(a) (i)  On any Interest Payment Date during a Weekly Interest Rate Period, the 1992 Series A and B Bonds shall be subject to optional redemption by the Issuer, at direction of the Company, in whole or in part, at a redemption price of pari and

(ii)    On the day succeeding the last day of any Bond Interest Term with respect to any 1992 Series such 1992 Series A or B Bond, such 1992 Series A or B Bond shall be subject to optional redemption by the Issuer, at the direction of the Company, in whole or in part, at a redemption price of par.

(b) (i)   During the Long-Term Interest Rate Period commencing on the Date of Issuance of the 1992 Series A Bonds, the 1992 Series A Bonds shall be subject to optional redemption as follows:

(A)    The 1992 Series A Bonds maturing on February 1, 2002 are not subject to optional redemption prior to maturity.

(B)    The 1992 Series A Bonds maturing on February 1, 2012, are subject to redemption by the Issuer, at the direction of the Company, at any time and from time to time, in whole or in part, on or after February 1 2002, upon written notice of the exercise of the option to redeem delivered to the Issuer and the Trustee by the Company, at the redemption prices (expressed as a percentage of the principal amount thereof) and during the redemption periods set forth below, plus accrued interest, if any, to the date fixed for redemption:

Redemption Periods (Both Dates Inclusive)	Redemption Prices (Percentage of Principal Amount
February 1, 2002 to January 31, 2003 February 1, 2003 to January 31, 2004 February 1, 2004 and thereafter	102% 101 100

(C)    The 1992 Series A Bonds maturing on February 1, 2020 are subject to redemption by the Issuer, at the direction of the Company, at any time and from time to time, in whole or in part, on or after February 1 2002, upon written notice of the exercise of the option to redeem delivered to the Issuer and the Trustee by the Company, at the redemption prices (expressed as a percentage of the principal amount thereof) and during the redemption periods set forth below, plus accrued interest, if any, to the date fixed for redemption:

Redemption Periods (Both Dates Inclusive)	Redemption Prices (Percentage of Principal Amount
February 1, 2002 to January 31, 2003 February 1, 2003 to January 31, 2004 February 1, 2004 and thereafter	102% 101 100

(D)    The 1992 Series A Bonds maturing on February 1, 2021 are subject to redemption by the Issuer, at the direction of the Company, at any time and from time to time, in whole or in part, on or after February 1 2002, upon written notice of the exercise of the option to redeem delivered to the Issuer and the Trustee by the Company, at the redemption prices (expressed as a percentage of the principal amount thereof) and during the redemption periods set forth below, plus accrued interest, if any, to the date fixed for redemption:

Redemption Periods (Both Dates Inclusive)	Redemption Prices (Percentage of Principal Amount
February 1, 2002 to January 31, 2003 February 1, 2003 to January 31, 2004 February 1, 2004 and thereafter	102% 101 100

(E)    The 1992 Series A Bonds maturing on February 1, 2022 are subject to redemption by the Issuer, at the direction of the Company, at any time and from time to time, in whole or in part, on or after February 1 2002, upon written notice of the exercise of the option to redeem delivered to the Issuer and the Trustee by the Company, at the redemption price 0f 100% of the principal amount thereof, plus accrued interest, if any, to the date fixed for redemption.

(b) (ii)    During the Long-Term Interest Rate Period commencing on the Date of Issuance of the 1992 Series B Bonds, the 1992 Series B Bonds shall be subject to optional redemption as follows:

The 1992 Series B Bonds maturing on February 1, 2022 are subject to redemption by the Issuer, at the direction of the Company, at any time and from time to time, in whole or in part, on or after February 1, 2002, upon written notice of the exercise of the option to redeem delivered to the Issuer and the Trustee by the Company, at the redemption prices (expressed as a percentage of the principal amount thereof) and during the redemption periods set forth below, plus accrued interest, if any, to the date fixed for redemption:

Redemption Periods (Both Dates Inclusive)	Redemption Prices (Percentage of Principal Amount
February 1, 2002 to January 31, 2003 February 1, 2003 to January 31, 2004 February 1, 2004 and thereafter	102% 101 100

(c) During any Long-Term Interest Rate Period the 1992 Series A and B Bonds (except during the Long-Term Interest Rate Period for the 1992 Series A and B Bonds commencing on the Date of Issuance of the 1992 Series A and B Bonds) shall be subject to optional redemption by the Issuer, at the direction of the Company, on the first day thereof, in whole or in part, at the redemption price of par, and thereafter, during the periods specified below or, if a Favorable Opinion of Bond Counsel is delivered as provided in Section 2.01(f)(ii)(8), during the periods specified in the notice of the Company to the Registrar pursuant to Section 2.01(f)(ii)(A), in whole at any time or in part from time to time, at the redemption prices (expressed as a percentage of principal amount) hereinafter indicated or specified in the notice of the Company to the Registrar pursuant to Section 2.01(f)(ii)(A), plus accrued interest, if any, to the redemption date.

Length of Long-Term Interest Rate Period (expressed in years)	Redemption Prices

greater than 15	after 10 years at 102%, declining by 1% every year to 100%

less than or equal to 15 and greater than 10	after 7 years at 102%, declining by 1% every year to 100%

less than or equal to 10	after 5 years at 102%, declining by 1% every year to 100%

Length of Long-Term Interest Rate Period (expressed in years)	Redemption Prices

less than equal to 7lessgreater than 15	after 3 years at 101%, declining by 1% every year to 100%

less than or equal to 4	after 2 years at 100%

(d)    The 1992 Series A and B Bonds shall be subject to extraordinary optional redemption by the Issuer, at the direction of the Company, in whole or in part at any time at a redemption price of par plus accrued interest, if any, to the redemption date, if the Company shall deliver to the Trustee a certificate of an Authorized Company Representative certifying that:

(i)    The Company shall have determined, in its sole discretion, that the continued operation of one or more of the Project Facilities or a substantial portion of one or more of the Project Facilities is impractical, uneconomical or undesirable for any reason, including, without limitation, the imposition upon the Company with respect thereto of unreasonable burdens or excessive liabilities, which shall be deemed to include, without limitation, the imposition or substantial increase of ad valorem property taxes or taxes on the leasing or use of the Project Facilities or a substantial portion thereof or on amounts payable with respect thereto; or

(ii)    All or a substantial portion of one or more of the Project Facilities shall have been damaged, destroyed, condemned or taken by eminent domain or sold under a reasonably apprehended threat of condemnation or such portion of one or more of the Project Facilities or the use or control thereof shall have been condemmed or taken by eminent domain or sold under a reasonably apprehended threat of condemnation as to render the Project Facilities or a substantial portion of one or more of the Project Facilities unsatisfactory for their intended uses, as determined by the Company in its sole discretion; or

(iii)    the construction or operation of one or more of the Project Facilities or a substantial portion of one or more of the Project Facilities shall have been enjoined or prevented or shall have otherwise been prohibited by, or shall conflict with, any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body.

To exercise any such option with respect to all or a portion of the 1992 Series A and B Bonds, the Company shall give written notice to the Trustee, which notice shall specify the Project Facilities affected by the above specified events and the principal amount of Bonds of such Series to be redeemed, including the maturity or maturities of the 1992 Series A and B Bonds to be redeemed. Such notice shall also specify a redemption date, which date may not be earlier than 30 days after such notice is given, and shall further specify that, as determined by the Company, one or more of such events has occurred or one or more of such conditions is continuing, which determination shall be conclusive.

(e)    The 1992 Series A and/or B Bonds shall be subject to mandatory redemption by the Issuer, in whole, or in such part as will, in the opinion of Bond Counsel, preserve the exclusion from gross income for federal income tax purposes of the interest on the 1992 Series A and/or B Bonds remaining Outstanding, or either of such Series, at a redemption price of par, plus accrued interest, if any, to the redemption date, on the 180th day (or such earlier date as may be designated by the Company) after a Determination of Taxability (provided however, that if the lien of this Indenture has been defeased prior to a Determination of Taxability, the 1992 Series A and/or Series B Bonds will not be subject to redemption, except for any redemption provided for in connection with such defeasance.

(f)    The 1992 Series A and B Bonds, or an appropriate allocable portion thereof, shall be redeemed by the Issuer at a redemption price equal to 100% of the principal amount thereof, without redemption premium, plus accrued interest, if any, to the redemption date, within 60 days (i) following the automatic termination of the Agreement as to the Project Facilities located on a site covered by any ground lease as a result of the termination of such ground lease in accordance with its terms, or (ii) following the failure by the Company, at any time during which any 1992 Series A or B Bonds are outstanding, to exercise any option to renew the term of the Agreement as to the Project Facilities, or portion thereof, then existing and leased under the Agreement on the applicable term expiration date subsequent to the expiration of the initial term thereof, which initial term expires on December 31, 2015.

(g)    Any Series of Additional Bonds shall be subject to any mandatory sinking fund redemptions provided. in the Supplemental Indenture providing for the issuance of such Series of Additional Bonds.

(h)    Any Series of Additional Bonds shall be subject to any optional redemptions provided in the Supplemental Indenture providing for the issuance of such Series of Additional Bonds.

SECTION 3.02. Selection of Bonds to be Redeemed. If less than all the Bonds of a Series shall be called for redemption under any provision of this Indenture permitting a partial redemption, the particular Bonds or portions of Bonds of a Series to be redeemed shall be selected by the Registrar, in such manner as the Registrar in its discretion may deem proper, in the principal amount designated to the Registrar by an Authorized Company Representative or otherwise as required by this Indenture; provided,  however that in connection with any redemption of Bonds, the Registrar shall first select for redemption any Escrow Bonds, and that if, as indicated in a certificate of an Authorized Company Representative delivered to the Registrar, the Company shall have offered to purchase all Bonds then Outstanding of a Series and less than all of such Bonds shall have been tendered to the Company for such purchase, the Registrar, at the direction of an Authorized Company Representative, shall select for redemption all such Bonds of a Series which have not been so tendered. In addition, if during a Short-Term Interest Rate Period less than all of the Bonds of a Series shall be called for redemption under any provision of this Indenture permitting a partial redemption of the Bonds, such partial redemption shall be accomplished by the Registrar designating specific Bonds of such Series for redemption on their respective Interest Payment Dates. The Bonds of a Series designated for redemption during a Short-Term Interest Rate Period shall be selected by the Registrar in such manner as the Registrar in its discretion may deem proper only from those Bonds of such Series whose Bond Interest Term is of sufficient remaining duration as to allow timely notification of redemption to be given pursuant to Section 3.03 hereof.

In selecting Bonds of a Series or of a maturity for redemption, the Registrar shall treat each Bond of such Series or maturity as representing that number of Bonds of such Series or maturity which is obtained by dividing the principal amount of such Bond by the then-minimum Authorized Denomination. If it is determined that one or more, but not all, of the units of principal amount represented by any such Bond is to be called for redemption, then, upon notice of intention to redeem such unit or units, the Owner of such Bond shall forthwith surrender such Bond to the Paying Agent for (a) payment to such Owner of the redemption price of the unit or units of principal amount called for redemption, and (b) delivery to such Owner of a new Bond or Bonds in the aggregate principal amount of the unredeemed balance of the principal amount of such Bond. New Bonds of such Series or maturity representing the unredeemed balance of the principal amount of such Bond shall be issued to the Owner thereof, without charge therefor. If the Owner of any such Bond shall fail to present such Bond to the Paying Agent for payment and exchange as aforesaid, such Bond nevertheless shall become due and payable on the date fixed for redemption to the extent of the unit or units of principal amount called for redemption (and to that extent only) and interest thereon shall cease to accrue.

Any notice of redemption given in accordance with this Article III, unless moneys (Available Moneys in the case of any Bonds secured by a Credit Facility) shall be received by the Trustee prior to giving such notice sufficient to pay the principal of and premium, if any, and accrued interest, if any, on the Bonds to be redeemed, shall state that such redemption shall be conditional upon the receipt of such moneys (Available Moneys in the case of any Bonds secured by a Credit Facility) by the Trustee by 12:00 Noon, New York City time, on the date fixed for redemption. If such moneys (Available Moneys in the case of any Bonds secured by a Credit Facility) shall not have been so received such notice shall be of no force and effect, the Issuer shall not redeem such Bonds and the Registrar shall give notice, in the manner in which the notice of redemption was given, that such moneys (Available Moneys in the case of any Bonds secured by a Credit Facility) were not so received and such redemption did not take place. In such event, the Registrar and Trustee shall promptly return the Bonds which it has received to the holders thereof as shown on registration books of the Issuer.

SECTION 3.03.    Procedure for Redemption of Bonds. Upon being notified by the Company at least five (5) Business Days prior to the day on which the Registrar for the Bonds of a Series shall be required to give notice of any redemption as provided in the Agreement, such Registrar shall give notice, in the name of the Issuer, of the redemption of such Series of Bonds, which notice shall (i) specify the complete official name of the issue, including the Series designation, the CUSIP number, the interest rate, the date of issue, the maturity date or dates therein to be redeemed, the redemption date, the redemption price and the place where amounts due upon such redemption will be payable (which shall be the principal office of the Paying Agent for such Series of Bonds and if less than all of the Bonds of such Series and/or maturity date or dates are to be redeemed, the numbers of the Bonds of such Series and the portions of such Bonds (in units of Authorized Denominations only) so to be redeemed, and (ii) state that, on the redemption date, the Bonds to be redeemed (or portions thereof) shall cease to bear interest. Such notice may set forth any additional information relating to such redemption. Any notice required to be given by the Registrar for the Bonds of a Series pursuant to this Section shall be provided to the Registrar by the Company. Such notice shall be given by first-class mail (except that if an Owner owns $1,000,000 or more in aggregate principal amount of such Bonds such notice shall be given by certified mail, return receipt requested) at least 30 days prior to the date fixed for redemption to the Owners of Bonds of such Series to be redeemed at the address for each such Owner of Bonds as shown in the registration books kept by such Registrar; provided, however, the failure to duly give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of Bonds of such series with respect to which no such failure or defect occurred. In addition, notice of redemption shall be sent by certified mail, return receipt requested, contemporaneously with such mailing to Securities Depositories that are Owners of Bonds to be redeemed (provided, that if any such Securities Depository is also an Owner of $1,000,000 or more in aggregate principal amount of such Bonds then only one such notice by certified mail, return receipt requested, need be given) and to two or more Information Services. A second notice of redemption shall be given by registered or certified mail, return receipt requested, mailed not less than sixty (60) days nor more than ninety (90) days after the redemption date to any Owner of Bonds to be redeemed that has not surrendered the Bonds called for redemption, at his address shown on the registration books of the Issuer maintained by such Registrar. Records of the Registrar showing that such notice was mailed as required by this Section shall be conclusive evidence of the giving of such notice. Upon presentation and surrender of Bonds of a Series so called for redemption at the place or places of payment, such Bonds shall be redeemed.

The term “Information Services” shall mean Financial Information, Inc.’s “Daily Bond Service,” 30 Montgomery Street, l0th Floor, Jersey City, New Jersey 07302, Attention: Editor; Kenney Information Services’ “Called Bond Service,” 55 Broad Street, 28th Floor, New York, New York 10004; Moody’s “Municipal and Government,” 99 Church Street, 8th Floor, New York, New York 10007, Attention: Municipal News Reports; and Standard and Poor’s “Called Bond Record, “ 25 Broadway, 3rd Floor, New York, New York 10004; or, in accordance with then-current guidelines of the Securities and Exchange Commission, to such other addresses and/or such other services providing information with respect to called bonds, as the Company may designate in a certificate of the Company delivered to the Trustee. The Company may also designate that the term “Information Services” means no such service.

The term “Securities Depositories” shall mean: The Depository Trust Company, 711 Stewart Avenue, Garden City, New York 11530, Fax (516) 227-4039 or 4190; Midwest Securities Trust Company, Capital Structures-Call Notification, 440 South LaSalle Street, Chicago, Illinois 60605, Fax (312) 663-2343; Philadelphia Depository Trust Company, Reorganization Division, 1900 Market Street, Philadelphia, Pennsylvania 19103, Attention: Bond Department, Dex (215) 496-5058; or, in accordance with then-current guidelines of the Securities and Exchange Commission, to such other addresses and/or such other securities depositories, as the Company may designate in a certificate of the Company delivered to the Trustee. The Company may also designate that the term “Securities Depositories” means no such depositories.

SECTION 3.04.    No Partial Redemption After Default.
Anything in this Indenture to the contrary notwithstanding, if there shall have occurred and be continuing an Event of Default, there shall be no redemption of less than all of the Outstanding Bonds unless, in the opinion of Bond Counsel, such partial redemption is required in order that a Determination of Taxability (or an event which would give rise thereto) shall not occur, or if a Determination of Taxability has occurred, that such partial redemption shall result in such Determination of Taxability being rescinded as to the Bonds remaining Outstanding.

SECTION 3.05.    Payment of Redemption Price.

(a)    For the redemption of any of the Bonds of a Series, the Issuer shall cause to be deposited in the Bond Fund, on or prior to the date fixed for redemption, solely out of the Trust Estate, moneys (Available Moneys in the case of any Bonds secured by a Credit Facility) sufficient to pay the principal of and interest and any premium to become due on the date fixed for such redemption of such Bonds.

(b)    Moneys for payment of the principal of and interest and any premium to the date fixed for redemption on Bonds of a Series called for redemption and not presented for payment on the date fixed for redemption shall be set aside by the Trustee in trust for the Owners of such Bonds and shall be held uninvested. Interest on such Bonds shall cease to accrue on the date fixed for redemption.

SECTION 3.06.    Company Right to Cancel Bonds. The Company shall have the right at any time, and from time to time, to deliver Bonds owned by the Company (including Escrow Bonds) to the Trustee for cancellation. Prior to any such cancellation, the Company shall deliver to the Trustee a certificate of the Company stating that the. Company is the owner of such Bonds and irrevocably directing the Trustee to cancel such Bonds. Upon the delivery of such Bonds to the Trustee, together with such Certificate, such Bonds shall no longer be deemed to be Outstanding under this Indenture or have any right hereunder, and shall be cancelled by the Trustee.

SECTION 3.07.    Redemption of Additional Bonds. The Additional Bonds of a Series shall be subject to redemption prior to their stated maturities to the extent, upon such terms and conditions, on such dates, and at such prices as are set forth in the Supplemental Indenture providing for the issuance of such Series of Bonds and upon the further terms and conditions as are hereinafter set forth in this Article III.

SECTION 3.08. Selection of Additional Bonds for Redemption: Selection by Lot. In the event that less than all of the Additional Bonds of any particular Series then Outstanding are to be redeemed, the Additional Bonds of such Series to be redeemed shall be redeemed in such order as is set forth in the Supplemental Indenture providing for the issuance of such Series. Whenever provision is made in this Indenture or any Supplemental Indenture for the selection by lot of Bonds to be redeemed, the Trustee, in any manner which it deems fair, shall select, or shall direct the Registrar to select, the particular Bonds to be redeemed from among those Bonds which are then subject to redemption and to selection by lot for such redemption. The Registrar for the Bonds of the Series subject to redemption shall promptly notify the Trustee, in writing, of the numbers of the Bonds of the Bonds so selected for redemption.

SECTION 3.09.    Partial Redemption of Bonds. In the event that only part of the principal amount of a Bond of a Series shall be called for redemption, payment of the amount to be redeemed shall be made, except to the extent otherwise provided in a Supplemental Indenture with respect to an Additional Series of Bonds, only upon surrender of such Bond to the Registrar for such Series, as indicated in the notice of redemption of such Bond. Upon surrender of such Bond, except to the extent otherwise provided in a Supplemental Indenture with respect to an Additional Series of Bonds, the Registrar shall authenticate and deliver to the Owner thereof, at the expense of the Company, a new duly executed Bond or Bonds, of Authorized Denominations equal in aggregate principal amount to, and of the same Series, maturity and interest rate as, the unredeemed portion of such surrendered Bond.

SECTION 3.10.    Effect of Redemption. (a) If a Bond of a Series is subject by its terms to prior redemption and has been duly called for redemption and notice of the redemption thereof has been duly given as provided herein or in the Supplemental Indenture providing for the issuance of such Series of Bonds and if moneys for the payment of such Bond (or of the principal amount thereof to be redeemed) at the then applicable redemption price, together with the then applicable premium, if any, and the interest to accrue to the redemption date on such Bond (or the principal amount thereof to be redeemed) are held for the purpose of such payment by the Registrar for the Series of Bonds of which such bond is one, then such Bond (or the principal amount thereof to be redeemed) so called for redemption shall, on the redemption date designated in such notice, become due and payable, and interest on such Bond (or the principal amount thereof to be redeemed) so called for redemption shall cease to accrue.

(b)    During the period from and after the date on which a notice of redemption shall be given by the Registrar in accordance with the provisions of Section 3.03 and continuing through the redemption date designated in such notice of redemption, the holders of the Bonds to which such notice of redemption relates shall, to the extent the Bonds may be tendered at the option of the owners thereof, continue to have the right to tender such Bonds for optional or mandatory purchase and such Bonds shall continue to be secured by the Credit Facility, if any, in effect immediately prior to the date on which such notice of redemption shall have been given, or an Alternate Letter of Credit or Alternate Credit Facility replacing any such Credit Facility, as if such notice of redemption shall not have been given.

(End of Article III)

ARTICLE IV.

CERTAIN FUNDS; LETTER OF CREDIT;
ALTERNATE CREDIT FACILITIES

SECTION 4.01.    Creation of Bond Fund. There is hereby created and established with the Trustee a trust fund in the name of the Issuer to be designated “Special Facilities Revenue Bonds (Delta Air Lines, Inc. Project) Bond Fund” to be held and administered by the Trustee hereunder so long as any Bonds are Outstanding and separate accounts within said Bond Fund designated as the “Special Facilities Revenue Bonds, 1992 Series A (Delta Air Lines, Inc. Project) Bond Account (the “1992 Series A Bond Account”) and the “Special Facilities Revenue Bonds, 1992 Series B (Delta Air Lines, Inc. Project) Bond Account (the “1992 Series B Bond Account”) shall be created and maintained. The Trustee shall establish one or more additional accounts or subaccounts within the Bond Fund for any purpose, including in connection with the issuance of Additional Bonds.

SECTION 4.02.    Liens. The Issuer shall not create any lien upon the Bond Fund or upon the Receipts and Revenues other than the lien hereby created. The Issuer shall have no interest in the Bond Fund or the moneys or Investment Securities therein.

SECTION 4.03.    Deposits into Bond Fund. deposited in the Bond Fund. There shall be deposited in the Bond Fund:

(a)    the accrued interest and purchase premium, if any, paid by the initial purchasers of a Series of Bonds;

(b)    all Facility Rentals except moneys received to pay the purchase price of Bonds being purchased pursuant to Section 2.02 which shall be deposited as provided in Article XIII;

(c)    all other moneys received by the Trustee under and pursuant to any provision of the Agreement, or any similar agreement executed and delivered in respect of Series of Additional Bonds other than Sections 6.09 and 6.10 and 8.05 thereof, or from any other source when accompanied by directions by the Company that such moneys are to be paid into the Bond Fund; and

(d)    all moneys received pursuant to the Letter of Credit or other Credit Facility except moneys received to pay the purchase price of Bonds being purchased pursuant to Section 2.02, which shall be deposited as provided in Article XIII and (e) all moneys received by the Trustee under Section 5.01 hereof for deposit into the Bond Fund.

All moneys deposited to the Bond Fund as provided in Section 4.03(d) shall be held in a separate account or sub-account separate and apart from all other moneys in the Bond Fund and such moneys shall only be available to make payments hereunder with respect to the related Series of Bonds and to such extent, Bonds are not equally and ratably secured hereunder. Nothing herein shall prevent the Issuer from affording any particular Series of Additional Bonds additional or different security through a Letter of Credit, Alternate Letter of Credit, Credit Facility or Alternate Credit Facility (which mayor may not be similar or identical to the Letter of Credit, if any, or other Credit Facility, if any, from time to time securing a Series of Bonds) or by providing no such Credit Facility, or by the establishment of separate funds and accounts with respect to a particular Series of Additional Bonds, or otherwise.

SECTION 4.04.    Use of Moneys in Bond Fund. Except as otherwise provided in Sections 4.05, 4.06, 4.08, 4.10, 6.01, 8.01 and 10.04, moneys in the Bond Fund shall be used solely for the payment of the principal of and interest and any redemption premium on the Bonds as the same shall become due and payable at maturity, upon redemption or acceleration or otherwise.

SECTION 4.05.    Custody of Bond Fund: Withdrawal of Moneys. (a) The Bond Fund shall be held in the custody of the Trustee but in the name of the Issuer and the Issuer hereby authorizes and directs the Trustee to withdraw from the Bond Fund and furnish to the Paying Agent moneys (Available Moneys in the case of Bonds secured by a Credit Facility as to which Available Moneys may be required) sufficient to pay the principal of and interest and any premium on the Bonds as the same shall become due and payable, and to withdraw from the Bond Fund moneys or Available Moneys, as required, sufficient to pay any other amounts payable therefrom as the same shall become due and payable. Moneys from the Bond Fund for the payment of the principal of, redemption premium (if any) and interest on the Bonds shall be derived from the following sources in the order of priority indicated:

(1)    all accrued interest and purchase premium, if any, paid by the initial purchasers of Bonds, and any amounts derived from the investment of such amounts;

(2)    in the case of Bonds secured by a Credit Facility, all amounts drawn by the Trustee under the relevant Letter of Credit or other Credit Facility, and any amounts derived from the investment of such amounts;

(3)    moneys remaining in the Construction Fund as provided in Section 5.01(g) which were deposited from proceeds of a Series of Bonds or were derived from earnings on moneys deposited in the Construction Fund from Bond proceeds;

(4)    proceeds of the issuance and sale of Refunding Bonds pursuant to the provisions of Section 2.11 or from proceeds of the issuance and sale of other bonds of the Issuer, and any amounts derived from the investment of such proceeds;

(5)    all Facility Rentals (except moneys received to pay the purchase price of Bonds being purchased pursuant to Section 2.02) paid by the Company pursuant to the Agreement and amounts derived from the investment of such amounts; and

(6)    all other amounts received by the Trustee from any other source accompanied by a direction that such moneys are to be paid into the Bond Fund, and any amounts derived from the investment of such amounts.

(b)    On any day on which payment of principal or interest shall become due on a Series of Bonds secured by the Letter of Credit or a Credit Facility, the Trustee, without making any prior claim or demand upon the Company, shall draw moneys under and in accordance with the terms of the Letter of Credit or other Credit Facility, if any, as provided in Section 4.10 in a timely manner so as to receive moneys thereunder in an amount equal to such amount of principal and interest corning due on such Bonds on the payment date with respect to which such draw is made and the redemption premium (if any) applicable thereto if the Credit Facility then in effect provides for the payment of such premium. The Trustee shall give, or cause to be given, notice to the Company by telephone or telex, promptly confirmed in writing, immediately after drawing moneys under the Letter of Credit or any other Credit Facility to make any such payment. Moneys received by the Trustee pursuant to draws under the Letter of Credit or other Credit Facility shall not be used to pay principal of or interest on any Bonds with respect to any period when such Bonds are Escrow Bonds. Moneys received pursuant to draws on the Credit Facility shall only be applied to the payment of principal, redemption premium (if any) or interest on Bonds which are secured by the Credit Facility (except for principal, redemption premium (if any) or interest on any such Bond accruing for any period when such Bond is an Escrow Bond), or, if no need exists for such purposes, shall be returned to the Credit Bank to the extent that the Credit Bank has not been reimbursed by the Company for any draws made on the Credit Facility. The Trustee shall be entitled to rely conclusively on a certificate of an officer of the Credit Bank in determining the extent to which the Credit Bank has not been reimbursed for such draws. In the event the Credit Facility at the time in effect with respect to any Bonds shall not provide for the payment of redemption premium applicable to the Bonds, then on any date on which such redemption premium is due, moneys drawn by the Trustee under the Credit Facility shall be applied to the payment of principal and interest on the Bonds and not to the payment of such redemption premium. As provided in Section 4.03, moneys received pursuant to a draw on any Credit Facility shall be held in a separate account or sub-account.

(c)    Notwithstanding the foregoing, (i) amounts held in the Bond Fund (A) with respect to the related Series of Bonds, may be used to reimburse any commercial lending institution which is party to a Credit Facility for a draw on such a Credit Facility made to provide funds of the payment of principal of and premium, if any, and interest on such Bonds, and (B) with respect to any Series of Additional Bonds and to the extent provided in the related Supplemental Indenture, may be used to reimburse any commercial lending institution which is a party to any letter of credit or other Credit Facility then in place for a draw on such letter of credit or other Credit Facility made to provide funds for the payment of principal of and premium, if any, and interest on such Series of Additional Bonds, as the case may be, and (ii) amounts deposited in the Bond Fund pursuant to Sections 7.01 and 7.02 of the Agreement shall be paid to the Company upon direction by the Company pursuant to, and upon the receipt of an opinion of Bond Counsel as described in, Sections 7.01 and 7.02 of the Agreement.

SECTION 4.06.    Bonds Not Presented for Payment. If any Bonds shall not be presented for payment when the principal thereof becomes due, or, with respect to Bonds in a Short-Term Interest Rate Period, when the interest thereon becomes due, either at maturity or at the date fixed for redemption thereof or otherwise, or if any check or draft mailed to an Owner in connection with a payment of interest on any Bond shall not be cashed by such Owner, if moneys or Available Moneys, as appropriate and required, sufficient to pay such Bonds are held by the Paying Agent for the benefit of the Owners thereof, the Paying Agent shall segregate and hold such moneys in trust uninvested without liability for interest thereon, for the benefit of Owners of such Bonds, who shall, except as provided in the following paragraph, thereafter be restricted exclusively to such fund or funds for the satisfaction of any claim of whatever nature on their part under this Indenture or relating to such Bonds. Moneys so held by the Paying Agent which are received pursuant to draws on any Credit Facility shall be held by the Paying Agent in a separate account or sub-account separate and apart from moneys received from other sources.

Any moneys which the Paying Agent shall segregate and hold in trust for the payment of the principal of or interest or any premium on any Bond and remaining unclaimed for two years after such principal, interest or any premium shall have become due and payable shall be paid to the Trustee upon its request. The Trustee will apply such moneys first to the Credit Bank, to the extent that there have been draws under the Credit Facility for which the Credit Bank has not been reimbursed, and then to the Company. In connection with any such payment to the Credit Bank, the Trustee shall be entitled to rely conclusively on a certificate of an officer of the Credit Bank in determining the extent to which the Credit Bank has not been reimbursed for such draws. After the payment of such unclaimed moneys to the Company or to the Credit Bank, the Owner of such Bond shall look only to the Company for the payment thereof.

SECTION 4.07.    Moneys Held in Trust. All moneys required to be deposited with or paid to the Trustee for deposit into the Bond Fund and the Construction Fund under any provision hereof and all moneys withdrawn from the Bond Fund and the Construction Fund and held by the Trustee or the Paying Agent shall be held by the Trustee or the Paying Agent, as the case may be, in trust.

SECTION 4.08.    Payment to the Credit Bank or Company. Any moneys remaining in the Bond Fund after the right, title and interest of the Trustee in and to the Trust Estate and all covenants, agreements and other obligations of the Issuer under this Indenture shall have ceased, terminated and become void and shall have been satisfied and discharged in accordance with Article VIII, shall be paid first to the Credit Bank, to the extent that there have been draws under the Credit Facility for which the Credit Bank has not been reimbursed, and then to the Company. The Trustee shall be entitled to rely conclusively on a certificate of an officer of the Credit Bank in determining the extent to which the Credit Bank has not been reimbursed for such draws.

SECTION 4.09.    Rebate Fund. There is hereby created in the custody of the Trustee a separate fund to be designated “Kenton County Airport Board Special Facilities Revenue Bonds, 1992 Series A and B Rebate Fund (Delta Air Lines, Inc. Project)”. Any provisions hereof to the contrary notwithstanding, amounts credited to the Rebate Fund shall be free and clear of any liens hereunder and such moneys may not be used for payment of amounts due on the 1992 Series A and B Bonds or any other Bonds. Upon the issuance of any Series of Additional Bonds, additional separate Rebate Funds shall be created with respect thereto.

SECTION 4.10.    Credit Facility.

(a)    The Trustee is hereby directed, in respect of any Series of Bonds secured by a Credit Facility, on or prior to each Interest Payment Date, as required by the applicable reimbursement agreement and Credit Facility, to make a drawing under the Credit Facility no later than the time provided in the relevant Letter of Credit or other Credit Facility for presentations of drafts in order to receive payment in immediately available funds by the New York City time provided in the applicable Letter of Credit or Credit Facility on the date when drawings under such Credit Facility are to be received, equal to the interest on such Bonds as may be then payable from the Credit Facility due on such Interest Payment Date (other than such interest representing the purchase price of any such Bonds required to be purchased on such date) and to use such drawing to pay such interest due on such Interest Payment Date. The proceeds of such drawing shall be deposited in the Bond Fund in the separate account or sub-account created in respect of the applicable Series of Bonds separate and apart from any moneys not received pursuant to a draw on a Credit Facility pending application to the payment of interest on such Bonds. The Trustee may direct that the proceeds of any such drawing shall be paid directly to the Paying Agent or the Tender Agent, as appropriate. In determining the amount of any such interest then due, the Trustee shall not take into consideration any interest due on any Bond for any period when any such Bond is an Escrow Bond and no drawings under the Credit Facility shall be made or be used to pay interest on any Bond for any period when such Bond is an Escrow Bond.

(b)    On each date on which a payment of principal or redemption premium (if any) on any Bonds of a Series then secured by and payable from a Credit Facility is due either by maturity or as a result of any mandatory or optional redemption of such Bonds or any acceleration of the maturity of such Bonds or any tender of any Bonds for purchase or otherwise (in each case, other than any principal, and premium, if any, due on Escrow Bonds), the Trustee is hereby directed to make a drawing under the Credit Facility no later than the time provided in the Letter of Credit or other Credit Facility for presentations of drafts in order to receive payment in immediately available funds by the New York City time provided in the applicable Letter of Credit or Credit Facility on such date, equal to the amount of such principal payment, and if covered by the Credit Facility then in effect, redemption premium then due and use such drawing to make such payment. The proceeds of such drawing shall be deposited in the Bond Fund in the separate account or sub-account created in respect of the applicable Series of Bonds separate and apart from any moneys not received pursuant to a draw on a Credit Facility pending application to the payment of the principal and premium (if applicable) of such Bonds or if so ordered by the Trustee shall be paid directly to the Paying Agent or the Tender Agent, as appropriate. In determining the amount of such principal and premium (if applicable) then due, the Trustee shall not take into consideration any principal or redemption premium required on Escrow Bonds and no drawings under the Credit Facility shall be made or be used to pay any principal or redemption premium of Escrow Bonds.

(c)    If at any time there shall have been delivered to the Trustee an Alternate Letter of Credit or Alternate Credit Facility pursuant to Section 4.11 of this Indenture and the documents required by such Section 4.11, then the Trustee shall accept such new Credit Facility and surrender the previously held Credit Facility for cancellation in accordance with the terms of such Credit Facility, provided that no such surrender shall occur until after the date, if any, on which the Bonds are subject to mandatory purchase in accordance with Section 2.02(d). If at any time all Bonds then secured by the Letter of Credit or other Credit Facility shall have been defeased pursuant to Article VIII of this Indenture, the Trustee shall surrender the Letter of Credit or other Credit Facility in effect prior to such defeasance to the issuer or provider thereof in accordance with the terms of such Letter of Credit or other Credit Facility for cancellation. The Trustee shall comply with the procedure set forth in the Letter of Credit or other Credit Facility relating to the termination thereof and is authorized to deliver certificates reducing the Stated Amount of the Letter of Credit or other Credit Facility in accordance with the provisions thereof.

SECTION 4.11.    Alternate Letter of Credit; Alternate Credit Facility.

(a)    At any time prior to the expiration of the Letter of Credit or other Credit Facility, as then in effect with respect to the Bonds of a Series, the Company may, at its option, provide for the delivery to the Trustee of any Alternate Letter of Credit. Any such Alternate Letter of Credit shall be an irrevocable letter of credit, other than the Letter of Credit delivered to the Trustee on the Date of Issuance, issued by a domestic or foreign commercial bank, which has a term of at least one year. Any Alternate Letter of Credit delivered to the Trustee pursuant to this Section shall contain administrative provisions reasonably acceptable to the Trustee. On or prior to the date of the delivery of such Alternate Letter of Credit to the Trustee, the Company shall furnish to the Trustee (i) a Favorable Opinion of Bond Counsel, (ii) either (A) written evidence from Moody’s, if such Bonds are then rated by Moody’s, and S&P, if such Bonds are then rated by S&P, in each case to the effect that the ratings of such Bonds (if any) will not be withdrawn or reduced as a result of such replacement or (B) a statement of the Company that no ratings have been obtained, (iii) if such Alternate Letter of Credit is issued by a bank other than a domestic commercial bank, an opinion of Counsel that no registration of such Bonds or such Alternate Letter of Credit is required under the Securities Act of 1933, as amended, nor is the Indenture required to be qualified under the Trust Indenture Act of 1939, as amended, and (iv) an opinion of Counsel satisfactory to the Trustee to the effect that such Alternate Letter of Credit is a valid and enforceable obligation of the issuer or provider thereof. Upon receipt of the Alternate Letter of Credit and the other items specified in this Section 4.11(a), and after notice of delivery of such Alternate Letter of Credit has been given as provided in Section 4.13, the Trustee shall surrender the Letter of Credit to the issuer thereof for cancellation. If the Letter of Credit is replaced by an Alternate Letter of Credit as provided in and meeting the requirements of this Section 4.11(a) at least 45 days prior to the date of termination, expiration, reduction or modification of the Letter of Credit, the Bonds so secured shall not be subject to mandatory tender for purchase as provided in Section 2.02(d) hereof but the notice required by Section 4.13 shall be given.

(b)    If at any time there shall be delivered to the Trustee (i) an Alternate Credit Facility covering all or any portion of the Bonds of a Series, (ii) a Favorable Opinion of Bond Counsel, (iii) either (A) written evidence from Moody’s, if such Bonds are then rated by Moody’s, and S&P, if such Bonds are then rated by S&P, in each case to the effect that the ratings of such Bonds (if any) will not be withdrawn or reduced as a result of such replacement or (B) a statement of the Company that no ratings have been obtained, (iv) if such Alternate ‘Credit Facility is issued by a bank other than a domestic commercial bank, an opinion of Counsel (if any) that no registration of such Bonds or such Alternate Credit Facility is required under the Securities Act of 1933, as amended, and that no qualification of the Indenture is required under the Trust Indenture Act of 1939, as amended, (v) an opinion of Counsel satisfactory to the Trustee to the effect that such Alternate Credit Facility is a valid and enforceable obligation of the issuer or provider thereof, (vi) all information required to give the notice of mandatory tender for purchase of such Bonds as required by Section 2.02(d), then the Trustee shall accept such Alternate Credit Facility and; after the date of the mandatory tender for purchase established pursuant to Section 2.02(d), promptly surrender the Credit Facility then in effect to the Credit Bank which issued such Credit Facility in accordance with its terms for cancellation or deliver any document necessary to reduce the coverage of such Credit Facility.

SECTION 4.12.    Rights and Duties Under Credit Facilities. The Trustee is hereby instructed, without further direction, to draw amounts under the Letter of Credit or such other Credit Facility as may be substituted therefor in accordance with the terms and conditions set forth herein at the times, in the manner and for the purposes set forth in this Indenture. If the Trustee makes a drawing under the Credit Facility after the principal of the Bonds of the related Series shall have been declared immediately due and payable following the occurrence of an Event of Default with respect to such Bonds, the proceeds of such drawing shall be applied by the Trustee as promptly as practicable to the payment of such Bonds entitled to be paid therefrom. So long as the Credit Facility remains in effect with respect to any Bonds, the Trustee may not waive any Event of Default with respect to such Bonds if a drawing has been made under the Credit Facility, all or any portion of ‘ which is subject to reinstatement as provided in the Credit Facility, and such reinstatement has not yet occurred. The Issuer agrees that the Trustee in its name or in the name of the Issuer may enforce all rights of the Trustee and of the Issuer and all obligations of the Credit Bank (including the obligation of the Credit Bank to honor drawings duly presented in accordance with the terms and conditions of the Credit Facility) under and pursuant to the Credit Facility, for the benefit of the Owners of the Bonds of the related Series. The Trustee agrees to assume and perform the duties and obligations contemplated under the Credit Facility to be assumed and performed by the Trustee.

SECTION 4.13.    Notice of Termination. Event of Default or Other Change in Credit Facility. The Registrar shall give notice by mail to the Owners of the Bonds of a Series then payable from the Credit Facility (if any) on or before the 15th day preceding the termination or expiration of any Credit Facility in accordance with its terms, of any reduction, replacement or modification of the terms of the Credit Facility or any event of default under the Reimbursement Agreement of which the Trustee has been given notice by the Credit Bank, or, in the case of failure of the Credit Bank to reinstate the amount payable under the Credit Facility with respect to interest on such Bonds within the time provided therein following a drawing with any respect to interest on such Bonds, within two Business Days following the failure of the Credit Bank to reinstate the amount payable therein with respect to interest, together with a direction to tender such Bonds for purchase as provided in Section 2.02(d) (if applicable), which notice shall (i) describe generally the Credit Facility, if any, in effect prior to such termination, expiration, reduction or modification and the Alternate Credit Facility, if any, in effect or to be in effect upon such replacement, termination, expiration, reduction or modification, (ii) state the date of such replacement, termination or expiration, and the date of the proposed substitution of the Alternate Credit Facility (if any), (iii) describe any reduction or modification of the Credit Facility and the effective date thereof, and if the Credit Facility is being replaced, a description of the replacement therefor, (iv) specify the rating, if any, to be applicable to such Bonds after such replacement, termination, expiration, reduction or modification of the Credit Facility or state that no ratings have been obtained with respect to such Bonds for the period subsequent to such replacement, termination, expiration, reduction or modification of the Credit Facility, (v) unless the Credit Facility has been timely replaced by an Alternate Letter of Credit in respect of such Bonds as provided in Section 2.02(d) and Section 4.11(a), state that the Bonds will be purchased pursuant to Section 2.02(d) on the fifth Business Day preceding such expiration, termination, reduction or modification or, in the case of a mandatory purchase due to a failure to reinstate the amount payable on the Credit Facility following a drawing thereon for interest due on such Bonds, on the date determined as provided in Section 2.02(d), and (vi) if such Bonds are subject to mandatory purchase pursuant to Section 2.02(d), any other information required in the notice to the Owners of the Bonds by Section 2.02(d). The Company will give the Trustee, Registrar, and Paying Agent written notification of . any modification, reduction or replacement of the Credit Facility as soon as practicable after receiving knowledge thereof. The Company shall provide the Trustee and the Registrar with written notice of any information required to enable the Registrar to give the foregoing notice and shall provide the Registrar with the form of such notice; provided, however, that in the event the Company shall fail to provide such notice, the Trustee shall provide such notice to the Registrar.

In the event that the coverage of the Credit Facility is reduced under the circumstances described in the last paragraph of Section 2.02(d), then no notice of such reduction shall be required to be given under this Section.

(End of Article IV)

ARTICLE V

ESTABLISHMENT OF CONSTRUCTION FUND AND RELATED PROVISIONS

SECTION 5.01.    Construction Fund. (a) There is hereby created and established a special trust fund of the Issuer designated as the “Kenton County Airport Board Special Facilities Revenue Bonds, Construction Fund (Delta Air Lines, Inc. Project”) (hereinafter referred to as the “Construction Fund”) to be held and administered by the Trustee hereunder.

Construction Accounts.     There are hereby initially created and established two separate accounts in the Construction Fund to be known as the (i) “Construction Account, 1992 Series A (Delta Air Lines, Inc. Project)” (hereinafter referred to as the “1992 Series A Construction Account”) and the (ii) “Construction Account, 1992 Series B (Delta Air Lines, Inc. Project)” (hereinafter referred to as the “1992 Series B Construction Account”). There shall be credited to the 1992 Series A Construction Account the proceeds of the 1992 Series A Bonds allocated to such Construction Account to be applied to the appropriate Costs of Construction of the Project Facilities financed by application of the proceeds of the 1992 Series A Bonds and there shall be credited to the 1992 Series B Construction Account the proceeds of the 1992 Series B Bonds allocated to such Construction Account to be applied to the appropriate Costs of Construction of the Project Facilities financed by application of the proceeds of the 1992 Series B Bonds.

(b)    In the event of the issuance of Additional Bonds hereunder for the purposes of paying Costs of Construction, the Issuer, in the Supplemental Indenture providing for such Additional Bonds, may create additional construction accounts in the Construction Fund from which such Costs of Construction shall be paid (unless such accounts shall then already be in existence in the Construction Fund), and shall provide for a credit to such construction accounts of that amount of the proceeds of such Additional Bonds which are to be applied to the payment of such Costs of Construction. In the event that any interest on such Additional Bonds is to be provided from the proceeds of such Bonds, the Issuer, in the Supplemental Indenture providing for such Additional Bonds, shall specify the amount of such proceeds to be applied to the payment of such interest or the formula for determining such amount, and shall deposit the same in the construction account created for such Series of Additional Bonds.

(c)    The moneys on deposit from time to time in the Construction Fund shall be held under and subject to this Indenture; shall be subject to the liens, pledges, charges, assignments and trusts created hereby for the security and benefit of the Owners of the Bonds: and, unless otherwise specifically provided in this Section 5.01, shall be used and applied solely to the payment of the Costs of Construction in accordance with the remaining provisions of this Section 5.01.

(d)    As used in this Indenture (i) the word “construction” shall include the acquisition, construction, reconstruction, purchase, establishment, development, expansion, remodeling, renovating, adding to or improving the Project Facilities and reimbursing the Company for Costs of Construction paid by the Company prior to the issuance of the Bonds; and (ii) the term “Costs of Construction” shall include, to the extent permitted by law, but not be limited to:

(A) the cost of acquiring or constructing any building or facility for the Project Facilities;

(B) the cost of acquiring such land or leasehold interests in land, rights, rights-of-way, easements or other interests in land or other properties (real, personal or mixed) as may be deemed necessary or convenient for the construction or operation of the Project Facilities, including costs of options and partial payments, escrow deposits, preliminary and final awards or judgments and settlements or compromises, with respect to the foregoing; costs of reclaiming land; costs of dredging or filling incurred in the creation of land; and site preparation, including the costs of demolishing, removing or relocating any building or facility and the costs of any lands to which such building or facility may be removed or relocated; and relocation or moving expense of individuals or businesses to be displaced, replacement housing costs, and administrative costs relating to the foregoing;

(C) costs of acquiring any rights, interests or franchises deemed necessary or convenient by the Company or the Issuer for the construction or operation of the Project Facilities;

(D) costs of labor, services, material, supplies, machinery, equipment and apparatus, including payments to contractors, builders and materialmen in connection therewith, and of restoration of property damaged or destroyed in connection with construction work on the Project Facilities;

(E) costs of installation of utility services or connections thereto or relocation thereof for the Project Facilities;

(F) costs and expenses of all preliminary work necessary or incidental to construction of the project Facilities;

(G) costs and expenses of planning, engineering and other studies, architectural drawings, surveys, tests and specifications, whether preliminary or otherwise; and costs of other engineering and architectural services for the Project Facilities;

(H) costs of supervision and inspection of the Project Facilities;

(I)  costs of builders’ risk, liability or other insurance with respect to the buildings and facilities being constructed, or a reasonably allocated share thereof for the Project Facilities;

(J) costs of indemnity and fidelity bonds and expenses of administration properly chargeable to such construction of the Project Facilities;

(K) costs and expenses of financing, including the fees and expenses of the Credit Bank, the Trustee, the Registrar and Paying Agent, the Tender Agent and the Remarketing Agent during the period of construction, but not to exceed the actual period of construction and a reasonable time thereafter; costs incurred in issuing the Bonds, including underwriting discount and legal, financing and accounting fees and expenses, printing, engraving and advertising; and other similar costs including without limitation all fees, costs and expenses in connection with the preparation of this Indenture, the Agreement, the Bonds and the consummation of the transactions contemplated hereby;

(L) costs of the initial furnishings of any building or structure  included in the Project Facilities;

(M) costs of publication, advertising, filing and recording relating to or in respect of the Project Facilities;

(N) taxes, assessments and other charges relating to or in respect of the Project Facilities;

(O) expenses incurred in enforcing any remedy against a contractor or subcontractor in respect of any default relating to the Project Facilities;

(P) costs of estimates of costs and economic feasibility reports whether preliminary or otherwise; fees, costs and expenses of appraising, printing, advice, accounting and fiscal services, airport consultants, financial consultants, underwriters, attorneys (including Bond Counsel), clerical help and other independent contractors, agents or employees relating to or in respect of the Project Facilities;

(Q) the payment and discharge of the principal of and interest and premium, if any, on any interim or temporary construction financing or loans, including the reimbursement in full of the ‘Company for all advances and payments made by the Company at any time prior to or after the delivery of the Bonds for expenditures in connection with the preparation of plans and specifications for the project Facilities (including any preliminary study or planning of the Project Facilities or any aspect thereof) and the construction and installation of the Project Facilities;

(R) interest on the Bonds issued to finance the construction of all or any portion of the Project Facilities during the period of construction or as may be permitted by law; and

(S) any and all other costs and expenses necessary or desirable and pertaining or incident to construction of any project included in the Project Facilities, as estimated or otherwise ascertained by the Company.

(e)    Payments from moneys on deposit in the Construction Fund (other than payment of capitalized interest) from proceeds of the several Series of Bonds or from amounts received pursuant to Section 3.05 of the Agreement shall be made to or at the direction of the Company only in accordance with the provisions of this Section 5.01. Payments from moneys on deposit in the Construction Fund from Additional Bonds shall be disbursed as provided in the Supplemental Indenture authorizing the issuance thereof. Before any such payment shall be made there shall be filed with the Trustee a written requisition for such payment signed by an Authorized Company Representative or such other officer or employee of the Company as the Company shall designate from time to time stating as to the portion of the Project Facilities to which such requisition relates:

(i) the amount to be paid and the name of the person to whom payment is due (which person may be the Company);

(ii) that an obligation in the stated amount has been incurred by or on behalf of the Issuer or the Company and has not theretofore been paid;

(iii) that the payment of such amount is a proper charge against such Construction Account and specifying the purpose and circumstances of such obligation in reasonable detail; and

(iv) except in respect of payments made for costs of issuance, as of the date of such requisition, of the total amount of the proceeds of a series of Bonds theretofore applied and the amount then being requisitioned, no less than ninety-five percent (95%), including investment earnings thereon not subject to rebate, has been or will be expended for the qualified costs of exempt facilities within the meaning of Section 142(a)(1) of the Code paid or incurred after action taken by the Issuer pursuant to Treasury Regulation Section 1.103-8(a)(5)(v) (the “Qualified Cost”) and no more than five percent (5%) of the total amount theretofore expended and then being requisitioned, including investment earnings thereon not subject to rebate, has been or is being requisitioned from the proceeds of the series of Bonds for non-qualifying costs of the facilities to be financed from the proceeds of the Bonds.

(f)    Subject to subparagraph (h), upon receipt of each requisition and certificate referred to in this Section 5.01, the Trustee shall pay each such obligation. In making any payment under this Section 5.01, the Trustee may rely on any such requisition and certificate.

(g)    The Completion Date in respect of the applicable Project Facilities shall be evidenced to the Trustee and the Issuer by a certificate signed by an Authorized Company Representative conforming to the requirements of Section 3.04 of the Agreement. Moneys remaining in the appropriate account of the Construction Fund (including any earnings on investments which remain in the appropriate account of the Construction Fund) after the Completion Date may be used, at the direction of the Company, for the following purposes: (i) for the payment of any applicable Costs of Construction incurred prior to the Completion Date but not then due and payable as of the Completion Date as specified in the certificate of the Completion Date referred to above or for Costs of Construction which are not Qualified Costs which may be properly expended therefor at the direction of the Company in accordance with subsection (e)(iv) above, (ii) either transferred to the Bond Fund to be applied to, or paid to the Credit Bank to reimburse the Credit Bank for the application of draws on the Credit Facility for, the payment of principal only upon the redemption of Bonds on the earliest practicable redemption date permitted under the Indenture for which no redemption premium applies, or (iii) for transfer to the Bond Fund to be applied: (A) prior to the selection by the Registrar of applicable Bonds to be so redeemed, to the payment of principal only upon the purchase of applicable Bonds at the direction of the Company in the open market; provided such Bonds shall be cancelled by the Registrar, or (B) for any other use for which an opinion of Tax Counsel is obtained by the Company and delivered to the Trustee to the effect that such use will not adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Bonds. Any amounts remaining in the Construction Fund after the Completion Date, other than the amounts described in clause (i) above, shall be held by the Trustee uninvested or shall be invested by the Trustee at a yield not greater than the yield on the Bonds of the Series from which such proceeds are derived, as such yield shall be certified to the Trustee by or on behalf of the Issuer or as shall be set forth in an opinion of Tax Counsel, unless the Company shall obtain and deliver to the Trustee an opinion of Tax Counsel stating that such restriction of yield is not necessary to maintain the exclusion from gross income for federal income tax purposes of the interest on the Bonds.

(h)    Moneys in the Construction Fund to be used for payment of interest on applicable Series of Bonds during construction shall be applied by the Trustee as follows: upon requisition therefor, on each Interest Payment Date there shall be withdrawn from the Construction Account created for the administration of such moneys and either (i) deposited in the Bond Fund in an amount, which together with accrued interest received upon the sale of the series of Bonds with respect to which such Construction Account was established, shall be equal to the interest attributable to the facilities for which such interest was funded to become due on such Interest Payment Date on such Series of Bonds, or (ii) paid to the Credit Bank to reimburse the Bank for draws upon the Credit Facility to pay interest on the Bonds.

(End of Article V)

ARTICLE VI.

INVESTMENTS

SECTION 6.01.    Investments. The moneys in the Construction Fund and the Bond Fund (other than the moneys described in Sections 3.05(b) and 4.06, which may not be invested) and the Rebate Funds shall, at the direction of the Company, be invested and reinvested in Investment Securities or held uninvested to the extent not prohibited by applicable law. The income from, and any gain or loss from, any investment shall be credited to or charged against the fund and applicable account, if any, from which such investment was made. Any Investment Securities may be purchased subject to options or other rights in third parties to acquire the same. In addition, the Trustee shall, at the direction of the Company, enter into custodial agreements providing for the investment of moneys through a custodian, reverse repurchase agreements, option agreements and agreements to lend securities with respect to any Investment Securities held by it. Subject to the further provisions of this Section, such investments shall be made, and such agreements entered into, by the Trustee as directed and designated by the Company in a certificate of, or telephonic advice promptly confirmed by a certificate of, an Authorized Company Representative. As and when any amounts thus invested may be needed for disbursements from the Construction Fund, the Bond Fund or the Rebate Fund, the Trustee shall cause a sufficient amount of such investments to be sold or otherwise converted into cash to the credit of such fund. The Trustee shall have no responsibility under this Indenture with respect to compliance by the Company or the Issuer with any covenant herein or in the Agreement regarding the yield on investments made in accordance with this Section, other than to use its best reasonable efforts to comply with instructions from the Company or the Issuer regarding such investments and the Trustee shall bear no responsibility for losses incurred from such investments. Moneys held by the Tender Agent in the Bond Purchase Fund shall not be invested. Any investments made by the Trustee pursuant to this Section may be made through its own bond or investment department.

(End of Article VI)

ARTICLE VII.

GENERAL COVENANTS

SECTION 7.01.    No General Obligations. Each and every covenant made herein, including all covenants made in the various sections of this Article, is predicated upon the condition that the Bonds of all Series shall not be general obligations of the Issuer nor constitute a debt or pledge of the faith and credit of Kenton County, Kentucky, or the Commonwealth within the meaning of any constitutional or statutory provision whatsoever, but shall be a limited obligation of the Issuer payable solely from the Receipts and Revenues of the issuer and the other moneys pledged therefor under this Indenture.

The Issuer shall promptly cause to be paid, but solely and only from the sources stated herein, the principal or purchase price of and interest and any premium on every Bond issued under this Indenture at the place, on the date and in the manner provided herein and in the Bonds according to the true intent and meaning thereof.

In Section 4.07 of the Agreement, the Company has, among other things, covenanted, for the benefit of the Owners of the 1992 Series A and B Bonds, to cause the necessary arrangements to be made and to be thereafter continued whereby the Owners of the 1992 Series A and B Bonds may, subject to the terms and conditions approved by the Company, deliver Bonds which may be or must be so delivered for purchase, and whereby such Bonds shall be so purchased. In furtherance of such covenant, the Issuer, at the direction of the Company has set forth in Section 2.02 the terms and conditions relating to the delivery of relevant Bonds by the Owners thereof to the Tender Agent for purchase and has set forth in Article XIII the duties and responsibilities of the Tender Agent and the Remarketing Agent with respect to the purchase of relevant Bonds, and the duties and responsibilities of the Remarketing Agent with respect to the remarketing of relevant Bonds, and has provided for the appointment by the Company of the Tender Agent and the Remarketing Agent as comtemplated in Article XIII hereof. The Issuer shall have no further obligation or responsibility with respect to the purchase or remarketing of relevant Bonds or the making or continuation of arrangements therefor, except that the Issuer shall generally cooperate with the Company, the Trustee, the Tender Agent and the Remarketing Agent as contemplated in Article XIII to the extent permitted by law.

Anything in this Indenture to the contrary notwithstanding, it is expressly understood and agreed by the parties hereto that (a) the Issuer may rely conclusively on the truth and accuracy of any certificate, opinion, notice or other instrument furnished to the Issuer by the Trustee or the Company as to the existence of any fact or state of affairs required hereunder to be noticed by the Issuer; (b) the Issuer shall not be under any obligation hereunder to perform any record-keeping or to provide any legal services, it being understood that such services shall be performed either by the Trustee, the Registrar, the Authenticating Agent, the Paying Agent, the Tender Agent or the Company; and (c) none of the provisions of this Indenture shall require the Issuer to expend or risk its own funds or to otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, unless it shall first have been adequately indemnified to its satisfaction against the cost, expenses and liability which may be incurred thereby.

Notwithstanding anything herein contained to the contrary, any obligation which the Issuer may incur under this Indenture or under any instrument executed in connection herewith which shall entail the expenditure of money shall not be a general obligation of the Issuer but shall be a limited obligation as described in the first paragraph of this Section.

SECTION 7.02.    Performance of Covenants of the Issuer: Representations. The Issuer shall faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder, and in all proceedings pertaining thereto. The Issuer represents that it is duly authorized under the Constitution and laws of the Commonwealth to issue the Bonds authorized hereby, to enter into this Indenture and the Agreement, and to assign to the Trustee the Trust Estate and that the Bonds in the hands of the Owners thereof are and will be valid and binding obligations of the Issuer.

SECTION 7.03.    Maintenance of Corporate Existence: Compliance with Laws.  The Issuer shall at all times maintain its corporate existence or assure the assumption of its obligations under this Indenture by any other body succeeding to its powers under the Act. The Issuer shall comply with all valid acts, rules, regulations, orders and directions of any legislative, executive, administrative or judicial body known to it to be applicable to the Agreement and this Indenture.

SECTION 7.04.    Enforcement of Obliaations of the Company. Upon receipt of written notification from the Trustee, the Issuer shall cooperate with the Trustee in enforcing the obligation of the Company to payor cause to be paid all the payments and other costs and charges payable by the Company under the Agreement.

SECTION 7.05.    Further Instruments. The Issuer shall, upon the reasonable request of the Trustee, from time to time execute and deliver such further instruments as may be reasonable and as may be required to carry out the purposes of this Indenture; provided, however, that no such instruments shall pledge the credit or taxing power of the Issuer.

SECTION 7.06.    No Disposition of Trust Estate. Except as permitted by this Indenture, including Section 7.03, the Issuer shall not sell, lease, pledge, assign or otherwise dispose of or encumber its interest in the Trust Estate and will promptly payor cause to be discharged or make adequate provision to discharge any lien or charge on any part thereof not permitted hereby.

SECTION 7.07.    Access to Books and Records. All books and documents in the possession of the Issuer relating to the Bonds and the Project Facilities and the moneys, revenues or receipts derived from the Project Facilities shall at all reasonable times be open to inspection by such accountants or other agencies as the Trustee may from time to time designate. The Trustee shall, and hereby agrees to, permit the Company or its designee reasonable access to all records relating to the investment of the proceeds of the Bonds or any other records relating to the Bonds necessary to assure compliance with Section 148 of the Code.

SECTION 7.08.    Tax Covenants.

(1)    The Issuer shall at all times do and perform all acts and things permitted by law and necessary or desirable in order to assure that interest paid by the. Issuer on the Bonds shall, for the purposes of federal income taxation, be not includable in the gross income of the recipients thereof for federal income taxation purposes under any valid provision of the Code.

(2)    The Issuer certifies and covenants with the purchasers and Owners of the Bonds from time to time outstanding that so long as any of the Bonds remain Outstanding, moneys on deposit in any fund or account which are deemed by the Code to be proceeds of the Bonds, whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used or invested in a manner which will cause the Bonds to be “arbitrage bonds” within the meaning of Sections 103 and 148 of the Code and regulations promulgated or proposed thereunder, including Sections 1.103-13, 1.103-14 and 1.103-15 of the Income Tax Regulations (25
CFR Part 1), as the same presently exist or may from time to time hereinafter be amended, supplemented or revised.

(3)    The Issuer further covenants that none of the proceeds of a Series of Bonds will be invested in nonpurpose obligations at a yield in excess of the yield on such Series of Bonds except (i) during an authorized temporary period applicable to such Bonds, (ii) in respect of a reasonably required reserve or replacement fund, if any and (iii) in respect of a minor portion of proceeds not in excess of the lesser of 5% of the proceeds of such Series of Bonds or $100,000, in each case as authorized and permitted by the Code. No gross proceeds of the Bonds will be used to make any investment, purchase or payment which is violative of any provision of the Code or the Treasury Regulations promulgated thereunder.

(4)    There has been created and there shall be created by Section 4.09 hereof the Rebate Fund, which shall be continually held, invested, expended and accounted for in accordance with the Act, this Indenture and the Code. Additional rebate accounts shall be created as required, if Additional Bonds are hereafter issued. Moneys in the Rebate Fund shall not be considered moneys held under this Indenture and shall not constitute a part of the Trust Estate held for the benefit of the Bondholders; or for the benefit of the Issuer. Moneys in the Rebate Fund (including earnings and deposits therein) shall be held in trust by the Trustee and, except for excess amounts transferred to the Company, shall be held for future payment to the United States of America as required by the Code.

(5)    The Issuer covenants to rebate Excess Earnings to the United States of America pursuant to the Code and to maintain books and records and make calculations and reports and to establish such internal administrative procedures as required to prudently monitor and administer Excess Earnings, in order to assure such rebate payments.

(6)    The Issuer further covenants that prior to the issuance of any Series of Bonds and as a condition precedent to such issuance, the Issuer shall certify by issuance of a certificate by an authorized officer having responsibility for the receipt, disbursement, use and investment of the proceeds of such Series of Bonds that, on the basis of the facts, estimates and circumstances in existence on the date of issue of such Series of Bonds it is not expected that the proceeds of such Series of Bonds will be used in a manner that would cause such obligations to be arbitrage bonds.

SECTION 7.09.    Covenant Not to Assign Trust Estate. The Trustee agrees that except in connection with the appointment of a successor trustee pursuant to Article X, it shall not transfer or assign all or any portion of the Trust Estate.

SECTION 7.10.    Payment of costs and expenses of the Issuer. Notwithstanding anything in this Indenture, the Agreement or any other document executed or delivered in connection with the issuance of any Bonds, the Issuer shall not be required to take any action of any nature, or to cooperate in any respect, unless and until the Company has agreed to pay all reasonable costs, including, but not limited to, all reasonable fees and expenses of attorneys selected by the Issuer (and reasonably acceptable to the Company) to represent its interests. The intention of the Issuer is that the Issuer shall not spend any money or incur any liability or obligation by reason of its issuance of any Bonds, execution, delivery or performance of this Indenture or any Supplemental Indenture, or any other action which the Issuer may take, or may be requested or directed to take, in connection with any Bonds from time to time, unless the Company shall have agreed to reimburse the Issuer immediately for any such spending of money or to indemnify the Issuer, in a manner satisfactory to the Issuer, for any such liability or obligation or unless any such liability is caused by the negligence or willful misconduct of the Issuer.

(End of Article VII)

ARTICLE VIII.

DEFEASANCE

SECTION 8.01.    Defeasance. If the Issuer shall payor cause to be paid to the Owner of any Outstanding Bond secured hereby the principal of and interest and any premium due and payable, and thereafter to become due and payable, on such Bond, or any portion of such Bond in an Authorized Denomination, such Bond or portion thereof shall cease to be entitled to any lien, benefit or security under this Indenture (except as set forth in Section 8.02). If the Issuer shall payor cause to be paid to the Owners of all the Bonds the principal thereof and interest and any premium due and payable and thereafter to become due and payable thereon, and shall payor cause to be paid all other sums payable hereunder by the Issuer, then the right, title and interest of the Trustee in and to the Trust Estate shall thereupon cease, terminate and be discharged. In such event, the Trustee shall assign, transfer and turn over first, in respect of any Series of Bonds secured by a Credit Facility, to the Credit Bank, to the allocable extent that there have been draws under the Credit Facility for which the Credit Bank has not been reimbursed in respect of any Series of Bonds, and then to the Company, the Trust Estate, including, without limitation, any surplus in the Bond Fund and any balance remaining in any other fund created under this Indenture (except the Rebate Fund). The Trustee shall be entitled to rely conclusively on a certificate of an officer of the Credit Bank in determining the extent to which the Credit Bank has not been reimbursed for any such draws.

Outstanding Bonds shall, prior to the maturity or redemption date thereof, be deemed to have been paid within the meaning and with the effect expressed in this Article (except as set forth in Section 8.02) when

(a)  in the event the Bonds are to be redeemed, the Registrar shall have given, or the Company shall have given to the Registrar in form satisfactory to it irrevocable instructions to give, on a date in accordance with the provisions of Section 3.03, notice of redemption of such Bonds,

(b) all Outstanding Bonds then bear interest at a Long-Term Interest Rate during a Long-Term Interest Rate Period ending on or after the redemption date or on the day immediately preceding the Maturity Date or Maturity Dates, as the case may be, or at Bond Interest Term Rates for Bond Interest Terms which end on the redemption date or the day immediately preceding the Maturity Date, as the case may be and there shall have been deposited with the Trustee either moneys (or Available Moneys in the case of Bonds secured by a Credit Facility) in an amount which shall be sufficient, or Government Obligations (i) which shall not contain provisions permitting the redemption thereof at the option of the issuer thereof, (ii) which mature no later than the earlier of (A) the date fixed for the redemption of such Bonds and (B) the Maturity Date, (iii) the principal of and the interest on which, when due, and without any regard to reinvestment thereof, will provide moneys which, together with the moneys, if any, deposited with or held by the Trustee in the Bond Fund, shall be sufficient to pay when due the principal of and interest and any premium due and to become due on such Bonds on and prior to the redemption date or Maturity Date, as the case may be, and, with respect to Bonds which may be subject to mandatory tender for purchase pursuant to Section 2.02 or, with respect to any Series of Additional Bonds, the purchase price of such Additional Bonds which may be subject to mandatory tender for purchase pursuant to the Supplemental Indenture providing for the issuance of such Series of Additional Bonds and (iv) which shall have been purchased with Available Moneys in the case of Bonds secured by a Credit Facility, and

(c) in the event such Bonds do not mature and are not to be redeemed within the next succeeding sixty (60) days, the Company shall have given the Registrar, in form satisfactory to it, irrevocable instructions to give, as soon as practicable in the same manner as a notice of redemption is given pursuant to Section 3.03, a notice to the Owners that the deposit required by clause (b) above has been made with the Trustee and that such Bonds are deemed to have been paid in accordance with this Article and stating the maturity or redemption date upon which moneys are to be available for the payment of the principal of and interest and any premium on such Bonds.

Neither the Government Obligations nor moneys deposited with the Trustee pursuant to this Article nor principal or interest payments on any such Government Obligations shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and interest and any premium on such Bonds.

SECTION 8.02.    Survival of Certain Provisions. Notwithstanding the foregoing, any provisions of this Indenture which relate to the payment of the principal of and premium on Bonds at maturity or pursuant to redemption, as the case may be, interest payments and dates thereof, the purchase of Bonds pursuant to optional or mandatory tender rights, if any, exchange, registration of transfer and registration of Bonds, replacement of mutilated, destroyed, lost or stolen Bonds, the safekeeping and cancellation of Bonds, non-presentment of Bonds, the holding of moneys in trust and repayments to the Company from the Bond Fund, the obligations set forth in Section 4.09 and the duties of the Trustee, the Registrar, the Authenticating Agent and the Paying Agent in connection with all of the foregoing, shall remain in effect and be binding upon the Trustee, the Registrar, the Authenticating Agent, the Paying Agent and the Owners of the Bonds notwithstanding the release and discharge of this Indenture. The provisions of this Section shall survive the release, discharge and satisfaction of this Indenture; provided, however, that the provisions of Section 2.01, permitting adjustments in the Interest Rate Periods with respect to the Bonds, shall not be in effect after the release and discharge of this Indenture.

SECTION 8.03.    Redemption. Purchase and Credit Facility Restrictions Applicable Generally to Defeasance. Notwithstanding any provisions to the contrary contained in this Article VIII, no defeasance of any Bonds shall be permitted to the extent such defeasance shall contravene any of the provisions of Article III of this Indenture relating to the redemption of Bonds, including, without limitation, the provisions of Section 3.l0(b) hereof.

(End of Article VIII)

ARTICLE IX.

DEFAULTS AND REMEDIES

SECTION 9.01.    Events of Default. Each of the following events shall constitute and is referred to in this Indenture as an “Event of Default”:

(a) a failure to pay the principal of or redemption premium, if any, on any Bond when the same shall become due and payable at stated maturity or upon redemption;

(b) a failure to pay an installment of interest on any Bond after such interest has become due and payable and such failure shall continue for a period of five (5) days;

(c) an “Event of Default” shall occur under the Agreement; or

(d) a failure by the Issuer to observe and perform any covenant, condition, agreement or provision (other than as specified in clauses (a) and (b) of this Section 9.01) contained in the Bonds or in this Indenture on the part of the Issuer to be observed or performed, which failure shall continue for a period of ninety (90) days after written notice, shall have been given to the Issuer and the Company by the Trustee (provided, however that failure to observe the tax covenants herein shall not constitute an Event of Default unless (1) such failure results in a Determination of Taxability and (2) the subject 1992 Series A Bonds or 1992 Series B Bonds are not either mandatorily redeemed in accordance with their terms and as provided herein or defeased prior to such Determination of Taxability) which may give such notice in its discretion and shall give such notice at the written request of the owners of a majority in principal amount of the Bonds then outstanding and upon receipt of proper security and indemnity from such owners unless the Trustee, or the Trustee and the owners of Bonds then outstanding in principal amount not less than the principal amount of Bonds the owners of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration or unless such period is deemed to be extended because corrective action is initiated by the Issuer, or the Company on behalf of the Issuer, within such period and is being diligently pursued.

Upon the occurrence and continuance of any Event of Default described in clauses (a) or (b) of the preceding paragraph or an Event of Default described in clause (c) of the preceding paragraph resulting from an “Event of Default” under Section 8.01(c) or 8.01(d) of the Agreement, the Trustee may, and at the written request of Owners of a majority in principal amount of Bonds then Outstanding shall, by written notice to the Issuer and the Company, declare the Bonds to be immediately due and payable, whereupon the Bonds shall, without further action, become and be immediately due and payable, anything in this Indenture or in the Bonds to the contrary notwithstanding, and the Trustee shall give notice thereof to the Issuer, the Company, the paying Agent, the Tender Agent, the Authenticating Agent, the Remarketing Agent and the Owners.

The provisions of the preceding paragraph, however, are subject to the condition that if, after the principal of the Bonds shall have been so declared to be due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall cause to be deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all Bonds and the principal of any and all Bonds which shall have become due otherwise than by reason of such declaration (with interest upon such principal, and to the extent permissible by law, on overdue installments of interest, at the rate per annum borne by the Bonds on the date of such declaration) and such amounts as shall be sufficient to cover reasonable compensation and reimbursement of reasonable expenses payable to the Trustee, the Registrar, the Authenticating Agent, the Tender Agent and the Paying Agent and the reasonable fees and expenses of their counsel, all Events of Default hereunder other than nonpayment of the principal of Bonds which shall have become due by said declaration shall have been remedied, and, if the Bonds are secured by the Letter of Credit or other Credit Facility, the Issuer thereof shall confirm that the Letter of Credit or other Credit Facility has been fully reinstated (except as to Escrow Bonds), then, in every such case, such Event of Default shall be deemed waived and such declaration and its consequences rescinded and annulled, and the Trustee shall promptly give written notice of such waiver, rescission and annulment to the Issuer, the Company, the Paying Agent, the Registrar, the Authenticating Agent, the Remarketing Agent, the Credit Bank, and, if notice of the acceleration of the Bonds shall have been given to the Owners, shall give notice thereof to the Owners; but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon.

SECTION 9.02.    Remedies. In addition to the rights conferred, or obligations imposed, upon the Trustee under Section 9.01 to accelerate the principal of the Bonds, upon the occurrence and continuance of any Event of Default, then and in every such case the Trustee in its discretion may, and upon the written request of the Owners of a majority in principal amount of the Bonds then Outstanding and receipt of indemnity to its satisfaction shall, in its own name and as the Trustee of an express trust:

(a) by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Owners of the Bonds, and require the Issuer and the Company to carry out any agreements with or for the benefit of the Owners and to perform their duties under the Act, the Agreement and this Indenture;

(b) take all such actions as may be permitted under the Letter of Credit or other Credit Facility;

(c) bring suit upon the Agreement, the Bonds or any Credit Facility; or

(d) by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Owners of the Bonds.

SECTION 9.03.    Restoration to Former Position. If any proceeding taken by the Trustee to enforce any right under this Indenture shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, and the Letter of Credit or other Credit Facility provided for a Series of Bonds shall remain in full force and effect (if one was in effect on the commencement of such proceeding), then the Issuer, the Trustee, the Credit Bank and the Owners of the Bonds shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken to the extent that the exercise of such rights, remedies or powers would not be prohibited through application of res judicata, collateral estoppel, or other principles of equity which may be applicable.

SECTION 9.04.    Owners’ Right to Direct Proceedings. Anything in this Indenture to the contrary notwithstanding, the Owners of a majority in principal amount of the Bonds then Outstanding hereunder shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the time, method and place of conducting all remedial proceedings available to the Trustee under this Indenture or exercising any trust or power conferred on the Trustee by this Indenture; provided, however, that so long as the Letter of Credit or any other Credit Facility is in effect with respect to a Series of Bonds and no default specified in Section 9.01(a), 9.0l(b) or 9.01(c) has occurred, the Credit Bank or the issuers of any such Credit Facility shall have the right to act on behalf of the Owners of such Series of Bonds in directing such proceedings.

SECTION 9.05.    Limitation on Owner’s Right to Institute Proceedings. No Owner shall have any right to institute any suit, action or proceeding in equity or at law for the execution of any trust or power hereunder, or any other remedy hereunder or on the Bonds, unless (i) such Owner previously shall have given to the Trustee written notice of an Event of Default as hereinabove provided, (ii) the Owners of a majority in principal amount of the Bonds Outstanding shall have made written request of the Trustee so to do, after the right to institute said suit, action or proceeding shall have accrued, and shall have afforded the Trustee a reasonable opportunity to proceed to institute the same in either its or their name, (iii) there also shall have been offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and (iv) the Trustee shall not have complied with such request within a reasonable time; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to the institution of said suit, action or proceeding; it being understood and intended that no one or more of the Owners shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the security of this Indenture, or to enforce any right hereunder or under the Bonds, except in the manner herein provided, and that all suits, actions and proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Owners.

SECTION 9.06.    No Impairment of Riaht to Enforce Pavrnent. Notwithstanding any other provision in this Indenture, the right of any Owner to receive payment of the principal of or purchase price of and interest and any premium on his Bond, on or after the respective due dates expressed therein, or to institute suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of such Owner.

SECTION 9.07.    Proceeding by Trustee Without Possession of Bonds. All rights of action under this Indenture or under any of the Bonds secured hereby which are enforceable by the Trustee may be enforced by it without the possession of any of the Bonds or the production thereof at the trial or other proceedings relative thereto. Any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the equal and ratable benefit of the Owners subject to the provisions of this Indenture.

SECTION 9.08.    No Remedy Exclusive. No remedy herein conferred upon or reserved to the Trustee or to the Owners of the Bonds is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or under the Agreement, or now or hereafter existing at law or in equity or by statute.

SECTION 9.09.    No Waiver of Remedies. No delay or omission of the Trustee or of any Owner of a Bond to exercise any right or power accruing upon any default shall impair any such right or power accruing upon any default or shall be construed to be a waiver of any such default, or an acquiescence. therein. Every power and remedy given by this Article to the Trustee and to the Owners of the Bonds, respectively, may be exercised from time to time and as often as may be deemed expedient.

SECTION 9.10.    Application of Moneys. Any moneys received by the Trustee, by any receiver or by any Owner of a Bond pursuant to any right given or action taken under the provisions of this Article or under the provisions of the Agreement, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys (other than moneys received from draws made on any Credit Facility), including any amounts due to the Trustee pursuant to Section 10.04, shall be deposited in the Bond Fund and all moneys so deposited in the Bond Fund during the continuance of an Event of Default (other than moneys for the payment of Bonds which had matured or otherwise become payable prior to such Event of Default or for the payment of interest due prior to such Event of Default) shall be applied as follows:

(a)    Unless the principal of all the Bonds shall have been declared due and payable, all such moneys shall be applied (i) first, to the payment to the persons entitled thereto of any installments of interest then due on the Bonds, with interest on overdue installments, if lawful, at the .rate per annum borne by the Bonds on the date of occurrence of such Event of Default, in the order of maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment of interest, then to the payment ratably, according to the amounts due on such installment, and (ii) second, to the payment to the persons entitled thereto of the unpaid principal of and any premium on any of the Bonds which shall have become due (other than Bonds’ called for redemption for the payment of which money is held pursuant to the provisions of this Indenture) with interest on such Bonds at their rate on the date of occurrence of such Event of Default from the respective dates upon which they became due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal and interest and any premium due on such date, in each case to the persons entitled thereto, without any discrimination or privilege.

(b)    If the principal of all the Bonds shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, with interest on overdue interest and principal, as aforesaid, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege.

(c)    If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, subject to the provisions of clause (b) of this Section which shall be applicable in the event that the principal of all the Bonds shall later become due and payable, the moneys shall be applied in accordance with the provisions of clause (a) of this Section.

Whatever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee or Paying Agent (at the direction of the Trustee) shall apply such funds, it shall fix the date (which shall be within five (5) days of any declaration of acceleration and, if possible, an Interest Accrual Date unless it shall deem another date more suitable) upon which such application is to be made and, upon such date, interest on the amounts of principal, premium and interest to be paid on such dates shall cease to accrue. The Registrar shall give notice of the deposit with the Paying Agent of any such moneys and of the fixing of any such date to all Owners of Outstanding Bonds, consistent with the requirements of Section 2.01(k) for the establishment of, and giving notice with respect to, a Special Record Date for the payment of overdue interest. The Company shall provide the Registrar with a form of such notice, or if the Company shall fail to provide the Registrar with such notice, the Trustee shall provide the Registrar with the form of such notice. The Paying Agent shall not be required to make payment to any Owner of a Bond until such Bond shall be presented to the Paying Agent for appropriate endorsement or for cancellation if fully paid. Notwithstanding anything in this Indenture to the contrary, moneys received pursuant to draws on any Credit Facility shall be applied to the payment of amounts due on the Bonds of the Series for which such Credit Facility has been issued prior to applying any such moneys to the costs and expenses of obtaining such moneys, including the fees and expenses of the Trustee, Paying Agent or the Registrar or any other such entity.

SECTION 9.11.    Severability of Remedies. It is the purpose and intention of this Article to provide rights and remedies to the Trustee and the Owners which may be lawfully granted under the provisions of the Act, but should any right or remedy granted herein be held to be unlawful, the Trustee and the Owners shall be entitled, as above set forth, to every other right and remedy provided in this Indenture and by law.

(End of Article IX)

ARTICLE X.

TRUSTEE: PAYING AGENT: REGISTRAR: AUTHENTICATING AGENT

SECTION 10.01.    Acceptance of Trusts. The Trustee, by the execution and delivery of this Indenture, hereby accepts and agrees to execute the trusts hereby created, but only upon the terms set forth in this Article, to all of which the Issuer agrees and the Owners agree by their acceptance of delivery of any of the ‘Bonds. Until this appointment of any additional Paying Agent, the Trustee shall also act as Paying Agent.

In order to perfect the security interest of the Trustee in the Trust Estate and to perfect the security interest in Article IV of the Agreement, financing statements, naming the Trustee as assignee and pledgee of the Trust Estate assigned and pledged under this Indenture for the payment of the principal of, premium, if any, and interest on, the Bonds and as otherwise provided herein, will be duly filed and recorded, as the case may be, in the appropriate State and county offices as required by the provisions of the Uniform Commercial Code or other similar law as adopted in the Commonwealth, as from time to time amended. To continue the security interest evidenced by such financing statements, the Trustee, at the expense of the Company, shall file and record or cause to be filed and recorded such necessary continuation statements or supplements thereto and other instruments from time to time as may be required pursuant to the provisions of said Uniform Commercial Code or other similar law to fully preserve and protect the security interest of the Trustee in the Trust Estate and to perfect the security interest in Article IV of the Agreement until the principal of, premium, if any, and interest on the Bonds issued hereunder shall have been paid or provisions for their payment shall be made as herein provided. The Issuer, at the expense of the Company, shall execute and cause to be executed any and all instruments as shall be reasonably required for the protection and perfection of the interests of the Trustee and the Owners in the Trust Estate.

SECTION 10.02.    No Responsibility for Recitals. The recitals, statements and representations contained in this Indenture or in the Bonds, save only the authentication certificate upon the Bonds, shall not be taken and construed as made by or on the part of the Trustee, the Registrar, the Paying Agent or the Authenticating Agent, and the Trustee, the Registrar, the Paying Agent and the Authenticating Agent do not assume, and shall not have, any responsibility or obligation for the correctness of any thereof.

SECTION 10.03.    Limitations on Liability. The Trustee may execute any of the trusts or powers hereof and perform the duties required of it hereunder by or through attorneys, agents, receivers or employees, and shall be entitled to advice of counsel concerning all matters of trust for its duty hereunder, and shall incur no liability in acting or proceeding in good faith upon the written opinion of any attorney reasonably believed by the Trustee to be qualified in relation to the subject matter thereof. The Trustee shall not be answerable for the exercise of any discretion or power under this Indenture or for anything whatsoever in connection with the trusts created hereby, except only for its own negligence or willful default, including that of its directors, officers, employees or agents.

SECTION 10.04.    Compensation. Expenses and Advances. The Trustee (including any separate or co-trustee), the Paying Agent, the Registrar and the Authenticating Agent under this Indenture shall be entitled to reasonable compensation for their services rendered hereunder (not limited by any provision of law in regard to the compensation of the trustee of an express trust) and to reimbursement for their actual out-of-pocket expenses (including reasonable counsel fees and expenses) reasonably incurred in connection therewith except as a result of their negligence or willful default. If the Issuer shall fail to perform any of the covenants or agreements contained in this Indenture, other than the covenants or agreements in respect of the payment of the principal of and interest on the Bonds, the Trustee may, in its uncontrolled discretion and without notice to the Owners of the Bonds, at any time and from time to time, make advances to effect performance of the same on behalf of the Issuer, but the Trustee shall be under no obligation to do so; but no such advance shall operate to relieve the Issuer from any default hereunder. In Section 6.10 of the Agreement, the Company has agreed that it will pay to the Trustee, the Paying Agent, the Registrar and the Authenticating Agent such compensation and reimbursement of expenses and advances, but the Company may, without creating a default hereunder, contest in good faith the reasonableness of any such services, expenses and advances. In Section 6.10 of the Agreement, the Company has agreed to indemnify the Trustee, the Paying Agent, the Registrar and the Authenticating Agent to the extent stated therein. If the Company shall have failed to make any payment to the Trustee, the Paying Agent, the Registrar or the Authenticating Agent under Section 6.10 of the Agreement and such failure shall have resulted in an Event of Default under the Agreement, the Trustee, the Paying Agent, the Registrar or the Authenticating Agent shall have, in addition to any other rights hereunder, a claim, prior to the claim of the Owners of the Bonds, except as to moneys received pursuant to a draw on any Credit Facility, for the payment of its compensation and the reimbursement of its expenses as provided in this Section, upon the moneys and obligations in the Bond Fund, except for moneys and obligations deposited with or paid to the Trustee for the redemption or payment of Bonds which are deemed to have been paid in accordance with Article VIII and funds held pursuant to Sections 2.02(f), 3.05(b) and 4.06 and except for moneys received pursuant to draws on any Credit Facility and moneys held by the Tender Agent in any Bond Purchase Fund.

SECTION 10.5.     Notice of Events of Default. The Trustee shall not be required to take notice, or be deemed to have notice, of any default or Event of Default under this Indenture other than an Event of Default under clauses (a), (b) or (c) of the first paragraph of Section 9.01, unless specifically notified in writing’ of such default or Event of Default by Owners of at least a majority in principal amount of the Bonds then Outstanding. The Trustee may, however, at any time, in its discretion, require of the Issuer full information and advice as to the performance of any of the covenants, conditions and agreements contained herein.

SECTION 10.06.    Action by Trustee: Directions by Company. The Trustee shall be under no obligation to take any action in respect of any default or Event of Default hereunder or toward the execution or enforcement of any of the trusts hereby created, or to institute, appear in or defend any suit or other proceeding in connection therewith, unless requested in writing to do so by either the Issuer or the Owners of at least a majority in principal amount of the Bonds then Outstanding, and, if in its opinion such action may tend to involve it in expense or liability, unless furnished, from time to time as often as it may require, with security and indemnity satisfactory to it. The foregoing provisions are intended only for the protection of the Trustee, and shall not affect any discretion or power given by any provisions of this Indenture to the Trustee to take action in respect of any default or Event of Default without such notice or request from Owners, or without such security or indemnity.

Whenever after a reasonable request by the Company, the Issuer shall fail, refuse or neglect to give any direction to the Trustee or to require the Trustee to take any action which the Issuer is required to have the Trustee take pursuant to any provision of the Agreement or this Indenture, the Company, as agent of the Issuer, may give such direction to the Trustee or require the Trustee to take any such direction, and the Trustee is hereby irrevocably empowered and directed to accept such direction from the Company as sufficient for all purposes of this Indenture. The Company shall have the right, as agent of the Issuer, to cause the Trustee to comply with any of the Trustee’s obligations under the Indenture to the same extent that the Issuer is empowered so to do.

Certain actions or failures to act by the Issuer under this Indenture may create or result in an Event of Default hereunder and the Company, as agent of the Issuer, may, to the extent permitted by law, perform any and all acts or take such action as may be necessary for and on behalf of the Issuer to correct any such Event of Default and the Trustee shall take or accept such performance by the Company as performance by the Issuer.

The Issuer hereby makes, constitutes and appoints the Company irrevocably as its agent to give all directions, do all things, and perform all acts provided, and to the extent so provided, by this Section.

SECTION 10.07.    Good Faith Reliance. The Trustee shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document, or upon telephonic instructions to the extent the giving of telephonic instructions is specifically authorized by this Indenture or the Agreement, in any case which the Trustee shall in good faith believe to be genuine and to have been passed, signed or given by the proper board, body or person or to have been prepared and furnished pursuant to any of the provisions of this Indenture or the Agreement, or upon the written opinion of any attorney, engineer, accountant or other expert believed by the Trustee to be qualified in relation to the subject matter, and the Trustee shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements. Neither the Trustee, the Paying Agent, the Registrar, the Authenticating Agent, the Tender Agent nor the Remarketing Agent shall be bound to recognize any person as an Owner or to take any action at his request unless his Bond shall be deposited with such entity or satisfactory evidence of the ownership of such Bond shall be furnished to such entity.

SECTION 10.08.    Dealings in Bonds and with the Issuer and the Company.  The Trustee, the Paying Agent, the Credit Bank, the Registrar, the Authenticating Agent, the Tender Agent or the Remarketing Agent, in its individual capacity, may in good faith buy, sell, own, hold and deal in any of the Bonds, and may join in any action which any Owner may be entitled to take with like effect as if it did not act in any capacity hereunder. The Trustee, the Paying Agent, the Registrar, the Authenticating Agent, the Credit Bank, the Tender Agent or the Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Issuer or the Company, and may act as depositary, trustee or agent for any committee or body of Owners or other obligations of the Issuer as freely as if it did not act in any capacity hereunder.

SECTION 10.09.    Several Capacities. Anything in this Indenture to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the Paying Agent, the Registrar, the Authenticating Agent, the Tender Agent and the Remarketing Agent and in any other combination of such capacities, to the extent permitted by law.

SECTION 10.10.    Construction of Indenture; Existence of Facts. The Trustee may construe any of the provisions of this Indenture insofar as the same may appear to be ambiguous or inconsistent with any other provision hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the Owners. As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed on behalf of the Issuer by its Chairman and attested by its Secretary-Treasurer under its seal, or such other person or persons as may be designated for such purposes by resolution of the Issuer, as sufficient evidence of the facts therein contained and prior to the occurrence of a default of which the Trustee has been notified as provided in Section 10.05, or of which by said Section it is deemed to have notice, may also accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of the Secretary-Treasurer of the Issuer under its seal to the effect that a resolution in the form therein set forth has been adopted by the Issuer as conclusive evidence that such resolution has been duly adopted and is in full force and effect.

SECTION 10.11.    Resignation of Trustee. The Trustee may resign and be discharged of the trusts created by this Indenture by executing an instrument in writing resigning such trust and specifying the date when such resignation shall take effect, and filing the same with the Issuer, the Company, the Paying Agent, the Registrar, the Tender Agent, the Remarketing Agent and the Authenticating Agent, and by giving notice of such resignation to all Owners. Such resignation shall take effect on the day a successor Trustee shall have been appointed as hereinafter provided and shall have accepted such appointment.

SECTION 10.12.    Removal of Trustee. The Trustee may be removed at any time by filing with the Trustee so removed, the Issuer, the Company, the Paying Agent, the Registrar, the Authenticating Agent, the Tender Agent and the Remarketing Agent an instrument or instruments in writing, appointing a successor, Or an instrument or instruments in writing, consenting to the appointment by the Issuer of a successor (and accompanied by an instrument of appointment by the Issuer), and in any event, executed by Owners of not less than a majority in principal amount of the Bonds then Outstanding. Promptly upon receipt of such instrument or instruments, the Trustee shall give notice thereof to all Owners.

SECTION 10.13.    Appointment of Successor Trustee. If at any time the Trustee shall be removed, be dissolved or its property or affairs shall be taken under the control of any state or federal court or administrative body because of insolvency, bankruptcy or any other reason, a vacancy shall ipso facto be deemed to exist in the office of Trustee and a successor may be appointed, and in case at any time the Trustee shall resign, then a successor may be appointed, by filing with the Issuer, the Company, the Paying Agent, the Registrar, the Authenticating Agent, the Tender Agent and the Remarketing Agent an instrument of appointment in writing, executed by Owners of not less than a majority in principal amount of Bonds then Outstanding. Copies of such instrument shall be promptly delivered by the Issuer to the predecessor Trustee and to the Trustee so appointed.

Until a successor Trustee shall be appointed by the Owners of the Bonds as herein authorized, the Issuer, by an instrument authorized by resolution of the governing body of the Issuer, shall appoint a successor Trustee acceptable to the Company. After any appointment by the Issuer, it shall cause notice of such appointment to be given to the Paying Agent, the Registrar, the Authenticating Agent, the Tender Agent, the Remarketing Agent and to all Owners of the Bonds. Any new Trustee so appointed by the Issuer shall immediately and without further act be superseded by a Trustee appointed by the Owners of the Bonds in the manner above provided.

SECTION 10.14.    Qualifications of Trustee and Successor Trustee. The Trustee is, and every successor Trustee shall be, a corporation or association duly organized and existing under the laws of the United States of America or any state or territory thereof and authorized by law to perform all the duties imposed upon it by this Indenture, and shall be (a) a bank or trust company, (b) a wholly-owned subsidiary of a bank or trust company, or (c) a wholly-owned subsidiary of a bank holding company the principal banking subsidiary of which is a bank or trust company, which bank or trust company, in case of (a), (b) or (c) of this Section, has a reported capital and surplus of not less than $50,000,000, if there be such an institution willing, qualified and able to accept the trusts imposed under this Indenture upon reasonable or customary terms.

SECTION 10.15.    Judicial Appointment of Successor Trustee. If at any time the Trustee shall resign and no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article prior to the date specified in the notice of resignation as the date when such resignation is to take effect, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article within six (6) months after a vacancy shall have occurred in the office of Trustee, any Owner of a Bond may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

SECTION 10.16.    Acceptance of Trusts bv Successor Trustee. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become duly vested with all the estates, property, rights, powers, trusts, duties and obligations of its predecessor in the trusts hereunder, with like effect as if originally named Trustee herein. Upon request of such Trustee, such predecessor Trustee and the Issuer shall execute and deliver an instrument transferring to such successor Trustee all the estates, property, rights, powers and trusts hereunder of such predecessor Trustee and, subject to the provisions of Section 10.04, such predecessor Trustee shall pay over to the successor Trustee all moneys and other assets at the time held by it hereunder.

SECTION 10.17.    Successor by Merger or Consolidation. Any corporation into which any Trustee hereunder may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Trustee hereunder shall be a party, shall be the successor Trustee under this Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything in this Indenture to the contrary notwithstanding.

SECTION 10.18.    Standard of Care. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied agreements or obligations shall be read into this Indenture against the Trustee. Notwithstanding any other provisions of this Article, the Trustee shall, during the existence of an Event of Default of which the Trustee has actual notice or is deemed to have notice, exercise such of the rights and powers vested in it by this Indenture and use the same degree of skill and care in their exercise as a prudent person would use and exercise under the circumstances in the conduct of his own affairs.

SECTION 10.19.    Notice of Event of Default. If an Event of Default occurs of which the Trustee by Section 10.05 hereof is required to take notice or deemed to have notice, or any other Event of Default occurs of which the Trustee has been specifically notified in accordance with Section 10.05, and any such Event of Default shall continue for at least two (2) days after the Trustee acquires actual notice thereof, the Trustee shall give notice thereof to the Issuer, the Remarketing Agent, the Tender Agent, the Authenticating Agent, the Paying Agent, the Registrar and the Owners of the Bonds.

SECTION 10.20.    Intervention in Litigation. In any judicial proceeding which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the Owners of the Bonds, the Trustee may intervene on behalf of the Owners of the Bonds and shall, upon receipt of indemnity satisfactory to it, do so if requested in writing by the Owners of at least a majority in principal amount of the Bonds then Outstanding if permitted by a court having jurisdiction in the premises.

SECTION 10.21.    Paving Agent. The Issuer shall, with the approval of the Company, appoint the Paying Agent for each Series of Bonds, subject to the conditions set forth in Section 10.22. Each Paying Agent shall designate to the Trustee its Principal Office (other than the Trustee, which shall also be the paying Agent designated for the. 1992 Series A and B Bonds whose principal office is listed in Section 14.08) and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Company and the Trustee under which such paying Agent will agree, particularly:

(a)    to hold all sums held by it for the payment of the principal of and interest and any. premium on any Series of Bonds for which such Paying Agent has been appointed in trust for the benefit of the Owners until such sums shall be paid to the Owners or otherwise disposed of as herein provided; and

(b)    to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times.

The Issuer shall cooperate with the Trustee and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby funds will be made available for the payment when due of the Bonds as presented at the Principal Office of the paying Agent.

SECTION 10.22.    Qualifications of Paving Agent; Resignation: Removal. The Paying Agent shall be the Trustee or a bank, a trust company or another corporation duly organized under the laws of the United States of America or any state or territory thereof, and, in the case of a corporation other than a bank or a trust company and for so long as the Bonds shall be rated by Moody’s, having senior unsecured debt rated at least Baa3 or otherwise qualified by Moody’s, and in each case, having a combined capital stock, surplus and undivided profits of at least $15,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. Subject to the next succeeding paragraph, the Paying Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least sixty (60) days’ notice to the Issuer, the Company, the Registrar and the Trustee. Subject to the next succeeding paragraph, the Paying Agent may be removed at any time, at the direction of the Company, by an instrument signed by the Issuer, filed with the Registrar, the Tender Agent, the Authenticating Agent, the Paying Agent and the Trustee.

Upon the resignation or removal of the Paying Agent, the Paying Agent shall pay over, assign and deliver any moneys held by it in such capacity to its successor or, if there be no successor, to the Trustee. No such resignation or removal shall be effective until a successor has been appointed and accepted such duties.

If the Paying Agent shall resign, be removed or be dissolved, or if the property or affairs of the Paying Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy, insolvency or any other reason, and the Issuer shall not have appointed its successor as Paying Agent, the Trustee shall ipso factobe deemed to be the Paying Agent for all purposes of this Indenture until the appointment by the Issuer or the Paying Agent or successor Paying Agent, as the case may be.

SECTION 10.23.    Registrar. The Issuer shall, with the approval of the Company, appoint the Registrar for each Series of Bonds, subject to the conditions set forth in Section 10.24. Each Registrar shall designate to the Trustee its Principal Office (other than the initial Registrar for the 1992 Series A and B Bonds whose Principal Office is listed in Section 14.08) and signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Company and the Trustee under which such Registrar will agree, particularly, to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times.

The Issuer shall cooperate with the Trustee and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby Bonds, executed by the Issuer and authenticated by the Registrar or the Authenticating Agent, shall be made available for exchange or registration of transfer at the Principal Office of the Registrar or the Authenticating Agent. The Issuer shall cooperate with the Trustee, the Registrar and the Company to cause the necessary arrangements to be made and thereafter continued whereby the Paying Agent and the Remarketing Agent shall be furnished such records and other information, at such times, as shall be required to enable the Paying Agent and the Remarketing Agent to perform the duties and obligations imposed upon them hereunder.

SECTION 10.24.    Qualifications of Registrar; Resignation; Removal. The Registrar shall be the Trustee or a corporation duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital stock, surplus and undivided profits of at least $15,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. Subject to the next paragraph, the Registrar may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least sixty (60) days’ notice to the Issuer, the Trustee, the Authenticating Agent and the Company. Subject to the next paragraph, the Registrar may be removed at any time, at the direction of the Company, by an instrument, signed by the Issuer, filed with the Registrar, the Tender Agent, the Paying Agent, the Authenticating Agent and the Trustee.

Upon the resignation or removal of the Registrar, the Registrar shall deliver any Bonds held by it in such capacity to its successor or, if there be no successor, to the Trustee. No such resignation or removal shall be effective until a successor has been appointed and has accepted such duties.

If the Registrar shall resign, be removed or be dissolved, or if the property or affairs of the Registrar shall be taken under the control of any state or federal court or administrative body because of bankruptcy, insolvency or any other reason, and the Issuer shall not have appointed its successor as Registrar, the Trustee shall ipso facto be deemed to be the Registrar for all purposes of this Indenture until the appointment by the Issuer of the Registrar or successor Registrar, as the case may be.

SECTION 10.25.    Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the laws of the Commonwealth) denying or restricting the right of banking corporations or associations to transact business as trustees in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Agreement, and in particular in the case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee.

If the Trustee shall appoint an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee, but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such estates, property, rights, power, trust, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor to such separate or co-trustee or a new separate or co-trustee.

SECTION 10.26.    Designation and Succession of Authenticating Agents. The Registrar for the 1992 Series A and B Bonds is hereby designated as an Authenticating Agent for the Bonds. The principal office of the Authenticating Agent for the 1992 Series A and B Bonds at which its responsibilities and duties will be carried out shall mean the address set forth in Section 14.08, or such other office thereof designated in writing to the Issuer, the Trustee, the Registrar, the Paying Agent, the Company, the Tender Agent and the Remarketing Agent. with the consent of the Company, the Trustee may appoint an additional Authenticating Agent or Agents for the 1992 Series A and B Bonds, in addition to the Registrar, for the 1992 Series A and B Bonds, with power to act on its behalf and subject to its direction in the authentication and delivery of 1992 Series A and B Bonds in connection with transfers and exchanges under Sections 2.07, 2.08 and 3.02. For all purposes of this Indenture, the authentication and delivery of Bonds by an Authenticating Agent pursuant to this Section shall be deemed to be authentication and delivery of those Bonds “by the Registrar”. An Authenticating Agent or Agents with respect to an Additional Series of Bonds shall be appointed pursuant to the Supplemental Indenture providing for the issuance of such Additional Series of Bonds.

The Authenticating Agent shall be the Trustee, the Registrar, or a bank, a trust company or other corporation duly organized under the laws of the United States of America or any state or territory thereof, and, in the case other than a bank or a trust company (other than the Trustee) and so long as the Bonds shall be rated by Moody’s, having senior unsecured debt rated at least Baa3 or otherwise qualified by Moody’s, and in each case, having a combined capital stock, surplus and undivided profits of at least $15,000,000 and authorized by law to perform all of the duties imposed upon it by this Indenture. Subject to the next succeeding paragraph, the Authenticating Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least sixty (60) days’ notice to the Issuer, the Company, the Registrar and the Trustee. Subject to the next succeeding paragraph, the Authenticating Agent may be removed at any time, at the direction of the Company, by an instrument signed by the Issuer, and filed with the Registrar, the Tender Agent, the Paying Agent, the Authenticating Agent and the Trustee.

Upon the resignation or removal of the Authenticating Agent, the Authenticating Agent shall deliver any Bonds not yet authenticated by the Authenticating Agent and held by it in such capacity to its successor or, if there be no successor, to the Registrar or to the Trustee. No such resignation or removal shall be effective unless and until a successor has been appointed and accepted such duties, if the Trustee or the Registrar shall not then be acting as Authenticating Agent.

If the Authenticating Agent shall resign, be removed or be dissolved, or if the property or affairs of the Authenticating Agent shall be taken under control of any state or federal court or administrative body because of bankruptcy, insolvency or any other reason, and the Issuer shall not have appointed its successor as Authenticating Agent, the Trustee shall ipso facto be deemed to be the Authenticating Agent for all purposes of this Indenture until the appointment by the Issuer of an Authenticating Agent of a successor Authenticating Agent, as the case may be.

The Company has agreed in the Agreement to pay to any Authenticating Agent from time to time reasonable compensation for its services.

The provisions of Sections 10.02, 10.03 and 10.07 shall be applicable to any Authenticating Agent.

(End of Article X)

ARTICLE XI.

EXECUTION OF INSTRUMENTS BY OWNERS
AND PROOF OF OWNERSHIP OF BONDS

SECTION 11.01.    Execution of Instruments: Proof of Ownership. Subject to Section 14.05, any request, direction, consent or other instrument in writing, whether or not required or permitted by this Indenture to be signed or executed by Owners of the Bonds, may be in any number of concurrent instruments of similar tenor and may be signed or executed by Owners of the Bonds in person or by agents appointed by an instrument in writing. Proof of the execution of any such instrument and of the ownership or former ownership of Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:

(a)    the fact and date of the execution by any person of any such instrument may be proved by the certificate of any officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments within such jurisdiction, to the effect that the person signing such instrument acknowledged before him the execution thereof, or by an affidavit of a witness to such execution, or in any other manner reasonably acceptable to the Trustee; and

(b)   the ownership or former ownership of Bonds shall be provided by the registration books kept under the provisions of Section 2.08 and the records kept by the Registrar pursuant to Section 13.03 (c) (i).

Nothing contained in this Article shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of matters herein stated which it may deem to be sufficient. Any request or consent of any Owner of a Bond shall bind every future Owner of any Bond or Bonds issued in lieu thereof in respect of anything done by the Trustee or the Issuer in pursuance of such request or consent.

(End of Article XI)

ARTICLE XII.

MODIFICATION OF THIS INDENTURE AND THE AGREEMENT

SECTION 12.01.    Limitations. Neither this Indenture nor the Agreement shall be modified or amended in any respect subsequent to the Date of Issuance of any Series of Bonds hereunder, except as provided in and in accordance with and subject to the provisions of this Article. The Trustee shall not be obligated to enter into or consent to any Supplemental Indenture or any modification, alteration, amendment or supplement to the Agreement which affects the duties, liabilities and immunities of the Trustee hereunder or the rights of the Trustee under Article X.

SECTION 12.02.    Supplemental Indenture without Consent of Owners. The Issuer may, and, subject to the provisions of Section 12.01 the Trustee shall, from time to time and at any time, without the consent of or notice to the Owners of the Bonds enter into Supplemental Indentures as follows:

(a)    to cure any defect, omission, inconsistency or ambiguity in this Indenture;

(b)    to grant to or confer or impose upon the Trustee for the benefit of the owners of the Bonds any additional rights, remedies, powers, authority, security, liabilities or duties which may lawfully be granted, conferred or imposed and which are not contrary to or inconsistent with this Indenture as theretofore in effect;

(c)    to add to the covenants and agreements of, and limitations and restrictions upon, the Issuer in this Indenture, other covenants, agreements, limitations and restrictions to be observed by the Issuer which are not contrary to or inconsistent with this Indenture as theretofore in effect;

(d)    to confirm, as further assurance, any pledge under, and the subjection to any claim, lien or pledge created or to be created by, this Indenture, of the Receipts and Revenues or of any other moneys, securities or funds;

(e)    to authorize different Authorized Denominations of the Bonds and to make correlative amendments and modifications to this Indenture regarding exchangeability of Bonds of different Authorized Denominations, redemptions of portions of Bonds of particular Authorized Denominations and similar amendments and modifications of a technical nature;

(f)    to modify, alter, supplement or amend this Indenture in such manner as shall permit the qualification hereof under the Trust Indenture Act of 1939, as from time to time amended;

(g)    to modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to the Owners and which does not involve a change described in the provisions of Section l2.03(a)(i)-(iv);

(h)    to modify, alter, supplement or amend this Indenture to comply with changes in the Code affecting the tax-exempt status of the Bonds or the obligations of the Issuer or the Company in respect of Section 148 of the Code (or any successor provision thereof);

(i)     to provide for the issuance of various Series of Additional Bonds;

(j)     to make changes required to obtain Bond ratings from Moody’s and from S&P.

(k)    to make changes, modifications, amendments, additions or deletions to facilitate the use of the book-entry system or as may be required to permit the Bonds to be registered pursuant to, or to facilitate the use of, a book-entry system;

Before the Issuer and the Trustee shall enter into any Supplemental Indenture pursuant to this Section, there shall have been delivered to the Trustee an opinion of Bond Counsel stating that such Supplemental Indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms, will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms and will not adversely affect the exclusion from gross income for federal income tax purposes of interest on the Bonds.

SECTION 12.03.    Supplemental Indenture with Consent of Owners.

(a)    Except for any Supplemental Indenture entered into pursuant to Section 12.02, subject to the terms and provisions contained in this Section, the Owners of not less than a majority in aggregate Outstanding principal amount of the Bonds shall have the right from time to time to consent to and approve the execution and delivery by the Issuer and the Trustee of any Supplemental Indenture deemed necessary or desirable by the Issuer for the purposes of modifying, altering, amending, supplementing or rescinding, in any particular, any of the terms or provisions contained in this Indenture; provided, however, that, unless approved in writing by the Owners of all the Bonds, nothing herein contained shall permit, or be construed as permitting, (i) a change in the times, amounts or currency of payment of the principal of or interest or any premium on any Bond, change in the terms of the purchase of Series of Bonds pursuant to Section 2.02 (other than as permitted by Section 12.02(g)), or a reduction in the principal amount or redemption price of any Bond or a change in principal amount or redemption price of any Bond or a change in the method of determining the rate of interest thereon, or (ii) the creation of a claim or lien upon, or a pledge of, the Receipts and Revenues ranking prior to the claim, lien or pledge created by this Indenture, or (iii) a preference or priority of any Bond or Bonds over any other Bond or Bonds, or (iv) a reduction in the aggregate principal amount of Bonds the consent of the Owners of which is required for any such Supplemental Indenture or which is required, under Section 12.07, for any modification, alteration, amendment or supplement to the Agreement.

(b)    If at any time the Issuer shall request the Trustee to enter into any Supplemental Indenture for any of the purposes of this Section, the Trustee shall cause notice of the proposed Supplemental Indenture to be given to all Owners of the Bonds. Such notice shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that a copy thereof is on file at the office of the Trustee for inspection by all Owners of the Bonds.

(c)    Within two (2) years after the date of the giving of such notice, the Issuer and the Trustee may enter into such Supplemental Indenture in substantially the form described in such notice, but only if there shall have first been delivered to the Trustee (i) the required consents, in writing, of the Owners of the Bonds and (ii) an opinion of Bond Counsel stating that such Supplemental Indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms, and, upon the execution and delivery thereof, will be valid and binding upon the Issuer in accordance with its terms and will not adversely affect the exclusion from gross income for federal income tax purposes of interest on the Bonds.

(d)    If Owners of not less than the percentage of Bonds required by this Section shall have consented to and approved the execution and delivery thereof as herein provided, no Owner shall have any right to object to the execution and delivery of such Supplemental Indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution and delivery thereof, or to enjoin or restrain the Issuer or the Trustee from executing and delivering the same or from taking any action pursuant to the provisions thereof.

SECTION 12.04.    Effect of Supplemental Indenture. Upon the execution and delivery of any Supplemental Indenture pursuant to the provisions of this Article, this Indenture shall be, and be deemed to be, modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Issuer, the Trustee and all Owners of Bonds then Outstanding shall hereafter be determined, exercised and enforced under this Indenture subject in all respects to such modifications and amendments.

SECTION 12.05.    Consent of the Company. No Supplemental Indenture shall become effective unless and until the Company shall have consented thereto in writing.

SECTION 12.06.    Amendment of Aareement or Guaranty without Consent of Owners. Without the consent of or notice to the owners of the Bonds, the Issuer may modify, alter, amend or supplement the Agreement, including the exhibits and attachments thereto, and the Trustee shall consent thereto (unless such consent specifically is not required by the Agreement), (i) as may be required by the provisions of the Agreement and the Indenture, (ii) for the purpose of curing any formal defect, omission, inconsistency or ambiguity therein, or (iii) in connection with any other change therein which is not materially adverse to the owners of the Bonds.

The Issuer shall not enter into, and the Trustee shall not consent to, any amendment, alteration, modification of or supplement to the Agreement other than as described in the preceding paragraph, without the written approval or consent of the owners of not less than a majority in aggregate principal amount of the Bonds then outstanding; provided that, unless approved in writing by the owners of all Bonds then outstanding, no change in the obligations of the Company under the Agreement relating to payments of the principal of and premium, if any, and interest on the Bonds may be made.

Without the consent of or notice to the owners of the 1992 Series A and B Bonds, the Company and the Trustee may modify, alter, amend or supplement the Guaranty, (i) as may be required by the provisions of the Guaranty and the Indenture, (ii) for the purpose of curing any formal defect, omission, inconsistency or ambiguity therein, or (iii) in connection with any other change therein which is not materially adverse to the owners of the 1992 Series A and B Bonds.

The Company and the Trustee shall not enter into any amendment, alteration, modification of or supplement to the Guaranty other than as described in the preceding paragraph, without the written approval or consent of the owners of not less than a majority in aggregate principal amount of the 1992 Series A and B Bonds then outstanding; provided that, unless approved in writing by the owners of all 1992 Series A and B Bonds then outstanding, no change in the obligations of the Company under the Guaranty relating to payments of the principal of and premium, if any, and interest on the 1992 Series A and B Bonds may be made.

SECTION 12.07.    Amendment of Agreement or Guaranty with Consent of Owners. Except in the case of modifications, alterations, amendments or supplements referred to in Section 12.06, the Issuer shall not enter into, and the Trustee shall not consent to, any amendment, alteration, modification of or supplement to the Agreement or the Guaranty, without the written approval or consent of the Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding, given and procured as provided in Section 12.03, provided, however, that, unless approved in writing by the Owners of all Bonds then Outstanding, nothing in this Section contained shall permit, or be construed as permitting, a change in the obligations of the Company under Section 4.03 of the Agreement. If at any time the Issuer or the Company shall request the consent of the Trustee to any such proposed modification, alteration, amendment or supplement of the Agreement or the Guaranty, the Registrar shall cause notice thereof to be given in the same manner as provided by Section 12.03 with respect to Supplemental Indentures. Such notice shall briefly set forth the nature of such proposed modification, alteration, amendment or supplement and shall state that copies of the instrument embodying the same are on file at the Principal Office of the Trustee for inspection by all Owners of Bonds Outstanding. The Issuer may enter into, and the Trustee may consent to, any such proposed modification, alteration, amendment or supplement of the Agreement or Guaranty, subject to the same conditions and with the same effect as provided in Section 12.03 with respect to Supplemental Indentures.

(End of Article XII)

ARTICLE XIII.

REMARKETING AGENT; TENDER AGENT; PURCHASE AND
REMARKETING OF BONDS

SECTION 13.01     Remarketing Agent and Tender Agent.

(a)    The initial Remarketing Agent for the 1992 Series A and B Bonds (to the extent required) shall be Smith Barney, Harris Upham & Co. Incorporated. The Company shall, with the consent of the Issuer, appoint any successor Remarketing Agent for the 1992 Series A and B Bonds, subject to the conditions set forth in Section 13.02(a). Each Remarketing Agent shall designate its Principal Office (other than the initial Remarketing Agent for the 1992 Series A and B Bonds whose Principal Office is listed in Section 14.08) and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Trustee, the Registrar, the Authenticating Agent, the Tender Agent, the Credit Bank and the Company under which the Remarketing Agent will agree, particularly, to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee, the Registrar, the Tender Agent and the Company at all reasonable times.

(b)    If the 1992 Series A and/or B Bonds shall be converted to Bonds bearing interest at Weekly Interest Rates or Bond Interest Term Rates, a Tender Agent shall thereupon be appointed. Tender Agents shall be appointed for Series of Additional Bonds, as appropriate. The Company shall appoint any successor Tender Agent for the 1992 Series A and B Bonds, or any relevant Series of Additional Bonds, subject to the conditions set forth in Section 13.02(b). Each Tender Agent shall designate its Principal Office(s) for delivery of notices and delivery of Bonds (except for such offices of the initial Tender Agent for the 1992 Series A and B Bonds which are listed in Section 14.08 hereof) and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Trustee, the Registrar, the Authenticating Agent, the Company, the Credit Bank and the Remarketing Agent. By acceptance of its appointment hereunder, the Tender Agent agrees (and any Tender Agent with respect to Series of Additional Bonds shall agree):

(i)     to hold all 1992 Series A and B Bonds and other Series of Bonds delivered to it pursuant to Section 2.02, as agent and bailee of, and in escrow for the benefit of, the respective Owners which shall have so delivered such 1992 Series A and B Bonds and other Series of Bonds until moneys representing the purchase price of such 1992 Series A and B Bonds shall have been delivered to or for the account of or to the order of such Owners;

(ii)    to establish and maintain two separate segregated trust funds designated as the (i) “Kenton County Airport Board Special Facilities Adjustable Tender Revenue Bonds, 1992 Series A (Delta Air Lines, Inc. Project) Bond Purchase Fund” and (ii) “Kenton County Airport Board Special Facilities Adjustable Tender Revenue Bonds, 1992 Series B (Delta Air Lines, Inc. Project) Bond Purchase Fund” (the “Bond Purchase Funds”) until such time as it has been discharged from its duties as Tender Agent hereunder and to create and maintain similar bond purchase funds in respect of Series of Additional Bonds;

(iii)   to hold all moneys (without investment hereof) delivered to it hereunder in the Bond Purchase Funds for the purchase of 1992 Series A and B Bonds and other Series of Bonds pursuant to Section 2.02, as agent and bailee of, and in escrow for the benefit of, the person or entity which shall have so delivered such moneys until the 1992 Series A and B Bonds and other Series of Bonds purchased with such moneys shall have been delivered to or for the account of such person or entity;

(iv)   to hold all moneys delivered to it by the Company for the purchase of 1992 Series A and B Bonds and other Series of Bonds pursuant to Section 2.02, as agent and bailee of, and in escrow for the benefit of, the Owners who shall deliver 1992 Series A and B Bonds and other Series of Bonds to it for purchase until the Bonds purchased with such moneys shall have been delivered to or for the account of the Company; provided, however, ~ if the 1992 Series A and B Bonds and other Series of Bonds shall at any time become due and payable, the Tender Agent shall cause such moneys (other than moneys held pursuant to Section 13.03(c)(ii» to be deposited into the Bond Fund;

(v)    to hold all 1992 Series A and B Bonds and other Series of Bonds registered in the name of the new Owners thereof which have been delivered to it by the Registrar for delivery to the Remarketing Agent in accordance with the Tender Agreement;

(vi)   to hold 1992 Series A and B Bonds and other Series of Bonds for the account of the Company as contemplated by Section 13.05(c); and

 (vii)   to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee, the Company and the Remarketing Agent at all reasonable times.

The Issuer shall cooperate with the Company, the Trustee and the Registrar to cause the necessary arrangements to be made and to be thereafter continued to enable the Tender Agent to perform its duties and obligations described above.

SECTION 13.02.    Qualifications of Remarketing Agent and Tender Agent: Resignation: Removal.

(a)    The Remarketing Agent shall be a member of the National Association of Securities Dealers, having a combined capital stock, surplus and undivided profits of at least $15,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. Any successor Remarketing Agent shall have senior unsecured long-term debt which shall be rated, so long as the Bonds shall be rated by Moody’s, at least Baa3/P-3 or otherwise qualified by Moody’s. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving notice to the Issuer, the Trustee, the Registrar, the Tender Agent, the Authenticating Agent, the Credit Bank and the Company. Such resignation shall take effect on the 45th day after the receipt by the Issuer and the Company of the notice of resignation. The Remarketing Agent may be removed at any time on 45 days prior written notice, by an instrument signed by the Company, filed with the Remarketing Agent, the Issuer, the Trustee, the Registrar, the Tender Agent and the Authenticating Agent.

(b)    The Tender Agent shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, and, if not a bank or trust company, for so long as the Bonds shall be rated by Moody’s, shall have senior unsecured debt which shall be rated at least Baa3/P-3 or otherwise qualified by Moody’s, and in any case having a combined capital stock, surplus and undivided profits of at least $15,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture and the Tender Agreement. The Tender Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 60 days’ notice to the Issuer, the Trustee, the Registrar, the Company, the Authenticating Agent, the Credit Bank and the Remarketing Agent. The Tender Agent may be removed at any time by an instrument signed by the Company, filed with the Tender Agent, the Issuer, the Trustee, the Registrar, the Authenticating Agent and the Remarketing Agent. Such resignation or removal shall take effect on the day a successor Tender Agent shall have been appointed by the Company and shall have accepted such appointment.

Upon the effective date of resignation or removal of the Tender Agent, the Tender Agent shall deliver any Bonds and moneys held by it in such capacity to its successor.

SECTION 13.03.    Notice of Bonds Delivered for Purchase; Purchase of Bonds:

(a)    The Tender Agent for a Series of Bonds shall determine timely and proper delivery of such Bonds pursuant to this Indenture and the proper endorsement of such Bonds. Such determination shall be binding on the Owners of such Bonds, the Issuer, the Company, the Remarketing Agent and the Trustee, absent manifest error. In accordance with the provisions of the Tender Agreement, the Tender Agent shall give notice by telephone, telecopy or telex promptly confirmed by a written notice, to the Trustee, the Registrar, the Remarketing Agent, the Credit Bank and the Company specifying the principal amount of such Bonds, if any, as to which it shall receive notice of tender for purchase in accordance with Sections 2.02(a).

(b)   Bonds of a Series required to be purchased in accordance with Section 2.02 shall be purchased from the Owners thereof, on the date and at the purchase price at which such Bonds are required to be purchased. Funds for the payment of such purchase prices shall be derived from the following’ sources in the order of priority indicated:

(i)     proceeds of the sale of such Bonds remarketed to any person pursuant to Section 13.04 and furnished to the Tender Agent by the Remarketing Agent for deposit into the Remarketing Account of the Bond Purchase Fund;

(ii)    moneys furnished by the Trustee to the Tender Agent for deposit into the Credit Bank Account of the Bond Purchase Fund representing moneys ,received from draws on the Credit Facility; and

(iii)   moneys furnished by the Trustee to the Tender Agent for deposit into the Company Account of the Bond Purchase Fund representing moneys provided to the Trustee by the Company.

In the event that a premium is required to be paid upon the purchase of any Bond of a Series as provided in Section 2.02(d), and the Credit Facility then in effect with respect to the Bonds of such Series shall not provide for the payment of a premium upon the purchase of a Bond of such Series, then moneys derived from draws on such Credit Facility shall be applied solely to the payment of principal and interest on such Bonds and not to the payment of any such premium.

The Tender Agent for a Series of Bonds may establish separate accounts or subaccounts within the Bond Purchase Fund for such purposes as the Tender Agent may deem appropriate.

(c) (i)    The Registrar or the Authenticating Agent for a Series of Bonds shall authenticate a new Bond or Bonds of such Series in an aggregate principal amount equal to the principal amount of Bonds purchased in accordance with Section 13.03(b), whether or not the Bonds of such Series so purchased are presented by the Owners thereof, bearing a number or numbers not contemporaneously outstanding. Every Bond authenticated and delivered as provided in this Section shall be entitled to all the benefits of this Indenture equally and proportionally with any and all other Bonds of such Series duly issued hereunder. The Registrar shall maintain a record of the Bonds of such Series purchased as provided in this Section 13.03, together with the names and addresses of the former Owners thereof.

(ii)   In the event any Bonds of a Series purchased as provided in this Section 13.03 shall not be presented to the Tender Agent for such Series, the Tender Agent shall segregate and hold the moneys for the purchase price of such Bonds in trust for the benefit of the former Owners of such Bonds, who shall, except as provided in the following sentence, thereafter be restricted exclusively to such moneys for the satisfaction of any claim for the purchase price of such Bonds. Any moneys which the Tender Agent shall segregate and hold in trust for the payment of the purchase price of any such Bond and remaining unclaimed for two years after the date of purchase shall, upon the Company’s written request to the Tender Agent, be paid to the Credit Bank, if any, for such Series of Bonds to the extent such Credit Bank has not been reimbursed under the Credit Facility for such Series for a draw relating to such purchase, and thereafter to the Company. The Tender Agent shall be entitled to rely conclusively on a certificate of an officer of the Credit Bank in determining the extent to which the Credit Bank has not been reimbursed for such draws. After the payment of such unclaimed moneys to the Credit Bank or to the Company, the former Owners of such Bond shall look only to the Company for the payment thereof.

SECTION 13.04.    Remarketing of Bonds: Notice of Interest Rates.

(a)    Upon notice of the tender for purchase of Bonds of a Series, the Remarketing Agent shall offer for sale and use its best efforts to sell such Bonds, any such sale to be made on the date of such purchase in accordance with Section 2.02 at the best price available in the marketplace at the principal amount thereof, plus accrued interest, if any, to the purchase date. Any Bond which is tendered for purchase, pursuant to Sections 2.02(a) after that Bond has become subject to mandatory tender for purchase pursuant to Sections 2.02(c) or 2.02(d), shall be sold by the related Remarketing Agent only to a purchaser who agrees in writing to (i) refrain from selling such Bond other than under the terms of this Indenture or (ii) hold that Bond only to the date of mandatory purchase. Each Remarketing Agent agrees that it .shall not sell any Bonds purchased pursuant to Section 2.02 to the Company or the Issuer, or to any person who controls, is controlled by, or is under common control with, the Issuer or the Company.

(b)    The Remarketing Agent for a Series of Bonds shall determine the rate of interest to be borne by such Bonds during each Interest Rate Period for such Bonds and by each Bond of such Series during each Bond Interest Term for such Bond and the Bond Interest Terms for each Bond of such Series during each Short-Term Interest Rate Period as provided in Section 2.01 and shall furnish to the Trustee, the Company and the related Registrar on the Business Day of determination each rate of interest and Bond Interest Term so determined by telex, telephone or telecopy, promptly confirmed in writing.

(c)    The Remarketing Agent for a Series of Bonds shall give telephonic or telegraphic notice, promptly confirmed by a written notice, to the Trustee, the Registrar, the Authenticating Agent and the related Tender Agent on each date on which Bonds of such Series shall have been purchased pursuant to Section 13.03 (b), specifying the principal amount of Bonds of such Series, if any, sold by it pursuant to Section 13.04(a) along with a list of such purchasers showing the names and denominations in which such Bonds shall be registered, and the addresses and social security or taxpayer identification numbers of such purchasers.

SECTION 13.05.    Delivery of Bonds.

(a)    Bonds purchased with moneys described in clause (i) of Section 13.03(b) shall be made available by the related Tender Agent to the related Remarketing Agent for delivery to the purchasers thereof against payment therefor in accordance with the Tender Agreement.

(b)    Bonds purchased with moneys described in clause (ii) of Section 13.03(b) shall be held by the related Tender Agent as Escrow Bonds pursuant to the Tender Agreement.

(c)    Bonds purchased with moneys described in clause (iii) of Section 13.03(b) shall be held by the related Tender Agent for the account of the Company as Escrow Bonds pursuant to the Tender Agreement.

(d)    Bonds delivered as provided in this Section shall be registered in the manner directed by the recipient thereof.

SECTION 13.06.    Delivery of Proceeds of Sale. The proceeds of the sale by the Remarketing Agent of any Bonds delivered to it by, or held by it for the account of, the Company, or delivered to it by any other Owner, shall be turned over to the related Tender Agent as Provided in the Tender Agreement.

SECTION 13.07.    Draws on Credit Facility to Pay Purchase Price. The Trustee, on each day on which Bonds of a Series are required to be purchased pursuant to Section 2.02, is hereby directed to make drawings under the Credit Facility if any, with respect to such Series, in accordance with the provisions of the related Tender Agreement or other governing document, the procedures of which are incorporated herein by reference, by such times and in such manner as shall be required to receive in immediately available funds on such date to pay the purchase price plus accrued interest, if any, of Bonds of such Series then payable from the Credit Facility tendered for purchase or required to be purchased pursuant to the provisions of this Indenture, at the times, on the dates, to the extent, and in the manner herein and in the related Tender Agreement or other governing document, provided, and to deposit the proceeds of such drawings or cause such proceeds to be deposited in the Bond Purchase Fund for such Series pending application of such moneys to the payment of the purchase price of such Bonds. In determining the amount of any such purchase price then due, the Trustee shall not take into consideration any purchase price due on Escrow Bonds and no drawings under the Credit Facility shall be made or be used to pay the purchase price of any Escrow Bonds.

(End of Article XIII)

ARTICLE XIV.

MISCELLANEOUS

SECTION 14.01.    Successors of the Issuer. Upon the dissolution of the Issuer, all the covenants, ‘stipulations, promises and agreements in this Indenture contained, by or on behalf of, or for the benefit of, the Issuer, shall bind or inure to the benefit of the successor of the Issuer from time to time and any entity, officer, board, commission, agency or instrumentality to whom or to which any power or duty of the Issuer shall be transferred.

SECTION 14.02.    Parties in Interest. Except as herein otherwise specifically provided, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon any person, firm or corporation, other than the Issuer, the Company, the Trustee and the Owners, any right, remedy or claim under or by reason of this Indenture, this Indenture being intended to be for the sole and exclusive benefit of the Issuer, the Company, the Trustee and the Owners of the Bonds.

SECTION 14.03.    ‘Severability. In case anyone or more of the provisions of this Indenture or of the Bonds shall, for any reason, be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of this Indenture or of the Bonds, and this Indenture and the Bonds shall be construed and enforced as if such illegal or invalid provisions had not been contained herein or therein.

SECTION 14.04.    Immunity of Directors. Members. Officers and Employees of Issuer. No recourse shall be had for the enforcement of any obligation, promise or agreement of the Issuer contained in the Agreement, this Indenture or in any Bond issued hereunder for any claim based thereon or otherwise in respect thereof, against any director, member, officer or employee, as such, in his individual capacity, past, present or future, of the Issuer or of any successor, whether by virtue of any constitutional provisions, statute or rule of law, or by the enforcement of any assignment or penalty or otherwise; it being expressly agreed and understood that the Bonds, the Agreement and this Indenture are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any director, member, officer or employee, as such, past, present or future, of the Issuer or of any successor, either directly or through the Issuer or any successor, under or by reason of any of the obligations, promises or agreements entered into between the Issuer and the Company whether contained in the Agreement or to be implied therefrom as being supplemental hereto or thereto, and that all personal liability of that character against every such director, member, officer and employee is, by the execution of the Agreement and this Indenture, and as a condition of, and as a part of the consideration for, the execution of the Agreement and this Indenture, expressly waived and released.

SECTION 14.05.    Bonds Owned by the Issuer or the Company. In determining whether Owners of the requisite aggregate principal amount of the Bonds of a Series or Bonds Outstanding have concurred in any direction, consent or waiver under this Indenture, Bonds which are owned by the Issuer, the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (unless the Issuer, the Company and such persons own all Bonds which are then Outstanding, determined without regard to this Section) shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds which the Trustee knows are so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the Issuer, the Company or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

SECTION 14.06.    Counterparts. This Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Indenture.

SECTION 14.07.    Governing Law. The laws of the Commonwealth shall govern the construction and enforcement of this Indenture and of all Bonds.

SECTION 14.08.    Notices. Except as otherwise provided in this Indenture, all notices, approvals, consents, certificates, requests, filings, designations or other communication by the Issuer, the Company, the Trustee, the Paying Agent, the Credit Bank, the Registrar, the Tender Agent, the Authenticating Agent and the Remarketing Agent pursuant to this Indenture shall be in writing and shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(a) If to the Issuer:	Kenton County Airport Board
Attention: Secretary-Treasurer
Cincinnati/Northern Kentucky
International Airport
P. O. Box 752000
Cincinnati, Ohio 45275
Telephone: 606-283-3177
Telecopier: 606-283-3269

(b) If to the Company:	Delta Air Lines, Inc.
Attention: Vice President-Treasurer
William B. Hartsfield Atlanta
International Airport
Atlanta, Georgia 30320
Telephone: (404) 715-6225
Telecopier: (404) 715-4220

(c) If to the Trustee:	Star Bank, N.A.
425 Walnut Street
Cincinnati, Ohio 45202
Telephone: (513) 632-4389
Telecopier: (513) 632-5511

(d) If to the Credit Bank:	(Not applicable as of date of delivery of this Indenture)

(e) If to the Remarketing Agent:	(Not applicable as of date of delivery of this Indenture)

(f) If to the Authenticating
Agent, Paying Agent,
Registrar or Tender Agent:	(Not applicable as of date of delivery of this Indenture)

A duplicate copy of each notice, approval, consent, certificate, request, filing, designation or other communication given hereunder by the Issuer, the Company, the Trustee, the Remarketing Agent, the Registrar, the Tender Agent, Paying Agent or the Authenticating Agent to anyone of the others shall also be given to all of the others and to the Credit Bank. A duplicate copy of each notice, approval, consent, certificate, request, filing, designation or other communication given hereunder to the Owners of Bonds shall also be given to the Credit Bank.

Any of the foregoing (or, if applicable, a successor to any of the foregoing) may, by notice given hereunder to each of the others, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent hereunder.

The Trustee shall provide Moody’s, if the Bonds of a Series are then rated by Moody’s, or S&P, if the Bonds of a Series are then rated by S&P, as appropriate, with prior written notice of (i) the appointment of any successor Trustee, Registrar, Paying Agent, Tender Agent or Remarketing Agent, (ii) any amendments to this Indenture, the Tender Agreement or the Agreement, (iii) the payment (or provision for payment) in whole of such Bonds or any redemption of such Bonds, (iv) the adjustment of the Interest Rate Period applicable to such Bonds, and (v) any replacement, reduction, termination, extension or other modification to the Credit Facility for such Bonds.

SECTION 14.09. Ho1idavs. If the last day of any period of grace, or the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, is not a Business Day, the last day of such period of grace shall be deemed to be, and such payment may be made or act performed or right exercised, with the same force and effect as if done on the nominal date provided in this Indenture, on, the next succeeding Business Day, and no interest shall accrue for the period after such nominal date.

SECTION 14.10. References to Credit Bank and Credit Faci1ity When Credit Facilitv Not in Effect. If at any time, there shall be no Credit Facility in effect with respect to the Bonds of a Series, then all references contained in this Indenture to the Credit Bank or the Credit Facility shall be inapplicable and be of no force and effect.

(End of Article XIV)

IN WITNESS WHEREOF, the Issuer has caused this Indenture to be executed by its duly authorized Chairman and sealed and attested by its duly authorized Secretary, and Star Bank, N.A., Cincinnati, Ohio, as Trustee, has caused this Indenture to be executed and sealed in its behalf by its duly authorized officer all as of the date and year first above written.

KENTON COUNTY AIRPORT BOARD

By:	/s/ Frank (AL) Schleper

FRANK (Al) SCHLEPER Chairman

(SEAL)

Attest:

By:	/s/ John L. Brockett

JOHN L. BROCKETT Secretary-Treasurer

(Execution by the Trustee appears on the following page)

STAR BANK, N.A., as Trustee

By:	/s/ Nancy V. Kelly

NANCY V. KELLY Title: Senior Trust Officer

(SEAL)

Attest:

By:	/s/ Cheri Scott Gerain

CHERI SCOTT GERAIN Title: Assistant Trust Officer

EXHIBIT A

[FORM OF 1992 SERIES A BONDS]

NO. R-	CUSIP

COMMONWEALTH OF KENTUCKY
KENTON COUNTY AIRPORT BOARD
SPECIAL FACILITIES REVENUE BOND
1992 SERIES A
(DELTA AIR LINES, INC. PROJECT)

Type of Interest Rate Period:	Interest Rate for Long-Term Interest Rate Period Only:	Mandatory Tender Date for Long-Term Interest Rate Period:

For Short-Term Interest Rate Period Only

Interest Rate (%)	First Day of Bond Interest Term and Interest Accrual Date:	First Day of Next Bond Interest Term and Interest Payment Date:	Interest Due on Next Interest Payment Date:	No. of Days: in Bond Interest Term:

Maturity
Date:

Registered Owner:

                                                                                   Dollars

Principal Sum:

FOR VALUE RECEIVED, the Kenton County Airport Board, a public body corporate and politic duly organized and validly existing under the Constitution and laws of the Commonwealth of Kentucky (“the Issuer”), hereby promises to pay (but solely and only from the sources hereinafter described) to the Registered Owner named above, or registered assigns as hereinafter provided, on the Maturity Date identified above, upon the presentation and surrender hereof, the principal Sum specified above, and to pay (but solely and only from the sources hereinafter described) interest on said Principal Sum from time to time remaining unpaid until payment of said Principal Sum has been made or duly provided for, at the rates and on the dates determined as described herein and in the Indenture (hereinafter defined). The principal of and any redemption premium on this Bond are payable at the principal corporate trust office of Star Bank, N.A., Cincinnati, Ohio (the “Trustee” and “Paying Agent”). Interest on this Bond is payable by (i) check mailed (or as otherwise provided in the Indenture) on the date on which due to the Registered Owner hereof at the address of such Registered Owner shown on the registration books kept by Citibank, N.A., New York, New York (the “Registrar”), as of the close of business on the Record Date (as defined in the Indenture) in respect of such interest, or (ii) in the case of Bonds bearing interest at Bond Interest Term Rates, or Bonds (bearing interest other than at a Bond Interest Term Rate) owned by an Owner who is the Registered Owner of Bonds in an aggregate principal amount in excess of $1,000,000 and who, prior to the Record Date next preceding any Interest Payment Date, shall have provided the Paying Agent with wire transfer instructions, by wire transfer; provided that if and while the Bonds bear interest at Bond Interest Term Rates, interest payable hereon is payable only upon presentation hereof to the designated Tender Agent (the “Tender Agent”), at its designated principal office for the delivery of Bonds. Payment of the principal of and interest and any premium on this Bond shall be in such coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

The 1992 Series A Bonds are issued pursuant to and in full compliance with the Constitution and laws of the Commonwealth of Kentucky, including particularly Sections 103.200 to 103.285, inclusive, of the Kentucky Revised Statutes (“the Act”), and pursuant to a Resolution of the Issuer adopted on February ____, 1992. All terms defined in the Indenture and not otherwise defined herein shall have the meaning given thereto in the Indenture.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

IT IS HEREBY CERTIFIED. RECITED AND DECLARED that all acts, conditions and things required by the Constitution and laws of the Commonwealth of Kentucky to exist, to have happened and to have been performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in regular and due form as required by law, and the issuance of this Bond and the series of which it forms a part does not exceed or violate any constitutional or statutory limitation.

THE BONDS AND THE INTEREST THEREON ARE SPECIAL AND LIMITED OBLIGATIONS OF THE ISSUER, AND SHALL NOT BE DEEMED TO CONSTITUTE AN INDEBTEDNESS OR GENERAL OBLIGATION OR A PLEDGE OF THE FAITH AND CREDIT OF THE ISSUER OR THE COMMONWEALTH OF KENTUCKY OR ANY POLITICAL SUBDIVISION THEREOF. NEITHER THE COMMONWEALTH OF KENTUCKY NOR ANY POLITICAL SUBDIVISION THEREOF NOR THE ISSUER SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF THE BONDS, THE INTEREST THEREON OR OTHER COSTS INCIDENT THERETO EXCEPT FROM THE MONEYS PLEDGED THEREFOR AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE ISSUER NOR THE COMMONWEALTH OF KENTUCKY OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE BONDS OR THE INTEREST THEREON OR OTHER COSTS INCIDENT THERETO.

Neither the Chairman, Secretary-Treasurer, Board members, officers or employees of the Issuer nor any person executing this Bond shall be personally liable hereon or be subject to any personal liability or accountability by reason of the issuance hereof.

This Bond shall not be entitled to any right or benefit under the Indenture, or be valid or become obligatory for any purpose, until this Bond shall have been authenticated by manual execution by the Registrar of the Certificate of Authentication inscribed hereon.

IN WITNESS WHEREOF, the Kenton County Airport Board has caused this Bond to be executed with the reproduced facsimile signature of its Chairman and the Issuer’s seal to be reproduced hereon and attested by the reproduced facsimile signature of the Secretary-Treasurer of the Issuer.

KENTON COUNTY AIRPORT BOARD
[Seal]
	By:	(facsimile signature)

Chairman

ATTEST:

(facsimile signature)

Secretary-Treasurer

[Form of Certificate of Authentication to appear on Face of Bond]

CERTIFICATE OF AUTHENTICATION

This is to certify that this Bond is one of the Bonds described in the within-mentioned Indenture.
Date of Authentication:	STAR BANK, N.A.
Cincinnati, Ohio
Trustee and Registrar

By:

Authorized Signature

[Form of Reverse of Bond]

This Bond is one of a series of Bonds issued in the aggregate principal amount of $                               (the “1992 Series A Bonds”) for the purpose of (i) paying a portion of the estimated cost of the acquisition and construction of certain airport facilities (the “Project Facilities”) at the Cincinnati/Northern Kentucky International Airport (the “Airport”), (ii) paying interest on the 1992 Series A Bonds during construction, and (iii) paying certain costs of issuance of the 1992 Series A Bonds. The 1992 Series A Bonds are issued under and pursuant to a Trust Indenture, dated as of February 1, 1992 (the “Indenture”), between the Issuer and Star Bank, N.A., Cincinnati, Ohio, as Trustee. Simultaneously with the issuance of the 1992 Series A Bonds, the Issuer and Delta Air Lines, Inc. (the “Company”) have entered into a Lease Agreement, dated as of February 1, 1992 (the “Agreement”), under which the Issuer has agreed to issue the 1992 Series A Bonds and the Company has agreed to make certain rental payments to the Issuer sufficient to pay the principal of, redemption premium (if any) and interest on the 1992 Series A Bonds (and on all other Bonds, as hereinafter defined, issued under the Indenture) as the same become due and payable and to pay the purchase price, if any, of the 1992 Series A Bonds (and on all other Bonds issued under the Indenture) required to be purchased under the terms of the Indenture.

The 1992 Series A Bonds (and all other Bonds issued under the Indenture, including the Kenton County Airport Board Special Facilities Revenue Bonds, 1992 Series B (Delta Air Lines, Inc. Project) (the “1992 Series B Bonds”) issued concurrently with the 1992 Series A Bonds) are equally and ratably secured by a pledge under the Indenture of the Trust Estate, which includes the Receipts and Revenues and any moneys realized by the Trustee under a Credit Facility, if any, as hereinafter described and all other moneys received by, or on behalf of, the Trustee, including, without limitation, moneys in the Bond Fund created under and held by the Trustee pursuant to the Indenture and all income and profit from the investment of such moneys, but does not include any moneys or investments held in any Rebate Fund created under the Indenture or in any Bond Purchase Fund created pursuant to the Indenture. The Issuer has assigned to the Trustee as security for the Bonds, its rights, title and interest in and to the Agreement (other than certain rights to indemnification and to payment of certain administrative expenses and certain other rights). The Indenture contains terms and conditions upon which additional bonds may be issued thereunder (such additional bonds, together with the 1992 Series A Bonds and the 1992 Series B Bonds, are hereinafter collectively referred to as the “Bonds”). Such additional Bonds may be issued by the Issuer to finance Project Facilities located at the Cincinnati/Northern Kentucky International Airport or to refund all or any part of the Bonds of any series or of bonds previously issued by the Issuer for the benefit of the Company.

This Bond shall not, as of the Date of Issuance hereof, be secured by a Credit Facility. From and after such Date of Issuance, the 1992 Series A Bonds may be secured from time to time by moneys drawn by the Trustee under any Credit Facility which may be in effect from time to time with respect to the 1992 Series A Bonds.

The term of the 1992 Series A Bonds will be divided into consecutive Interest Rate Periods during each of which the 1992 Series A Bonds shall bear interest at a Weekly Interest Rate (a “Weekly Interest Rate Period”), a Long-Term Interest Rate (a “Long-Term Interest Rate Period”), or a Bond Interest Term Rate for one or more consecutive Bond Interest Terms (a “Short-Term Interest Rate Period”). The initial Interest Rate Period shall be a Long-Term Interest Rate Period from February 27, 1992 until the Maturity Dates of the 1992 Series A Bonds (subject to adjustment as hereinafter described) and during such period the 1992 Series A Bonds shall bear interest at the rate set forth on the first page hereof. Subject to certain conditions set forth in the Indenture, the interest rate on the 1992 Series A Bonds may be adjusted from the initial Long-Term Interest Rate Period to a Weekly Interest Rate or Bond Interest Term Rates at any time when the 1992 Series A Bonds may be redeemed at the option of the Company in accordance with the redemption provisions described herein, and thereafter again adjusted as described in the Indenture. As hereinafter described, the 1992 Series A Bonds are subject to mandatory purchase on the first day of any Interest Rate Period, as hereinafter described.

This Bond shall bear interest from and including the Interest Accrual Date (hereinafter defined) immediately preceding the date of authentication hereof, or, if such date of authentication is an Interest Accrual Date to which interest on this Bond has been paid or duly provided for, or the date of initial authentication hereof, then from the date of authentication hereof; provided, however, if interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for registration of transfer or exchange shall bear interest from the date to which interest has been paid in full on the Bonds or if no interest has been paid on the Bonds, from February I, 1992.

During any Weekly Interest Rate Period, interest on the Bonds shall be payable on each Interest Payment Date for the period commencing on the immediately preceding Interest Accrual Date (or, if any Interest Payment Date is not a Wednesday, commencing on the second preceding Interest Accrual Date) and ending on the Tuesday immediately preceding the Interest Payment Date (or, if sooner, the last day of the Weekly Interest Rate Period). During any Short-Term Interest Rate Period or Long-Term Interest Rate Period, interest on this Bond shall be payable on each Interest Payment Date for the period commencing on the immediately preceding Interest Accrual Date and ending on the day immediately preceding such Interest Payment Date. In any event, interest on this Bond shall be payable for the final Interest Rate Period to the date on which this Bond shall have been paid in full. Interest shall be computed, in the case of a Long-Term Interest Rate Period, on the basis of a 360-day year consisting of twelve 30-day months, and in the case of any other Interest Rate Period, on the basis of a 365 or 366-day year, as appropriate, and the actual number of days elapsed. The Bonds may be issued in the form of fully registered Bonds in the denominations of (i) $5,000 and any integral multiple thereof during any Long-Term Interest Rate Period, and (ii) $100,000 and any integral multiple of $5,000 in excess of $100,000 during any Weekly Interest Rate Period or Short-Term Interest Rate Period (the “Authorized Denominations”).

The term “Interest Accrual Date” means (i) with respect to any Weekly Interest Rate Period, the first day thereof and, thereafter, the first Wednesday of each calendar month during that Weekly Interest Rate Period, (ii) with respect to any Long-Term Interest Rate Period, the first day thereof and, thereafter, each Interest Payment Date in respect thereof, other than the last such Interest Payment Date, and (iii) with respect to each Bond Interest Term within a Short-Term Interest Rate Period, the first day thereof. The term -Interest Payment Date- means (1) with respect to any Weekly Interest Rate Period, the first Wednesday of each calendar month, or, if such first Wednesday shall not be a Business Day, the next succeeding Business Day, (2) with respect to any Long-Term Interest Rate Period, the first day of a month and the first day of each sixth month thereafter, as determined by the Company, or if any of such days shall not be a Business Day, the next succeeding Business Day, the first Interest Payment Date during a Long-Term Interest Rate Period being the first day of such month which is at least 90 days from the first day of such Long-Term Interest Rate Period, (3) with respect to any Bond Interest Term, the day next succeeding the last day thereof, and (4) with respect to each Interest Rate Period, the day next succeeding the last day thereof. The term “Business Day”. means any day other than a Saturday, a Sunday or any other day on which banks located in the cities in which the principal offices of the Trustee, the Tender Agent, the Paying Agent, the Registrar, the Remarketing Agent, the Company, the Authenticating Agent and the issuer of any Credit Facility are located are authorized or required to remain closed.

The interest rate on the 1992 Series A Bonds shall be determined as follows:

(1) Weekly Interest Rate. During each Weekly Interest Rate Period, this Bond shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent on Tuesday of each week during such Weekly Interest Rate Period, or if such day shall not be a Business Day, then on the next succeeding Business Day. The first Weekly Interest Rate determined for each, Weekly Interest Rate Period shall be determined on or prior to the first day of such Weekly Interest Rate Period and shall apply to the period commencing on the first day of such Weekly Interest Rate Period and ending on the next succeeding Tuesday. Thereafter, each Weekly Interest Rate shall apply to the period commencing on Wednesday and ending on the next succeeding Tuesday, unless such Weekly Interest Rate Period shall end on a day other than Tuesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall. apply to the period commencing on Wednesday preceding the last day of such Weekly Interest Rate Period and ending on the last day of such Weekly Interest Rate Period. The Weekly Interest Rate shall be the rate of interest per annum determined by the Remarketing Agent (based on the examination of tax-exempt obligations comparable ‘in the judgment of the Remarketing Agent to the 1992 Series A Bonds and known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) to be the minimum interest rate which, if borne by the 1992 Series A Bonds, would enable the Remarketing Agent to sell the 1992 Series A Bonds on such date of determination at a price (without regarding accrued interest) equal to the principal amount thereof. In the event that the Remarketing Agent fails to establish a Weekly Interest Rate for any week, then the Weekly Interest Rate for such week shall be the same as the Weekly Interest Rate for the immediately preceding week that was determined by the Remarketing Agent. In the event that the Weekly Interest Rate for the immediately preceding week was not determined by the Remarketing Agent, or in the event that the Weekly Interest Rate determined by the Remarketing Agent shall be held to be invalid or unenforceable by a court of law, then the interest rate for such week shall be calculated by the Trustee and shall be equal to 75% of the rate on 30-day High-Grade unsecured commercial paper notes sold through dealers by major corporations as reported in the Wall Street Journal on the day the Weekly Interest Rate would otherwise be determined as provided in the Indenture for such Weekly Interest Rate Period.

(2) Long-Term Interest Rate. During each Long-Term Interest Rate Period, the 1992 Series A Bonds shall bear interest at the Long-Term Interest Rate. The Long-Term Interest Rate for the 1992 Series A Bonds shall be determined by the Remarketing Agent on a Business Day no later than the effective date of such Long-Term Interest Rate Period with respect to the 1992 Series A Bonds. The Long-Term Interest Rate (except for the initial Long-Term Interest Rate determined for this Bond) shall be the rate of interest per annum determined by the Remarketing Agent (based on the examination of tax-exempt obligations comparable in the judgment of the Remarketing Agent to the 1992 Series A Bonds and known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) to be the minimum interest rate at which the Remarketing Agent will agree to purchase the 1992 Series A Bonds on such effective date for resale at a price (without regarding accrued interest) equal to the principal amount thereof.

(3) Bond Interest Terms and Bond Interest Term Rates. During each Short-Term Interest Rate Period, this 1992 Series A Bond shall bear interest during each Bond Interest Term for this 1992 Series A Bond at the Bond Interest Term Rate for this 1992 Series A Bond. The Bond Interest Term and Bond Interest Term Rate for this 1992 Series A Bond shall be determined by the Remarketing Agent no later than the first day of each Bond Interest Term. The Bond Interest Term and the Bond Interest Term Rate need not be the same for any two 1992 Series A Bonds, even if determined on the same date. The Bond Interest Term for this 1992 Series A Bond shall be a period of not more than 270 days, determined by the Remarketing Agent to be the period which, together with all other Bond Interest Terms for all 1992 Series A Bonds then outstanding under the Indenture, will result in the lowest overall interest expense on such 1992 Series A Bonds over the next succeeding 270 days, taking into account certain factors set forth in the Indenture. Any 1992 Series A Bond purchased on behalf of the Company and remaining unsold by the Remarketing Agent as of the close of business on the first day of the Bond Interest Term for that 1992 Series A Bond shall have a Bond Interest Term of one day or, if that Bond Interest Term does not end on a day immediately preceding a Business Day, a Bond Interest Term ending on the day immediately preceding the next Business Day. If for any reason a Bond Interest Term for any 1992 Series A Bond cannot be so determined by the Remarketing Agent, or if the determination of such Bond Interest Term is held by a court of law to be invalid or unenforceable, then such Bond Interest Term shall be thirty days, but if the last day so determined shall not. be a day immediately preceding a Business Day, shall end on the first day immediately preceding the Business Day next succeeding such last day, or if such last day would be after the day immediately preceding the Maturity Date, shall end on the day immediately preceding the Maturity Date.

The Registrar shall give notice by first class mail of any adjustment in the Interest Rate Period not less than twelve days prior to the effective date of such Interest Rate Period, or, in the case of an adjustment from a Long-Term Interest Rate Period, not less than thirty days prior to the effective date of such Long Term Interest Rate Period. In the event of an adjustment in the Interest Rate Period applicable to the 1992 Series A Bonds, the 1992 Series A Bonds shall be subject to mandatory tender for purchase as hereinafter described.

The Company shall have the right to deliver to the Trustee, Registrar, Remarketing Agent, Tender Agent, Paying Agent, Authenticating Agent and Credit Bank on or prior to 10:00 a.m., New York City time, on the effective date of any such adjustment of an Interest Rate Period a notice to the effect that the Company elects to rescind its election to make such adjustment. In connection with any adjustment of the Interest Rate Period on the Bonds, the Company (if such election is not rescinded as provided in the prior sentence) is obligated to cause to be provided to the Issuer, the Trustee, the Company and the Remarketing Agent a Favorable Opinion of Bond Counsel on the effective date of such adjustment. In addition, certain other conditions precedent exist to the conversion to a Long-Term Interest Rate Period as described in the Indenture. In the event that Bond Counsel fails to deliver a Favorable Opinion of Bond Counsel on the effective date of any adjustment in the Interest Rate Period, the Company rescinds its election to make such adjustment or the other conditions to adjustment of any Interest Rate Period as provided in the Indenture are not met, then the 1992 Series A Bonds shall continue to bear interest at a Weekly Interest Rate or Bond Interest Term Rates, as the case may be, as in effect immediately prior to such proposed adjustment in the Interest Rate Period, or, in the event that the 1992 Series A Bonds are being adjusted from a Long-Term Interest Rate Period, then the 1992 Series A Bonds shall be adjusted to bear interest at a Weekly Interest Rate on the date which would have been the effective date of such change in the Interest Rate; provided, however, that if notice of such adjustment has been mailed to the Owners of the 1992 Series A Bonds then the 1992 Series A Bonds shall continue to be subject to mandatory tender for purchase on the date that would have been the effective date of such adjustment as provided below.

Purchase of 1992 Series A Bonds During Weekly Interest Rate Period. During any Weekly Interest Rate Period, this 1992 Series A Bond shall be purchased (in whole) at the option of the Owner on any Business Day at a purchase price equal to the principal amount hereof plus accrued interest, if any, from and including the Interest Accrual Date immediately preceding the date of purchase through and including the day immediately preceding the date of purchase, unless the date of purchase shall be an Interest Accrual Date, in which case at a purchase price equal to the principal amount hereof, payable by wire transfer in immediately available funds, upon delivery to the Tender Agent at its Principal Office for delivery of notices of an irrevocable written notice which states the principal amount of this Bond and the date on which the same shall be purchased, which date shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such notice to the Tender Agent. Any notice delivered to the Tender Agent after 4:00 p.m., New York City time, shall be deemed to have been received on the next succeeding Business Day. For payment of such purchase price on the date specified in such notice, this 1992 Series A Bond must be delivered, at or prior to 10:00 a.m., New York City time, on the date specified in such notice, to the Tender Agent at its Principal Office for delivery of Bonds, accompanied by an instrument of transfer hereof, in form satisfactory to the Tender Agent, executed in blank by the Owner hereof or his duly authorized attorney, with such signature guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange, Inc. In the event this Bond is in Book-Entry Only System format, Depository Trust Company shall deliver to the Tender Agent such documentation and information as required by the Tender Agent.

Mandatory Tender for Purchase On Day Next Succeeding the Last Day of Each Bond Interest Term. On the day next succeeding the last day of each Bond Interest Term for this 1992 Series A Bond, unless such day is the first day of a new Interest Rate Period, this 1992 Series A Bond shall be purchased from its Owner at a purchase price equal to the principal amount hereof, payable in immediately available funds, if this 1992 Series A Bond is delivered to the Tender Agent on or prior to 10:00 a.m., New York City time, on such day, or if delivered after 10:00 a.m., on the next succeeding Business Day. The purchase price of this 1992 Series A Bond so. purchased shall be payable only upon surrender of this 1992 Series A Bond to the Tender Agent at its Principal Office for delivery of 1992 Series A Bonds, accompanied by an instrument of transfer hereof, in form satisfactory to the Tender Agent, executed in blank by the Owner hereof or his duly-authorized attorney, with such signature guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange, Inc.

Mandatory Tender for Purchase on First Dav of Each Interest Rate Period. This 1992 Series A Bond shall be subject to mandatory tender for purchase on the first day of each Interest Rate Period for the 1992 Series A Bonds, or on the day which would have been the first day of an Interest Rate Period in the event that one of the conditions precedent to the adjustment to a new Interest Rate Period shall not be met or the Company shall have rescinded its election to make such adjustment, as described in the Indenture, at a purchase price, payable in immediately available funds, equal to the principal amount hereof or, in the case of a purchase on the first day of an Interest Rate Period which shall be preceded by a Long-Term Interest Rate Period and which shall commence prior to the day originally established as the last day of such preceding Long-Term Interest Rate Period, at a purchase price equal to the optional redemption price set forth herein which would have been applicable to such Bonds on such date if such preceding Long-Term Interest Rate Period had continued to the day originally established as its last day, plus accrued interest, if any.

Mandatory Tender for Purchase Upon Termination. Expiration. Reduction. Modification or Replacement of Credit Facility. As a result of (1) the termination or expiration of any Credit Facility then in effect for the 1992 Series A Bonds, (2) the occurrence of an event of default under the Reimbursement Agreement relating to such Credit Facility (the “Reimbursement Agreement”) or (3) such Credit Facility being reduced, replaced or modified with the effect that this 1992 Series A Bond is no longer payable from such Credit Facility (in each case, whether or not any Alternate Letter of Credit or Alternate Credit Facility has been obtained) or the amount of coverage with respect thereto being reduced or not being reinstated following a draw on the Credit Facility with respect to interest on this Bond, then (but only in the circumstances where the Letter of Credit has not been renewed or replaced by an Alternate Letter of Credit issued and delivered at least forty-five days prior to the termination, expiration, reduction or modification on the fifth day preceding any termination, expiration, reduction or modification of the Credit Facility, or, in the case of the failure of the Credit Bank to reinstate the amount payable on the Credit Facility as to interest within the time permitted thereby, .a Business Day not less than ten days but riot more than fifteen days after the Credit Bank shall have failed to reinstate the amount payable on the Credit Facility with respect to interest, this Bond shall be purchased or deemed purchased. The purchase price for this Bond if so purchased shall be equal to the principal amount of this Bond plus accrued interest plus redemption premium (if any).

The purchase price of this Bond if so purchased shall be payable only upon delivery of this Bond to the Tender Agent at its principal office for the delivery of Bonds, accompanied by an instrument of transfer hereof, in form satisfactory to the Tender Agent, executed in blank by the Owner hereof or his duly authorized attorney, with such signature guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange, Inc., at or prior to 10:00 a.m., New York City time, on the date specified for such delivery in the notice of such expiration or termination of the Credit Facility delivered pursuant to the Indenture, or, if no such date shall have been so specified, on the fifth Business Day preceding such expiration, termination, reduction or modification of the Credit Facility. In the event that, as a result of any such expiration, termination, replacement, reduction or modification of the Credit Facility, the Tender Agent (upon receipt from the Owner thereof in exchange for payment of the purchase price thereof) shall present this Bond to the Registrar for notation thereon of any distinguishing mark required to be included thereon at the request of any rating agency then rating such Bonds or at the request of the Company. In the event that in connection with any reduction of the amounts payable under the Credit Facility, the Company shall deliver to the Trustee, the Tender Agent, the Remarketing Agent and the Registrar, prior to the date that notice of such reduction is given by the Registrar, written evidence from Moody’s, if the 1992 Series A Bonds are then rated by Moody’s, or S&P, if the 1992 Series A Bonds are then rated by S&P, to the effect that such reduction, in and of itself, will not result in the withdrawal or reduction of the rating(s) then applicable to the 1992 Series A Bonds and a Favorable Opinion of Bond Counsel, then the 1992 Series A Bonds shall not be subject to mandatory tender for purchase as a result of such reduction.

The giving of notice by an Owner of this 1992 Series A Bond that such Owner elects to have this 1992 Series A Bond purchased during a Weekly Interest Rate Period as described above shall constitute the irrevocable tender for purchase of this 1992 Series A Bond with respect to which such notice shall have been given regardless of whether this 1992 Series A Bond shall be delivered to the Tender Agent for purchase on the relevant purchase date as provided in the Indenture.

The Tender Agent may refuse to accept delivery of any 1992 Series A Bond for which a proper instrument of transfer has not been provided; such refusal, however, shall not affect the validity of the purchase of this 1992 Series A Bond as herein described. If any Owner of a 1992 Series A Bond who shall have given notice of tender of purchase pursuant hereto or any Owner of a 1992 Series A Bond subject to mandatory tender for purchase pursuant hereof shall fail to deliver such 1992 Series A Bond properly endorsed to the Tender Agent for such 1992 Series A Bond at the place and on the applicable date and at the time specified, such 1992 Series A Bond shall constitute an Undelivered Bond. If funds in the amount of the purchase price of any Undelivered Bond are available for payment to the Owner thereof on the date and at the time specified, then from and after the date and time of that required delivery, (1) such Undelivered Bond shall no longer be deemed to be outstanding under the Indenture; (2) interest shall no longer accrue thereon; and (3) funds in the amount of the purchase price of the Undelivered Bond shall be held by the Tender Agent for the benefit of the Owner thereof, to be paid upon delivery (and proper endorsement) of the Undelivered Bond to the Tender Agent at its Principal Office for delivery of 1992 Series A Bonds. Any funds held by the Tender Agent for the purchase of Undelivered Bonds shall be held uninvested.

No Remarketing Agent shall be appointed for the 1992 Series A Bonds on the Date of Issuance of such Bonds. The Company may, with the consent of the Issuer, appoint a Remarketing Agent for the 1992 Series A Bonds after such Date of Issuance; provided, however, that a Remarketing Agent shall be appointed by the Company prior to the time a Remarketing Agent shall be required to perform the duties and obligations imposed upon it under the Indenture. Any Remarketing Agent so appointed shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it under the Indenture by written instrument.

Redemption Provisions. The 1992 Series A Bonds shall be subject to redemption prior to maturity as follows:

(a) (i)    On any Interest Payment Date during a Weekly Interest Rate Period, the 1992 Series A Bonds shall be subject to optional redemption by the Issuer, at the direction of the Company, in whole or redemption price of par; and

(ii)    on the day succeeding the last day of any Bond Interest Term with respect to any 1992 Series A Bond, such 1992 Series A Bond shall be subject to optional redemption by the Issuer, at the direction of the Company, in whole or in part, at a redemption price of par.

(b) (i)  During the Long-Term Interest Rate Period commencing on the Date of Issuance of the 1992 Series A Bonds, the 1992 Series A Bonds shall be subject to optional redemption as follows:

(A)    The 1992 Series (A) Bonds maturing on February 1, ______, are subject to redemption by the Issuer, at the direction of the Company, at any time and from time to time, in whole or in part, on or after February 1 ______, upon written notice of the exercise of the option to redeem delivered to the Issuer and the Trustee by the Company, at the redemption prices (expressed as a percentage of the principal amount thereof) and during the redemption periods set forth below, plus accrued interest, if any, to the date fixed for redemption:

Redemption Periods (Both Dates Inclusive)	Redemption Prices (Percentage of Principal Amount)

February 1, _____ to January 31, _____ February 1, _____ to January 31, _____ February 1, _____ and thereafter

(B)    The 1992 Series A Bonds maturing on February 1, ____ are subject to redemption by the Issuer, at the direction of the Company, at any time and from time to time, in whole or in part, on or after February 1, ____, upon written notice of the exercise of the option to redeem delivered to the Issuer and the Trustee by the Company, at the redemption prices (expressed as a percentage of the principal amount thereof) and during the redemption periods set forth below, plus accrued interest, if any, to the date fixed for redemption:

Redemption Periods (Both Dates Inclusive)	Redemption Prices (Percentage of Principal Amount)

February 1, _____ to January 31, _____ February 1, _____ to January 31, _____ February 1, _____ and thereafter	%

(C)    The 1992 Series A Bonds maturing on February 1, ____ are subject to redemption by the Issuer, at the direction of the Company, at any time and from time to time, in whole or in part, on or after February 1 ____, upon written notice of the exercise of the option to redeem delivered to the Issuer and the Trustee by the Company, at the redemption prices (expressed as a percentage of the principal amount thereof) and during the redemption periods set forth below, plus accrued interest, if any, to the date fixed for redemption:

Redemption Periods (Both Dates Inclusive)	Redemption Prices (Percentage of Principal Amount)

February 1, _____ to January 31, _____ February 1, _____ to January 31, _____ February 1, _____ and thereafter	%

(D)    The 1992 Series A Bonds maturing on February 1, ____ are subject to redemption by the Issuer, at the direction of the Company, at any time and from time to time, in whole or in part, on or after February 1 ____, upon written notice of the exercise of the option to redeem delivered to the Issuer and the Trustee by the Company, at the redemption prices (expressed as a percentage of the principal amount thereof) and during the redemption periods set forth below, plus accrued interest, if any, to the date fixed for redemption:

Redemption Periods (Both Dates Inclusive)	Redemption Prices (Percentage of Principal Amount)

February 1, _____ to January 31, _____ February 1, _____ to January 31, _____ February 1, _____ and thereafter	%

(c)    During any Long-Term ,Interest Rate Period the 1992 Series A Bonds (except during the Long-Term Interest Rate Period for the 1992 Series A Bonds commencing on the Date of Issuance of the 1992 Series A Bonds) shall be subject to optional redemption by the Issuer, at the direction of the Company, on the first day thereof, in whole or in part, at the redemption price of par, and thereafter, during the periods specified below or, if a Favorable Opinion of Bond Counsel is delivered as provided in the Indenture, during the periods specified in the notice of the Company to the Registrar pursuant to the Indenture, in whole at any time or in part from time to time, at the redemption prices (expressed as a percentage of principal amount) hereinafter indicated or specified in the notice of the Company to the Registrar pursuant to the Indenture, plus accrued interest, if any, to the redemption date.

Length of Long-Term Interest Rate Period (expressed in years)	Redemption Prices

greater than 15	after 10 years at 102%, declining by 1% every year at 100%

less than or equal to 15 and greater than 10	after 7 years at 102%, declining by 1% every year to 100%

less than or equal to 10 and greater than 7	after 5 years at 102%, declining by 1% every year to 100%

less than or equal to 7 and greater than 4	after 3 years at 101%, declining by 1% every year to 100%

less than or equal to 4	after 2 years at 100%

(d)    the 1992 Series A Bonds shall be subject to extraordinary optional redemption by the Issuer, at the direction of the Company, in whole or in part at any time at a redemption price of par plus accrued interest, if any, to the redemption date, if the Company shall deliver to the Trustee a certificate of an Authorized Company Representative certifying that:

(i)    The Company shall have determined, in its sole discretion, that the continued operation of one or more of the Project Facilities or a substantial portion of one or more of the Project Facilities is impracticable, uneconomical or undesirable for any reason, including, without limitation, the imposition upon the Company with respect thereto of unreasonable burdens or excessive liabilities, which shall be deemed to include, without limitation, the imposition or substantial increase of ad valorem property taxes or taxes on the leasing or use of the Project Facilities or a substantial portion thereof or on amounts payable with respect thereto; or

(ii)    All or a substantial portion of one or more of the Project Facilities shall have been damaged, destroyed, condemned or taken by eminent domain or sold under a reasonably apprehended threat of condemnation or such portion of one or more of the Project Facilities or the use or control thereof shall have been condemmed or taken by eminent domain or sold under a reasonably apprehended threat of condemnation as to render the Project Facilities or a substantial portion of one or more of the Project Facilities unsatisfactory for their intended uses, as determined by the Company in its sole discretion; or

(iii)    the construction or operation of one or more of the Project Facilities or a substantial portion or one or more of the Project Facilities shall have been enjoined or prevented or shall have otherwise been prohibited by, or shall conflict with, any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body.

To exercise any such option with respect to all or a portion of the 1992 Series A Bonds, the Company shall give written notice to the Trustee, which notice shall specify the Project Facilities affected by the above specified events and the principal amount of Bonds of such Series to be redeemed, including the maturity or maturities of the 1992 Series A Bonds to be redeemed. Such notice shall also specify a redemption date, which date may not be earlier than 30 days after such notice is given, and shall further specify that, as determined by the Company, one or more of such events has occurred or one or more of such conditions is continuing, which determination shall be conclusive.

(e)     The 1992 series A Bonds shall be subject to mandatory redemption by the Issuer, in whole, or in such part as will, in the opinion of Bond Counsel, preserve the exclusion from gross income for federal income tax purposes of the interest on the 1992 Series A Bonds remaining Outstanding, or either of such Series, at a redemption price of par, plus accrued interest, if any, to the redemption date, on the 180th day (or such earlier date as may be designated by the Company) after a Determination of Taxability (provided” however, that if the lien of the Indenture has been defeased prior to a Determination of Taxability, the 1992 Series A Bonds will not be subject to redemption, except for any redemption provided for in connection with such defeasance.

(f)    The 1992 Series A Bonds, or an appropriate allocable portion thereof, shall be redeemed by the Issuer at a redemption price equal to 100% of the principal amount thereof, without redemption premium, plus accrued interest, if any, to the redemption date, within 60 days (i) following the automatic termination of the Agreement as to the project Facilities located on a site covered by any ground lease as a result of the termination of such ground lease in accordance with its terms, or (ii) following the failure by the Company, at any time during which any 1992 Series A Bonds are outstanding, to exercise any option to renew the term of the Agreement as to the Project Facilities, or portion thereof, then existing and leased under the Agreement on the applicable term expiration date subsequent to the expiration of the initial term thereof, which initial term expires on December 31, 2015.

(g)    Any Series of Additional Bonds shall be subject to any mandatory sinking fund redemptions provided in the Supplemental Indenture providing for the issuance of such Series of Additional Bonds.

(h)    Any Series of Additional Bonds shall be subject to any optional redemptions provided in the Supplemental Indenture providing for the issuance of such Series of Additional Bonds.

If less than all of the Bonds at the time outstanding are to be called for redemption, the particular Bonds or units thereof in Authorized Denominations shall be selected by the Registrar, by lot in such manner as the Registrar in. its discretion may deem proper. Any Bonds and portions of Bonds which have been duly selected for redemption and which are deemed to be paid in accordance with the Indenture shall cease to bear interest on the specified redemption date and shall thereafter cease to be entitled to any lien, benefit or security under the Indenture.

The transfer of this 1992 Series A Bond shall be registered upon the registration books kept at the principal corporate trust office of the Registrar, upon surrender of this 1992 Series A Bond at said office, together with the attached instrument of transfer duly executed by the Owner or his duly authorized attorney.

The Owner of this 1992 Series A Bond shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

With certain exceptions as provided therein, the Indenture and the Agreement may be modified or amended only with the consent of the Owners of not less than a majority in aggregate principal amount of all Bonds outstanding under the Indenture.

Reference is hereby made to the Indenture and the Agreement, copies of which are on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Issuer, the Company, the Trustee, the Paying Agent, the Registrar, the Tender Agent, if any, the Authenticating Agent and the Remarketing Agent, if any, appointed pursuant to the Indenture and the Owners of the Bonds. The Owner of this 1992 Series A Bond, by the acceptance hereof, is deemed to have agreed and consented to the terms and provisions of the Indenture and the Agreement.

The Issuer, the Trustee, the Registrar, the Paying Agent, the Tender Agent, the Authenticating Agent and the Remarketing Agent may deem and treat the person in whose name this Bond is registered on the registration books of the Issuer maintained by the Registrar as the absolute owner hereof for all purposes, whether or not this Bond is overdue, and neither the Issuer, the Trustee, the Registrar, the Paying Agent, the Tender Agent, the Authenticating Agent nor the Remarketing Agent shall be affected by any notice to the contrary.

No covenant or agreement contained in this 1992 Series A Bond, the Indenture or the Agreement shall be deemed to be the covenant or agreement of any elected or appointed Chairman, Secretary-Treasurer, Board member, officer, agent, servant or employee of the Issuer in his individual capacity, and neither the members of the governing body of the Issuer, nor any official executing this 1992 Series A Bond, shall be liable personally on this 1992 Series A Bond or be subject to any personal liability or accountability by reason of the issuance of this 1992 Series A Bond.

[Form for Transfer]

COMPLETE AND SIGN THIS FORM FOR
REGISTRATION OF TRANSFER

For value received hereby sells, assigns and transfers unto             this 1992 Series A Bond and hereby irrevocably constitute and appoints ____________________ Attorney to register such transfer on the books of registration in the office of the Registrar with full power of substitution in the premises.

Dated: __________
NOTE: The signature on this Signature
Signature	assignment must correspond with the name
Guaranteed by:	as written on the face of this Bond in every
particular, without alteration, enlargement or any change whatsoever.

Commercial Bank, Trust
Company or Member Firm of
New York Stock Exchange, Inc.

EXHIBIT A

[FORM OF 1992 SERIES B BONDS]

NO. R-	CUSIP

COMMONWEALTH OF KENTUCKY
KENTON COUNTY AIRPORT BOARD
SPECIAL FACILITIES REVENUE BOND
1992 SERIES B
(DELTA AIR LINES, INC. PROJECT)

Type of Interest Rate Period:	Interest Rate for Long-Term Interest Rate Period Only:	Mandatory Tender Date for Long-Term Interest Rate Period:

For Short-Term Interest Rate Period Only

Interest Rate (%)	First Day of Bond Interest Term and Interest Accrual Date:	First Day of Next Bond Interest Term and Interest Payment Date:	Interest Due on Next Interest Payment Date:	No. of Days: in Bond Interest Term:

Maturity
Date:

Registered Owner:

Dollars

Principal Sum:

FOR VALUE RECEIVED, the Kenton County Airport Board, a public body corporate and politic duly organized and validly existing under the Constitution and laws of the Commonwealth of Kentucky (the “Issuer”), hereby promises to pay (but solely and only from the sources hereinafter described) to the Registered Owner named above, or registered assigns as hereinafter provided, on the Maturity Date identified above, upon the presentation and surrender hereof, the Principal Sum specified above, and to pay (but solely and only from the sources hereinafter described) interest on said Principal Sum from time to time remaining unpaid until payment of said ‘Principal Sum has been made or duly provided for, at the rates and on the dates determined as described herein and in the Indenture (hereinafter defined). The principal of and any redemption premium on this Bond are payable at the principal corporate trust office of Star Bank, B.A., Cincinnati, Ohio (the “Trustee” and “Paying Agent”). Interest on this Bond is payable by (i) check mailed (or as otherwise provided in the Indenture) on the date on which due to the Registered Owner hereof at the address of such Registered Owner shown on the registration books kept by Citibank, N.A., New York, New York (the “Registra”), as of the close of business on the Record Date (as defined in the Indenture) in respect of such interest, or (ii) in the case of Bonds bearing interest at Bond Interest Term Rates, or Bonds (bearing interest other than at a Bond Interest Term Rate) owned by an Owner who is the Registered Owner of Bonds in an aggregate principal amount in excess of $1,000,000 and who, prior to the Record Date next preceding any Interest Payment Date, shall have provided the Paying Agent with wire transfer instructions, by wire transfer; provided that if and while the Bonds bear interest at Bond Interest Term Rates, interest payable hereon is payable only upon presentation hereof to the designated Tender Agent (the “Tender Agent”), at its designated principal office for the delivery of Bonds. Payment of the principal of and interest and any premium on this Bond shall be in such coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

The 1992 Series B Bonds are issued pursuant to and in full compliance with the Constitution and laws of the Commonwealth of Kentucky, including particularly Sections 103.200 to 103.285, inclusive, of the Kentucky Revised Statutes (“the Act”), and pursuant to a Resolution of the Issuer adopted on February ___, 1992. All terms defined in the Indenture and not otherwise defined herein shall have the meaning given thereto in the Indenture.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

IT IS HEREBY CERTIFIED. RECITED AND DECLARED that all acts, conditions and things required by the Constitution and laws of the Commonwealth of Kentucky to exist, to have happened and to have been performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in regular and due form as required by law, and the issuance of this Bond and the series of which it forms a part does not exceed or violate any constitutional or statutory limitation.

THE BONDS AND THE INTEREST THEREON ARE SPECIAL AND LIMITED OBLIGATIONS OF THE ISSUER, AND SHALL NOT BE DEEMED TO CONSTITUTE AN INDEBTEDNESS OR GENERAL OBLIGATION OR A PLEDGE OF THE FAITH AND CREDIT OF THE ISSUER OR THE COMMONWEALTH OF KENTUCKY OR ANY POLITICAL SUBDIVISION THEREOF. NEITHER THE COMMONWEALTH OF KENTUCKY NOR ANY POLITICAL SUBDIVISION THEREOF NOR THE ISSUER SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF THE BONDS, THE INTEREST THEREON OR OTHER COSTS INCIDENT THERETO EXCEPT FROM THE MONEYS PLEDGED THEREFOR AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE ISSUER NOR THE COMMONWEALTH OF KENTUCKY OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE BONDS OR THE INTEREST THEREON OR OTHER COSTS INCIDENT THERETO.

Neither the Chairman, Secretary-Treasurer, Board members, officers or employees of the Issuer nor any person executing this Bond shall be personally liable hereon or be subject to any personal liability or accountability by reason of the issuance hereof.

This Bond shall not be entitled to any right or benefit under the Indenture, or be valid or become obligatory for any purpose, until this Bond shall have been authenticated by manual execution by the Registrar of the Certificate of Authentication inscribed hereon.

IN WITNESS WHEREOF, the Kenton County Airport Board has caused this Bond to be executed with the reproduced facsimile signature of its Chairman and the Issuer’s seal to be reproduced hereon and attested by the reproduced facsimile signature of the Secretary-Treasurer of the Issuer.

KENTON COUNTY AIRPORT BOARD

[Seal]	By:	(facsimile signature)
Chairman

ATTEST:

(facsimile signature)
Secretary-Treasurer

[Form of Certificate of Authentication to appear on Face of Bond]

CERTIFICATE OF AUTHENTICATION

This is to certify that this Bond is one of the Bonds described in the within-mentioned Indenture.

Date of Authentication:	STAR BANK, N.A.
Cincinnati, Ohio
Trustee and Registrar

By:
Authorized Signature

[Form of Reverse of Bond]

This Bond is one of a series of Bonds issued in the aggregate principal amount of $   (the .1992 Series B Bonds.) for the purpose of (i) paying a portion of the estimated cost of the acquisition and construction of certain airport facilities (“the Project Facilities”) at the Cincinnati/Northern Kentucky International Airport (“the Airport”), (ii) paying interest on the 1992 Series B Bonds during construction, and (iii) paying certain costs of issuance of the 1992 Series B Bonds. The 1992 Series B Bonds are issued under and pursuant to a Trust Indenture, dated as of February 1, 1992 (the “Indenture”), between the Issuer and Star Bank, N.A., Cincinnati, Ohio, as Trustee. Simultaneously with the issuance of the 1992 Series B Bonds, the Issuer and Delta Air Lines, Inc. (the .Company.) have entered into a Lease Agreement, dated as of February 1, 1992 (the “Agreement”), under which the Issuer has agreed to issue the 1992 Series B Bonds and the Company has agreed to make certain rental payments to the Issuer sufficient to pay the principal of, redemption premium (if any) and interest on the 1992 Series B Bonds (and on all other Bonds, as hereinafter defined, issued under the Indenture) as the same become due and payable and to pay the purchase price, if any, of the 1992 Series B Bonds (and on all other Bonds issued under the Indenture) required to be purchased under the terms of the Indenture.

The 1992 Series B Bonds (and all other Bonds issued under the Indenture, including the Kenton County Airport Board Special Facilities Revenue Bonds, 1992 Series A (Delta Air Lines, Inc. Project) (the “1992 Series B Bonds”) issued concurrently with the 1992 Series B Bonds) are equally and ratably secured by a pledge under the Indenture of the Trust Estate, which includes the Receipts and Revenues and any moneys realized by the Trustee under a Credit Facility, if any, as hereinafter described and all other moneys received by, or on behalf of, the Trustee, including, without limitation, moneys in the Bond Fund created under and held by the Trustee pursuant to the Indenture and all income and profit from the investment of such moneys, but does not include any moneys or investments held in any Rebate Fund created under the Indenture or in any Bond Purchase Fund created pursuant to the Indenture. The Issuer has assigned to the Trustee as security for the Bonds, its rights, title and interest in and to the Agreement (other than certain rights to indemnification and to payment of certain administrative expenses and certain other rights). The Indenture contains terms and conditions upon which additional bonds may be issued thereunder (such additional bonds, together with the 1992 Series B Bonds and the 1992 Series A Bonds, are hereinafter collectively referred to as the “Bonds”). Such additional Bonds may be issued by the Issuer to finance Project Facilities located at the Cincinnati/Northern Kentucky International Airport or to refund all or any part of the Bonds of any series or of bonds previously issued by the Issuer for the benefit of the Company.

This Bond shall not, as of the Date of Issuance hereof, be secured by a Credit Facility. From and after such Date of Issuance, the 1992 Series B Bonds may be secured from time to time by moneys drawn by the Trustee under any Credit Facility which may be in effect from time to time with respect to the 1992 Series B Bonds.

The term of the 1992 Series B Bonds will be divided into consecutive Interest Rate Periods during each of which the 1992 Series B Bonds shall bear interest at a Weekly Interest Rate (a “Weekly Interest Rate period”), a Long-Term Interest Rate (a “Long-Term Interest Rate Period”), or a Bond Interest Term Rate for one or more consecutive Bond Interest Terms (a “Short-Term Interest Rate Period”). The initial Interest Rate Period shall be a Long-Term Interest Rate Period from February 27, 1992 until the Maturity Dates of the 1992 Series B Bonds (subject to adjustment as hereinafter described) and during such period the 1992 Series B Bonds shall bear interest at the rate set forth on the first page hereof. Subject to certain conditions set forth in the Indenture, the interest rate on the 1992 Series B Bonds may be adjusted from the initial Long-Term Interest Rate Period to 8 Weekly Interest Rate or Bond Interest Term Rates at any time when the 1992 Series B Bonds may be redeemed at the option of the Company in accordance with the redemption provisions described herein, and thereafter again adjusted as described in the Indenture. As hereinafter described, the 1992 Series B Bonds are subject to mandatory purchase on the first day of any Interest Rate Period, as hereinafter described.

This Bond shall bear interest from and including the Interest Accrual Date (hereinafter defined) immediately preceding the date of authentication hereof, or, if such date of authentication is an Interest Accrual Date to which interest on this Bond has been paid or duly provided for, or the date of initial authentication hereof, then from the date of authentication hereof; provided, however, if interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for registration of transfer or exchange shall bear interest from the date to which interest has been paid in full on the Bonds or if no interest has been paid on the Bonds, from February 1, 1992.

During any Weekly Interest Rate Period, interest on the Bonds shall be payable on each Interest Payment Date for the period commencing on the immediately preceding Interest Accrual Date (or, if any Interest Payment Date is not a Wednesday, commencing on the second preceding Interest Accrual Date) and ending on the Tuesday immediately preceding the Interest Payment Date (or, if sooner, the last day of the Weekly Interest Rate Period). During any Short-Term Interest Rate Period or Long-Term Interest Rate Period, interest on this Bond shall be payable on each Interest Payment Date for the period commencing on the immediately preceding Interest Accrual Date and ending on the day immediately preceding such Interest Payment Date. In any event, interest on this Bond shall be payable for the final Interest Rate Period to the date on which this Bond shall have been paid in full. Interest shall be computed, in the case of a Long-Term Interest Rate Period, on the basis of a 360-day year consisting of twelve 30-day months, and in the case of any other Interest Rate Period, on the basis of a 365 or 366-day year, as appropriate, and the actual number of days elapsed. The Bonds may be issued in the form of fully registered Bonds in the denominations of (i) $5,000 and any integral multiple thereof during any Long-Term Interest Rate Period, and (ii) $100,000 and any integral multiple of $5,000 in excess of $100,000 during any Weekly Interest Rate Period or Short-Term Interest Rate Period (the “Authorized Denominations”).

The term “Interest Accrual Date” means (i) with respect to any Weekly Interest Rate Period, the first day thereof and, thereafter, the first Wednesday of each calendar month during that Weekly Interest Rate Period, (ii) with respect to any Long- Term Interest Rate Period, the first day thereof and, thereafter, each Interest Payment Date in respect thereof, other than the last such Interest Payment Date, and (iii) with respect to each Bond Interest Term within a Short-Term Interest Rate Period, the first day thereof. The term “Interest Payment Date” means (1) with respect to any Weekly Interest Rate Period, the first Wednesday of each calendar month, or, if such first Wednesday shall not be a Business Day, the next succeeding Business Day, (2) with respect to any Long-Term Interest Rate Period, the first day of a month and the first day of each sixth month thereafter, as determined by the Company, or if any of such days shall not be a Business Day, the next succeeding Business Day, the first Interest Payment Date during a Long-Term Interest Rate Period being the first day of such month which is at least 90 days from the first day of such Long-Term Interest Rate Period, (3) with respect to any Bond Interest Term, the day next succeeding the last day thereof, and (4) with respect to each Interest Rate Period, the day next succeeding the last day thereof. The term -Business Day. means any day other than a Saturday, a Sunday or any other day on which banks located in the cities in which the principal offices. of the Trustee, the Tender Agent, the Paying Agent, the Registrar, the Remarketing Agent, the Company, the Authenticating Agent and the issuer of any Credit Facility are located are authorized or required to remain closed.

The interest rate on the 1992 Series B Bonds shall be determined as follows:

(1) Weekly Interest Rate. During each Weekly Interest Rate Period, this Bond shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent on Tuesday of each week during such Weekly Interest Rate Period, or if such day shall not be a Business Day, then on the next succeeding Business Day. The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall be determined on or prior to the first day of such Weekly Interest Rate Period and shall apply to the period commencing on the first day of such Weekly Interest Rate Period and ending on the next succeeding Tuesday. Thereafter, each Weekly Interest Rate shall apply to the period commencing on Wednesday and ending on the next succeeding Tuesday, unless such Weekly Interest Rate Period shall end on a day other than Tuesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on Wednesday preceding the last day of such Weekly Interest Rate Period and ending on the last day of such Weekly Interest Rate Period. The Weekly Interest Rate shall be the rate of interest per annum determined by the Remarketing Agent (based on the examination of tax-exempt obligations comparable in the judgment of the Remarketing Agent to the 1992 Series B Bonds and known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) to be the minimum interest rate which, if borne by the 1992 Series B Bonds, would enable the Remarketing Agent to sell the 1992 series B Bonds on such date of determination at a price (without regarding accrued interest) equal to the principal amount thereof. In the event that the Remarketing Agent fails to establish a Weekly Interest Rate for any week, then the Weekly Interest Rate for such week shall be the same as the Weekly Interest Rate for the immediately preceding week that was determined by “the Remarketing Agent. In the event that the Weekly Interest Rate for the immediately preceding week was not determined by the Remarketing Agent, or in the event that the Weekly Interest Rate determined by the Remarketing Agent shall be held to be invalid or unenforceable by a court of law, then the interest rate for such week shall be calculated by the Trustee and shall be equal to 75% of the rate on 30-day High-Grade unsecured commercial paper notes sold through dealers by major corporations as reported in the Wall Street Journal on the day the Weekly Interest Rate would otherwise be determined as provided in the Indenture for such Weekly Interest Rate Period.

(2) Long-Term Interest Rate. During each Long-Term Interest Rate Period, the 1992 Series B Bonds shall bear interest at the Long-Term Interest Rate. The Long-Term Interest Rate for the 1992 Series B Bonds shall be determined by the Remarketing Agent on a Business Day no later than the effective date of such Long-Term Interest Rate Period with respect to the 1992 Series B Bonds. The Long-Term Interest Rate (except for the initial Long-Term Interest Rate determined for this Bond) shall be the rate of interest per annum determined by the Remarketing Agent (based on the examination of tax-exempt obligations comparable in the judgment of the Remarketing Agent to the 1992 Series B Bonds and known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) to be the minimum interest rate at which the Remarketing Agent will agree to purchase the 1992 Series B Bonds on such effective date for resale at a price (without regarding accrued interest) equal to the principal amount thereof.

(3) Bond Interest Terms and Bond Interest Term Rates. During each Short-Term Interest Rate Period, this 1992 Series B Bond shall bear interest during each Bond Interest Term for this 1992 Series B Bond at the Bond Interest Term Rate for this 1992 Series B Bond. The Bond Interest Term and Bond Interest Term Rate for this 1992 Series B Bond shall be determined by the Remarketing Agent no later than the first day of each Bond Interest Term. The Bond Interest Term and the Bond Interest Term Rate need not be the same for any two 1992 Series B Bonds, even if determined on the same date. The Bond Interest Term for this “1992 Series B Bond shall be a period of not more than 270 days, determined by the Remarketing Agent to be the period which, together with all other Bond Interest Terms for all 1992 Series B Bonds then outstanding under the Indenture, will result in the lowest overall interest expense on such 1992 Series B Bonds over the next succeeding 270 days, taking into account certain factors set forth in the Indenture. Any 1992 Series B Bond purchased on behalf of the Company and remaining unsold by the Remarketing Agent as of the close of business on the first day of the Bond Interest Term for that 1992 Series B Bond shall have a Bond Interest Term of one day or, if that Bond Interest Term does not end on a day immediately preceding-a Business Day, a Bond Interest Term ending on the day immediately preceding the next Business Day. If for any reason a Bond Interest Term for any 1992 Series B Bond cannot be so determined by the Remarketing Agent, or if the determination of such Bond Interest Term is held by a court of law to be invalid or unenforceable, then such Bond Interest Term shall be thirty days, but if the last day so determined shall not be 8 day immediately preceding a Business Day, shall end on the first day immediately preceding the Business Day next succeeding such last day, or if such last day would be after the day immediately preceding the Maturity Date, shall end on the day immediately preceding the Maturity Date.

The Registrar shall give notice by first class mail of any adjustment in the Interest Rate Period not less than twelve days prior to the effective date of such Interest Rate Period, or, in the case of an adjustment from a Long-Term Interest Rate Period, not less than thirty days prior to the effective date of such Long Term Interest Rate Period. In the event of an adjustment in the Interest Rate Period applicable to the 1992 Series B Bonds, the 1992 Series B Bonds shall be subject to mandatory tender for purchase as hereinafter described.

The Company shall have the right to deliver to the Trustee, Registrar, Remarketing Agent, Tender Agent, Paying Agent, Authenticating Agent and Credit Bank on or prior to 10:00 a.m., New York City time, on the effective date of any such adjustment of an Interest Rate Period a notice to the effect that the Company elects to rescind its election to make such adjustment. In connection with any adjustment of the Interest Rate Period on the Bonds, the Company (if such election is not rescinded as provided in the prior sentence) is obligated to cause to be provided to the Issuer, the Trustee, the Company and the Remarketing Agent a Favorable Opinion of Bond Counsel on the effective date of such adjustment. In addition, certain other conditions precedent exist to the conversion to a Long-Term Interest Rate Period as described in the Indenture. In the event that Bond Counsel fails to deliver a Favorable Opinion of Bond Counsel on the effective date of any adjustment in the Interest Rate Period, the Company rescinds its election to make such adjustment or the other conditions to adjustment of any Interest Rate Period as provided in the Indenture are not met, then the 1992 Series B Bonds shall continue to bear interest at a Weekly Interest Rate or Bond Interest Term Rates, as the case may be, as in effect immediately prior to such proposed adjustment in the Interest Rate Period, or, in the event that the 1992 Series B Bonds are being adjusted from a Long-Term Interest Rate Period, then the 1992 Series B Bonds shall be adjusted to bear interest at a Weekly Interest Rate on the date which would have been the effective date of such change in the Interest Rate; provided, however, that if notice of such adjustment has been mailed to the Owners of the 1992 Series B Bonds then the 1992 Series B Bonds shall continue to be subject to mandatory tender for purchase on the date that would have been the effective date of such adjustment as provided below.

Purchase of 1992 Series B Bonds Durina Weekly Interest Rate Period. During any Weekly Interest Rate period, this 1992 Series B Bond shall be purchased (in whole) at the option of the Owner on any Business Day at a purchase price equal to the principal amount hereof plus accrued interest, if any, from. and including the Interest Accrual Date immediately preceding the date of purchase through and including the day immediately preceding the date of purchase, unless the date of purchase shall be an Interest Accrual Date, in which case at a purchase price equal to the principal amount hereof, payable by wire transfer in immediately available funds, upon delivery to the Tender Agent at its Principal Office for delivery of notices of an irrevocable written notice which states the principal amount of this Bond and the date on which the same shall be purchased, which date shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such notice to the Tender Agent. Any notice delivered to the Tender Agent after 4:00 p.m., New York City time, shall be deemed to have been received on the next succeeding Business Day. For payment of such purchase price on the date specified in such notice, this Bond must be delivered, at or prior to 10:00 a.m., New York City time, on the date specified in such notice, to the Tender Agent at its Principal Office for delivery of Bonds, accompanied by an instrument of transfer hereof, in form satisfactory to the Tender Agent, executed in blank by the Owner hereof or his duly authorized attorney, with such signature guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange, Inc. In the event this Bond is in Book-Entry Only System format, Depository Trust Company shall deliver to the Tender Agent such documentation and information as required by the Tender Agent.

Mandatory Tender for Purchase On Day Next Succeeding the Last Dav of Each Bond Interest Term. On the day next succeeding the last day of each Bond Interest Term for this 1992 Series B Bond, unless such day is the first day of a new Interest Rate Period, this 1992 Series B Bond shall be purchased from its Owner at a purchase price equal to the principal amount hereof, payable in immediately available funds, if this 1992 Series B Bond is delivered to the Tender Agent on or prior to 10:00 a.m., New York City time, on such day, or if delivered after 10:00 a.m., on the next succeeding Business Day. The purchase price of this 1992 Series B Bond so purchased shall be payable only upon surrender of this 1992 Series B Bond to the Tender Agent at its Principal Office for delivery of 1992 Series B Bonds, accompanied by an instrument of transfer hereof, in form satisfactory to the Tender Agent, executed in blank by the Owner hereof or his duly-authorized attorney, with such signature guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange, Inc.

Mandatory Tender for Purchase on First Dav of Each Interest Rate Period. This 1992 Series B Bond shall be subject to mandatory tender for purchase on the first day of each Interest Rate Period for the 1992 Series B Bonds, or on the day which would have been the first day of an Interest Rate Period in the event that one of the conditions precedent to the adjustment to a new Interest Rate Period shall not be met or the Company shall have “rescinded its election to make such adjustment, as described in the Indenture, at a purchase price, payable in immediately available funds, equal to the principal amount hereof or, in the case of a purchase on the first day of an Interest Rate Period which shall be preceded by a Long-Term Interest Rate Period and which shall commence prior to the day originally established as the last day of such preceding Long-Term Interest Rate Period, at a purchase price equal to the optional redemption price set forth herein which would have been applicable to such Bonds on such date if such preceding Long-Term Interest Rate Period had continued to the day originally established as its last day, plus accrued interest, if any.

Mandatory Tender for Purchase Upon Termination. Expiration. Reduction. Modification or Replacement of Credit Facility. As a result of (1) the termination or expiration of any Credit Facility then in effect for the 1992 Series B Bonds, (2) the occurrence of an event of default under the Reimbursement Agreement relating to such Credit Facility (the “Reimbursement Agreement”) or (3) such Credit Facility being reduced, replaced or modified with the effect that this 1992 Series B Bond is no longer payable from such Credit Facility (in each case, whether or not any Alternate Letter of Credit or Alternate Credit Facility has been obtained) or the amount of coverage with respect thereto being reduced or not being reinstated following a draw on the Credit Facility with respect to interest on this Bond, then (but only in the circumstances where the Letter of Credit has not been renewed or replaced by an Alternate Letter of Credit issued and delivered at least forty-five days prior to the termination, expiration, reduction or modification on the fifth day preceding any termination, expiration, reduction or modification of the Credit Facility, or, in the case of the failure of the Credit Bank to reinstate the amount payable on the Credit Facility as to interest within the time permitted thereby, a Business Day not less than ten days but not more than fifteen days after the Credit Bank shall have failed to reinstate the amount payable on the Credit Facility with respect to interest, this Bond shall be purchased or deemed purchased. The purchase price for this Bond if so purchased shall be equal to the principal amount of this Bond plus accrued interest plus redemption premium (if any).

The purchase price of this Bond if so purchased shall be payable only upon delivery of this Bond to the Tender Agent at its principal office for the delivery of Bonds, accompanied by an instrument of transfer hereof, in form satisfactory to the Tender Agent, executed in blank by the Owner hereof or his duly authorized attorney, with such signature guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange, Inc., at or prior to 10:00 a.m., New York City time, on the date specified for such delivery in the notice of such expiration or termination of the Credit Facility delivered pursuant to the Indenture, or, if no such date shall have been so specified, on the fifth Business Day preceding such expiration, termination, reduction or modification of the Credit Facility. In the event that, as a result of any such expiration, termination, replacement, reduction or modification of the Credit Facility, the Tender Agent (upon receipt from the Owner thereof in exchange for payment of the purchase price thereof) shall present this Bond to the Registrar for notation thereon of any distinguishing mark required to be included thereon at the request of any rating agency then rating such Bonds or at the request of the Company. In the event that in connection with any reduction of the amounts payable under the Credit Facility, the Company shall deliver to the Trustee, the Tender Agent, the Remarketing Agent and the Registrar, prior to the date that notice of such reduction is given by the Registrar, written evidence from Moody’s, if the 1992 Series B Bonds are then rated by Moody’s, or S&P, if the 1992 Series B Bonds are then rated by S&P, to the effect that such reduction, in and of itself, will not result in the withdrawal or reduction of the rating(s) then applicable to the 1992 Series B Bonds and a Favorable Opinion of Bond Counsel, then the 1992 Series B Bonds shall not be subject to mandatory tender for purchase as a result of such reduction.

The giving of notice by an Owner of this 1992 Series B Bond that such Owner elects to have this 1992 Series B Bond purchased during a Weekly Interest Rate Period as described above shall constitute the irrevocable tender for purchase of this 1992 Series B Bond with respect to which such notice shall have been given regardless of whether this 1992 Series B Bond shall be delivered to the Tender Agent for purchase on the relevant purchase date as provided in the Indenture.

The Tender Agent may refuse to accept delivery of any 1992 Series B Bond for which a proper instrument of transfer has not been provided; such refusal, however, shall not affect the validity of the purchase of this 1992 Series B Bond as herein described. If any Owner of a 1992 Series B Bond who shall have given notice of tender of purchase pursuant hereto or any Owner of a 1992 Series B Bond subject to mandatory tender for purchase pursuant hereof shall fail to deliver such 1992 Series B Bond properly endorsed to the Tender Agent for such 1992 Series B Bond at the place and on the applicable date and at the time specified, such 1992 Series B Bond shall constitute an Undelivered Bond. If funds in the amount of the purchase price of any Undelivered Bond are available for payment to the Owner thereof on the date and at the time specified, then from and after the date and time of that required delivery, (1) such Undelivered Bond shall no longer be deemed to be outstanding under the Indenture; (2) interest shall no longer accrue thereon; and (3) funds in the amount of the purchase price of the Undelivered Bond shall be held by the Tender Agent for the benefit of the Owner thereof, to be paid upon delivery (and proper endorsement) of the Undelivered Bond to the Tender Agent at its Principal Office for delivery of 1992 Series B Bonds. Any funds held by the Tender Agent for the purchase of Undelivered Bonds shall be held uninvested.

No Remarketing Agent shall be appointed for the 1992 Series B Bonds on the Date of Issuance of such Bonds. The Company may, with the consent of the Issuer, appoint a Remarketing Agent for the 1992 Series B Bonds after such Date of Issuance; provided, however, that a Remarketing Agent shall be appointed by the Company prior to the time a Remarketing Agent shall be required to perform the duties and obligations imposed upon it under the Indenture. Any Remarketing Agent so appointed shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it under the Indenture by written instrument.

Redemption Provisions. The 1992 Series B Bonds shall be subject to redemption prior to maturity as follows:

(a) (i)    On any Interest Payment Interest Rate Period, the 1992 Series subject to optional redemption by the direction of the Company, in whole or redemption price of par; and

(ii)    On the day succeeding the last day of any Bond Interest Term with respect to any 1992 Series B Bond, such 1992 Series B Bond shall be subject to optional redemption by the Issuer, at the direction of the Company, in whole or in part, at a redemption price of par.

(b) (i)    During the Long-Term Interest Rate Period commencing on the Date of Issuance of the 1992 Series B Bonds, the 1992 Series B Bonds shall be subject to optional redemption as follows:

The 1992 Series B Bonds maturing on February 1,  are subject to redemption by the Issuer, at the direction of the Company, at any time and from time to time, in whole or in part, on or after February 1 ______, upon written notice of the exercise of the option to redeem delivered to the Issuer and the Trustee by the Company, at the redemption prices (expressed as a percentage of the principal amount thereof) and during the redemption periods set forth below, plus accrued interest, if any, to the date fixed for redemption:

Redemption Periods (Both Dates Inclusive)	Redemption Prices (Percentage of Principal Amount
February 1, ____ to January 31, ____ February 1, ____ to January 31, ____ February 1, ____ and thereafter	%

(c)    During any Long-Term Interest Rate Period the 1992 Series B Bonds (except during the Long-Term Interest Rate Period for the 1992 Series B Bonds commencing on the Date of Issuance of the 1992 Series B Bonds) shall be subject to optional redemption by the Issuer, at the direction of the Company, on the first day thereof, in whole or in part, at the redemption price of par, and thereafter, during the periods specified below or, if a Favorable Opinion of Bond Counsel is delivered as provided in the Indenture, during the periods specified in the notice of the Company to the Registrar pursuant to the Indenture, in whole at any time or in part from time to time, at the redemption prices (expressed as a percentage of principal amount) hereinafter indicated or specified in the notice of the Company to the Registrar pursuant to the Indenture, plus accrued interest, if any, to the redemption date.

Length of Long-Term Interest Rate Period (expressed in years)	Redemption Prices

greater than 15	after 10 years at 102%, declining by 1% every year to 100%

less than or equal to 15 and greater than 10	after 7 years at 102%, declining by 1% every year to 100%

less than or equal to 10 and greater than 7	after 5 years at 102%, declining by 1% every year to 100%

less than or equal to 7	after 3 years at 101%, declining by 1% every year to 100%

less than or equal to 4	after 2 years at 100%

(d)    The 1992 Series B Bonds shall be subject to extraordinary optional redemption by the Issuer, at the direction of the Company, in whole or in part at any time at a redemption price of par plus accrued interest, if any, to the redemption date, if the Company shall deliver to the Trustee a certificate of an Authorized Company Representative certifying that:

(i)    The Company shall have determined, in its sole discretion, that the continued operation of one or more of the Project Facilities or a substantial portion of one or more of the Project Facilities is impracticable, uneconomical or undesirable for any reason, including, without limitation, the imposition upon the Company with respect thereto of unreasonable burdens or excessive liabilities, which shall be deemed to include, without limitation, the imposition or substantial increase of ad valorem property taxes or taxes on the leasing or use of the Project Facilities or a substantial portion thereof or on amounts payable with respect thereto; or

(ii)    All or a substantial portion of one or more of the Project Facilities shall have been damaged, destroyed, condemned or taken by eminent domain or sold under a reasonably apprehended threat of condemnation or such portion of one or more of the Project Facilities or the use or control thereof shall have been condemmed or taken by eminent domain or sold under a reasonably apprehended threat of condemnation as to render the Project Facilities or a substantial portion of one or more of the project Facilities unsatisfactory for their intended uses, as determined by the Company in its sole discretion; or

(iii)    the construction or operation of one or more of the Project Facilities or a substantial portion or one or more of the Project Facilities shall have been enjoined or prevented or shall have otherwise been prohibited by, or shall conflict with, any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body.

To exercise any such option with respect to all or a portion of the 1992 Series B Bonds, the Company shall give written notice to the Trustee, which notice shall specify the Project Facilities affected by the above specified events and the principal amount of Bonds of such Series to be redeemed, including the .maturity or maturities of the 1992 Series B Bonds to be redeemed. Such notice shall also specify a redemption date, which date may not be earlier than 30 days after such notice is given, and shall further specify that, as determined by the Company, one or more of such events has occurred or one or more of such conditions is continuing, which determination shall be conclusive.

(e)    The 1992 Series B Bonds shall be subject to mandatory redemption by the Issuer, in whole, or in such part as will, in the opinion of Bond Counsel, preserve the exclusion from gross income for federal income tax purposes of the interest on the 1992 Series B Bonds remaining Outstanding, or either of such Series, at a redemption price of par, plus accrued interest, if any, to the redemption date, on the 180th day (or such earlier date as may be designated by the Company) after a Determination of Taxability (provided however, that if the lien of the Indenture has been defeased prior to a Determination of Taxability, the 1992 Series B Bonds will not be subject to redemption, except for any redemption provided for in connection with such defeasance.

(f)    The 1992 Series B Bonds, or an appropriate allocable portion thereof, shall be redeemed by the Issuer at a redemption price equal to 100% of the principal amount thereof, without redemption premium, plus accrued interest, if any, to the redemption date, within 60 days (i) following the automatic termination of the Agreement as to the Project Facilities located on a site covered by any ground lease as a result of the termination of such ground lease in accordance with its terms, or (ii) following the failure by the Company, at any time during which any 1992 Series B Bonds are outstanding, to exercise any option to renew the term of the Agreement as to the Project Facilities, or portion thereof, then existing and leased under the Agreement on the applicable term expiration date subsequent to the expiration of the initial term thereof, which initial term expires on December 31, 2015.

(g)    Any Series of Additional Bonds shall be subject to any mandatory sinking fund redemptions provided in the Supplemental Indenture providing for the issuance of such Series of Additional Bonds.

(h)    Any Series of Additional Bonds shall be subject to any optional redemptions provided in the Supplemental Indenture providing for the issuance of such Series of Additional Bonds.

If less than all of the Bonds at the time outstanding are to be called for redemption, the particular Bonds or units thereof in Authorized Denominations shall be selected by the Registrar, by lot in such manner as the Registrar in. its discretion may deem proper. Any Bonds and portions of Bonds which have been duly selected for redemption and which are deemed to be paid in accordance with the Indenture shall cease to bear interest on the specified redemption date and shall thereafter cease to be entitled to any lien, benefit or security under the Indenture.

The transfer of this 1992 Series B Bond shall be registered upon the registration books kept at the principal corporate trust office of the Registrar, upon surrender of this 1992 Series B Bond at said office, together with the attached instrument of transfer duly executed by the Owner or his duly authorized attorney.

The Owner of this 1992 Series B Bond shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

With certain exceptions as provided therein, the Indenture and the Agreement may be modified or amended only with the consent of the Owners of not less than a majority in aggregate principal amount of all Bonds outstanding under the Indenture.

Reference is hereby made to the Indenture and the Agreement, copies of which are on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Issuer, the Company, the Trustee, the Paying Agent, the Registrar, the Tender Agent, if any, the Authenticating Agent and the Remarketing Agent, if any, appointed pursuant to the Indenture and the Owners of the Bonds. The Owner of this 1992 Series B Bond, by the acceptance hereof, is deemed to have agreed and consented to the terms and provisions of the Indenture and the Agreement.

The Issuer, the Trustee, the Registrar, the Paying Agent, the Tender Agent, the Authenticating Agent and the Remarketing Agent may deem and treat the person in whose name this Bond is registered on the registration books of the Issuer maintained by the Registrar as the absolute owner hereof for all purposes, whether or not this Bond is overdue, and neither the Issuer, the Trustee, the Registrar, the Paying Agent, the Tender Agent, the Authenticating Agent nor the Remarketing Agent shall be affected by any notice to the contrary.

No covenant or agreement contained in this 1992 Series B Bond, the Indenture or the Agreement shall be deemed to be the covenant or agreement of any elected or appointee Chairman, Secretary-Treasurer, Board member, officer, agent, servant or employee of the Issuer in his individual capacity, and neither the members of the governing body of the Issuer, nor any official executing this 1992 Series B Bond, shall be liable personally on this 1992 Series B Bond or be subject to any personal liability or accountability by reason of the issuance of this 1992 Series B Bond.

[Form for Transfer]

COMPLETE AND SIGN THIS FORM FOR
REGISTRATION OF TRANSFER

For value received ______________ hereby sells, assigns and transfers unto this 1992 Series B Bond and hereby irrevocably constitute and appoints Attorney to register such transfer on the books of registration in the office of the Registrar with full power of substitution in the premises.

Dated: ___________
NOTE: The signature on this Signature
Signature	assignment must correspond with the name
Guaranteed by:	as written on the face of this Bond in every
particular, without alteration, enlargement or any change whatsoever.

Commercial Bank, Trust
Company or Member Firm of
New York Stock Exchange, Inc.